Exhibit 2.1

EXECUTION VERSION

REAL ESTATE PURCHASE AND SALE AGREEMENT

BETWEEN

FIFTY NORTHERN AVENUE LLC AND ELEVEN FAN PIER BOULEVARD LLC,
AS SELLER,

AND

SENIOR HOUSING PROPERTIES TRUST,
AS PURCHASER,

CONCERNING PROPERTY COMMONLY KNOWN AS

VERTEX PHARMACEUTICALS HEADQUARTERS

LOCATED AT

50 NORTHERN AVENUE AND 11 FAN PIER BOULEVARD,
BOSTON, MASSACHUSETTS

i

TABLE OF CONTENTS

(CONTINUED)

TABLE OF CONTENTS

(CONTINUED)

List of Exhibits and Schedules

Exhibit A-1	50 Northern Land Legal Description
Exhibit A-2	11 Fan Pier Land Legal Description
Schedule 1.1-A	City/BRA Agreements
Schedule 1.1-B	Fan Pier Logo
Schedule 1.1-C	Form of Boat Building Lease
Schedule 1.1-D	Brokerage Agreements
Schedule 1.1-E	Form of Cafeteria Lease
Schedule 1.1-F	Contracts
Schedule 1.1-G	Form of Final Completion Assignment Agreement
Schedule 1.1-H	Form of Final Lien Waiver
Schedule 1.1-I	Listed Permits
Schedule 1.1-J	Rent Roll
Schedule 1.1-K	Reports
Schedule 1.1-L	Form of Starbucks Lease
Schedule 1.1-M	Form of Water Transportation Contribution Escrow Agreement
Schedule 3.1	Form of Escrow Agreement
Schedule 4.1	Certain Permitted Exceptions
Schedule 6.1(c)	Form of Vertex Estoppel
Schedule 6.1(d)	Form of Tenant/Seller Estoppel
Schedule 6.1(e)(i)	Form of Final Completion Certificate
Schedule 6.1(f)-1	Form of Declaration Estoppel (Off-Record)
Schedule 6.1(f)-2	Form of Declaration Estoppel (Recordable)
Schedule 6.1(g)	Form of Garage REA Estoppel
Schedule 6.1(r)	Form of IDAA Assignment and Assumption Agreement
Schedule 7.3(a)(iv)	50 Northern Seller Disclosures
Schedule 7.3(b)	50 Northern Property Disclosures
Schedule 7.4(a)(iv)	11 Fan Pier Seller Disclosures
Schedule 7.4(b)	11 Fan Pier Property Disclosures
Schedule 8.2(a)-1	Form of 50 Northern Deed
Schedule 8.2(a)-2	Form of 11 Fan Pier Deed
Schedule 8.2(e)	Form of Assignment and Assumption Agreement
Schedule 9.2(c)-1	Form of 11 Fan Pier Master Lease
Schedule 9.2(c)-2	Form of 50 Northern Master Lease
Schedule 9.3(c)	Form of Declaration Delegation
Schedule 9.3(d)	Form of Garage REA Delegation
Schedule 9.3(e)	Form of IDAA Delegation

REAL ESTATE PURCHASE AND SALE AGREEMENT

This REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of February 10, 2014 by and between Fifty Northern Avenue LLC, a Delaware limited liability company (“50 Northern Seller”), and Eleven Fan Pier Boulevard LLC, a Delaware limited liability company (“11 Fan Pier Seller”; 50 Northern Seller and 11 Fan Pier Seller are collectively referred to herein as “Seller”), each having an office c/o Cornerstone Real Estate Advisers LLC, 180 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and Senior Housing Properties Trust, a Maryland real estate investment trust (the “Purchaser”), having an office at Two Newton Place, 255 Washington Street, Newton, Massachusetts 02458.  Seller and Purchaser are sometimes referred to in this Agreement as the “Parties” and each individually as a “Party”.

In consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1            Definitions.  For purposes of this Agreement, capitalized terms not otherwise defined herein have the meanings set forth below:

“11 Fan Pier Architect’s Contract” shall mean (i) the 11 Fan Pier Base Building Architect’s Contract and (ii) the 11 Fan Pier Finish Work Architect’s Contract.

“11 Fan Pier Base Building Architect” shall mean Elkus Manfredi Architects, Ltd., and any replacement architect selected by 11 Fan Pier Seller from time to time.

“11 Fan Pier Base Building Architect’s Contract” shall mean that certain “Standard Form of Agreement between Owner and Architect,” AIA Document B101-2007 dated as of May 14, 2011, between 11 Fan Pier Base Building Architect and 11 Fan Pier Seller, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“11 Fan Pier Base Building General Contractor” shall mean Turner, and any bondable replacement General Contractor licensed in the Commonwealth of Massachusetts, engaged by 11 Fan Pier Seller with respect to the construction of the 11 Fan Pier Base Building Work.

“11 Fan Pier Base Building General Contractor’s Agreement” shall mean that certain Standard Form of Agreement between Owner and Contractor Where the Basis of Payment is The Cost of the Work Plus a Fee with a Guaranteed Maximum Price, AIA Document A102 — 2007 dated as of June 27, 2011, by and between 11 Fan Pier Seller and 11 Fan Pier Base Building General Contractor, with respect to the construction of the 11 Fan Pier Base Building Work and the 11 Fan Pier Required Off-Site Improvements, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“11 Fan Pier Base Building Plans and Specifications” shall mean the plans and specifications for the 11 Fan Pier Base Building Work prepared by the 11 Fan Pier Base Building Architect and more particularly identified in the 11 Fan Pier Base Building General Contractor’s Agreement, as the same have been modified, all of which are included in the Due Diligence Materials and as the same may be further amended and supplemented from time to time in accordance with Section 9.1(a).

“11 Fan Pier Base Building Work” has the meaning set forth in Section 1.01 of Exhibit 10.03 to the Vertex 11 Fan Pier Lease for “Base Building Work.”

“11 Fan Pier City/BRA Agreements” shall mean those certain agreements identified on Schedule 1.1-A as pertaining to the 11 Fan Pier Property.

“11 Fan Pier Construction Employment Plan” shall mean that certain Boston Residents Construction Employment Plan for Fan Pier Parcel B dated as of June 15, 2011 by and between 11 Fan Pier Seller, the Boston Redevelopment Authority and the Boston Employment Commission.

“11 Fan Pier Deed” shall mean (i) that certain Quitclaim Deed (Fan Pier Parcel B) dated May 4, 2011, from Developer, as grantor, to 11 Fan Pier Seller, as grantee, recorded in the Registry in Book 47884, Page 68, as amended by that certain Amendment to Deed Covenants (Fan Pier Parcel B) dated as of August 24, 2012 between Developer and 11 Fan Pier Seller, recorded in the Registry in Book 50139, Page 303, and (ii) that certain Quitclaim Deed (Fan Pier Sub-Surface Parcel B-1) dated November 26, 2012, from Parcel E Owner, as grantor, to 11 Fan Pier Seller, as grantee, recorded in the Registry in Book 50548, Page 201, each as amended by that certain Second Amendment to Deed Covenants (Fan Pier Parcel B) dated as of January 2, 2014 between Developer and 11 Fan Pier Seller, recorded in the Registry in Book 52589, Page 251, and as the same may be further amended from time to time in accordance with this Agreement.

“11 Fan Pier Development Fee” has the meaning set forth in Section 11.15 of Exhibit 10.03 to the Vertex 11 Fan Pier Lease for “Development Fee”.

“11 Fan Pier Excess Costs” shall have the meaning set forth for “Excess Costs” in the Vertex 11 Fan Pier Lease.

“11 Fan Pier Finish Work” shall have the meaning set forth in Section 4.01 of Exhibit 10.03 to the Vertex 11 Fan Pier Lease for “Finish Work.”

“11 Fan Pier Finish Work Architect” shall mean Elkus Manfredi Architects, Ltd., and any replacement architect selected by 11 Fan Pier Seller from time to time.

“11 Fan Pier Finish Work Architect’s Contract” shall mean that certain “Standard Form of Agreement between Owner and Architect,” AIA Document B101-2007 dated as of September 21, 2011 between 11 Fan Pier Seller and 11 Fan Pier Finish Work Architect, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“11 Fan Pier Finish Work Changes” shall have the meaning set forth for “Finish Work Changes” in the Vertex 11 Fan Pier Lease.

“11 Fan Pier Finish Work General Contractor” shall mean Turner, or any other General Contractor selected by 11 Fan Pier Seller and approved by Vertex in accordance with the terms of the Vertex 11 Fan Pier Lease to construct the 11 Fan Pier Finish Work.

“11 Fan Pier Finish Work General Contractor’s Agreement” shall mean that certain “Standard Form of Agreement between Owner and Contractor Where the Basis of Payment is The Cost of the Work Plus a Fee with a Guaranteed Maximum Price,” AIA Document A102 — 2007 dated as of July 10, 2012, by and between 11 Fan Pier Seller and 11 Fan Pier Finish Work General Contractor, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“11 Fan Pier Finish Work Plans and Specifications” shall mean the plans and specifications for the 11 Fan Pier Finish Work prepared by the 11 Fan Pier Finish Work Architect and more particularly identified in the 11 Fan Pier Finish Work General Contractor’s Agreement, as the same have been modified, all of which are included in the Due Diligence Materials and as the same may be further amended and supplemented from time to time in accordance with Section 9.1(a).

“11 Fan Pier Flammable Storage License” shall have the meaning set forth in Schedule 1.1-I.

“11 Fan Pier General Contractors’ Agreement” shall mean, collectively, (i) the 11 Fan Pier Base Building General Contractor’s Agreement and (ii) the 11 Fan Pier Finish Work General Contractor’s Agreement.

“11 Fan Pier Improvements” shall mean a class A office, research laboratory and retail/restaurant building containing approximately 439,194 square feet of gross floor area (as defined in the Boston Zoning Code) and approximately 546,714 square feet of rentable floor area (based on a modified ANSI/BOMA Z65.1-1996 method of measurement) on 16 floors (including a mid-height mechanical floor), plus a two-level mechanical penthouse, a three level parking facility located under the building (and under Fan Pier Boulevard and Liberty Drive) totaling approximately 450 parking spaces and a two-level pedestrian bridge connecting the building described above to the 50 Northern Improvements, consisting of the following:  (i) the 11 Fan Pier Base Building Work, (ii) the 11 Fan Pier Finish Work, (iii) all other improvements to be built or installed by 11 Fan Pier Seller on the 11 Fan Pier Land in accordance with the terms of the Vertex 11 Fan Pier Lease and the 11 Fan Pier Plans and Specifications, as contemplated by this Agreement, and (iv) any other buildings, structures and other improvements located on the 11 Fan Pier Land as of the Effective Date, as any of the foregoing may be modified from time to time by reason of modification to the 11 Fan Pier Plans and Specifications in accordance with Section 9.1(a).

“11 Fan Pier Land” shall mean the land more particularly described on Exhibit A-2 attached hereto.

“11 Fan Pier Leases” shall mean the Vertex 11 Fan Pier Lease and the 11 Fan Pier Other Leases.

“11 Fan Pier Master Lease” shall have the meaning set forth in Section 9.2(c).

“11 Fan Pier Master Leased Premises” shall mean the portions of the retail areas of the 11 Fan Pier Improvements that are not subject to 11 Fan Pier Other Leases as of the Closing, as more specifically described in the 11 Fan Pier Master Lease.

“11 Fan Pier Master Tenant” shall mean (i) Developer or (ii) another entity designated by 11 Fan Pier Seller and approved by the Purchaser to be the Tenant under the 11 Fan Pier Master Lease.

“11 Fan Pier Other Leases” shall mean the Boat Building Lease and such additional leases for space in the 11 Fan Pier Improvements as may be entered into by 11 Fan Pier Seller pursuant to Section 9.2, in each case to the extent in effect on the Closing Date, provided, however, that the term “11 Fan Pier Other Leases” does not include the Vertex 11 Fan Pier Lease or the 11 Fan Pier Master Lease.

“11 Fan Pier Personal Property” shall mean all right, title and interest of 11 Fan Pier Seller in all furniture, fixtures, equipment and other items of personal property owned by 11 Fan Pier Seller and attached or appurtenant to, located on or used in connection with the ownership, use, operation or maintenance of the 11 Fan Pier Real Property, all Permits to the extent relating to the 11 Fan Pier Real Property (except to the extent such Permit cannot be assigned in accordance with applicable law), Reports, the 11 Fan Pier Leases (including any security deposits delivered thereunder), the Assumed Contracts (including, without limitation, the Required Contracts), matters referred to in Schedule 4.1, the Plans and Specifications, the Construction Personal Property and in all surveys, blue prints, drawings and other documentation for or with respect to the 11 Fan Pier Real Property, all Tenant data, correspondence with past, present and prospective Tenants, vendors suppliers and utility companies, such other existing books, records and documents used solely in connection with the construction or operation of the 11 Fan Pier Real Property and, except as provided in the immediately following sentence, all other intangible property owned by 11 Fan Pier Seller and arising from or used in connection with the ownership, use, operation or maintenance of the 11 Fan Pier Real Property (including, without limitation, any warranties or guaranties related thereto); provided, however, that 11 Fan Pier Seller (x) makes no representations or warranties whatsoever with respect to any of the 11 Fan Pier Personal Property (except as and to the extent expressly set forth in any representation or warranty by 11 Fan Pier Seller set forth in this Agreement or in any document executed and delivered by 11 Fan Pier Seller at Closing) and (y) Purchaser acknowledges and agrees that 11 Fan Pier Seller and/or the Seller Parties may use photographs or other reproductions of the Property after the Closing for marketing or other reasonable purposes.  For the avoidance of doubt, Purchaser expressly acknowledges that trademarks, trade names, copyrights or other intellectual property in and to the legal or trade names of any direct or indirect owner of 11 Fan Pier Seller, including, without limitation, the trade name “Fan Pier”, the Fan Pier logo attached hereto as Schedule 1.1-B, and any other trade name, trademark, service mark, logo, company depiction or identifying symbol relating to the Fan Pier Project, shall not be transferred from 11 Fan Pier Seller to Purchaser, nor shall the following be transferred or conveyed as Personal

Property: (i) any projections and other internal memoranda or materials, (ii) financial statements of 11 Fan Pier Seller, appraisals, budgets, strategic plans for the 11 Fan Pier Property, internal analyses and submissions relating to 11 Fan Pier Seller’s obtaining of internal authorizations and the like and (iii) any attorney and accountant work product or any other materials subject to any legal privilege in favor of 11 Fan Pier Seller.

“11 Fan Pier Plans and Specifications” shall mean, collectively, (i) the 11 Fan Pier Base Building Plans and Specifications and (ii) the 11 Fan Pier Finish Work Plans and Specifications.

“11 Fan Pier Property” shall mean, collectively, (i) the fee simple estate in the 11 Fan Pier Land, (ii) the 11 Fan Pier Improvements, (iii) the 11 Fan Pier Personal Property and (iv) all rights of 11 Fan Pier Seller (in its capacity as the owner of the 11 Fan Pier Land) as a member in FPOC, together with all rights pertaining to such property and the 11 Fan Pier Improvements, including, without limitation, all rights under the Fan Pier Declaration, under the Garage REA and as a member of FPOC.

“11 Fan Pier Real Property” shall mean the 11 Fan Pier Land and the 11 Fan Pier Improvements.

“11 Fan Pier Required Off-Site Improvements” shall mean those off-site infrastructure improvements that are required to be constructed by the owner of the 11 Fan Pier Property as specified in the 11 Fan Pier Deed.

“11 Fan Pier Seller” shall have the meaning provided in the preamble of this Agreement.

“11 Fan Pier TAPA” shall mean that certain Transportation Access Plan Agreement (Parcel B — Fan Pier Development, Seaport District, Boston) dated as of May 18, 2011 by and between the City of Boston, acting through its Transportation Department, and 11 Fan Pier Seller, as affected by Letter Agreement by and between 11 Fan Pier Seller and the City of Boston Transportation Department dated July 9, 2013 regarding Parcel B, Fan Pier Development, Seaport District, Boston — Clarification to Transportation Access Plan Agreement.

“11 Fan Pier TAPA Amendment” shall have the meaning set forth in Section 5.5(a).

“11 Fan Pier Vertex Estoppel” shall have the meaning set forth in Section 6.1(c).

“50 Northern Architect’s Contract” shall mean (i) the 50 Northern Base Building Architect’s Contract and (ii) the 50 Northern Finish Work Architect’s Contract.

“50 Northern Base Building Architect” shall mean Tsoi/Kobus & Associates, Inc., and any replacement architect selected by 50 Northern Seller from time to time.

“50 Northern Base Building Architect’s Contract” shall mean that certain “Standard Form of Agreement between Owner and Architect,” AIA Document B141 — 1997 Parts 1 and 2 dated as of November 9, 2007, as amended by First Amendment to Standard Form of Agreement Between Owner and Architect dated May 6, 2011, between Developer and the 50 Northern Base Building Architect, as assigned to and assumed by the 50 Northern Seller, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“50 Northern Base Building General Contractor” shall mean Turner, and any bondable replacement General Contractor licensed in the Commonwealth of Massachusetts, engaged by 50 Northern Seller with respect to the construction of the 50 Northern Base Building Work.

“50 Northern Base Building General Contractor’s Agreement” shall mean that certain Standard Form of Agreement between Owner and Contractor Where the Basis of Payment is The Cost of the Work Plus a Fee with a Guaranteed Maximum Price, AIA Document A102 — 2007 dated as of June 27, 2011, by and between 50 Northern Seller and 50 Northern Base Building General Contractor, with respect to the construction of the 50 Northern Base Building Work and all 50 Northern Required Off-Site Improvements (other than the Water Related Improvements), as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“50 Northern Base Building Plans and Specifications” shall mean the plans and specifications for the 50 Northern Base Building Work prepared by the 50 Northern Base Building Architect and more particularly identified in the 50 Northern Base Building General Contractor’s Agreement, as the same have been modified, all of which are included in the Due Diligence Materials and as the same may be further amended and supplemented from time to time in accordance with Section 9.1(a).

“50 Northern Base Building Work” has the meaning set forth in Section 1.01 of Exhibit 10.03 to the Vertex 50 Northern Lease for “Base Building Work.”

“50 Northern City/BRA Agreements” shall mean those certain agreements identified on Schedule 1.1-A as pertaining to the 50 Northern Property.

“50 Northern Construction Employment Plan” shall mean that certain Boston Residents Construction Employment Plan for Fan Pier Parcel A dated as of June 15, 2011 by and between 50 Northern Seller, the Boston Redevelopment Authority and the Boston Employment Commission.

“50 Northern Deed” shall mean that certain Quitclaim Deed (Fan Pier Parcel A) dated May 4, 2011, from Developer, as grantor, to 50 Northern Seller, as grantee, recorded in the Registry in Book 47884, Page 58, as amended by that certain Amendment to Deed Covenants (Fan Pier Parcel A) dated as of August 24, 2012 between Developer and 50 Northern Seller, recorded in the Registry in Book 50139, Page 297, as the same may be further amended from time to time in accordance with this Agreement.

“50 Northern Development Fee” has the meaning set forth in Section 11.15 of Exhibit 10.03 to the Vertex 50 Northern Lease for “Development Fee”.

“50 Northern Excess Costs” shall have the meaning set forth for “Excess Costs” in the Vertex 50 Northern Lease.

“50 Northern Finish Work” shall have the meaning set forth in Section 4.01 of Exhibit 10.03 to the Vertex 50 Northern Lease for “Finish Work.”

“50 Northern Finish Work Architect” shall mean Elkus Manfredi Architects, Ltd., and any replacement architect selected by 50 Northern Seller from time to time.

“50 Northern Finish Work Architect’s Contract” shall mean that certain “Standard Form of Agreement between Owner and Architect,” AIA Document B101-2007 dated as of September 21, 2011, between 50 Northern Seller and 50 Northern Finish Work Architect, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“50 Northern Finish Work Changes” shall have the meaning set forth for “Finish Work Changes” in the Vertex 50 Northern Lease.

“50 Northern Finish Work General Contractor” shall mean Turner, or any other General Contractor selected by 50 Northern Seller and approved by Vertex in accordance with the terms of the Vertex 50 Northern Lease to construct the 50 Northern Finish Work.

“50 Northern Finish Work General Contractor’s Agreement” shall mean that certain “Standard Form of Agreement between Owner and Contractor Where the Basis of Payment is The Cost of the Work Plus a Fee with a Guaranteed Maximum Price,” AIA Document A102 — 2007 dated as of July 10, 2012, by and between 50 Northern Seller and 50 Northern Finish Work General Contractor, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“50 Northern Finish Work Plans and Specifications” shall mean the plans and specifications for the 50 Northern Finish Work prepared by the 50 Northern Finish Work Architect and more particularly identified in the 50 Northern Finish Work General Contractor’s Agreement, as the same have been modified, all of which are included in the Due Diligence Materials and as the same may be further amended and supplemented from time to time in accordance with Section 9.1(a).

“50 Northern Flammable Storage License” shall have the meaning set forth in Schedule 1.1-I.

“50 Northern General Contractors’ Agreement” shall mean, collectively, (i) the 50 Northern Base Building General Contractor’s Agreement, (ii) the 50 Northern Finish Work General Contractor’s Agreement and (iii) the Water Related Improvements General Contractor’s Agreement.

“50 Northern Improvements” shall mean a class A office, research laboratory and retail/restaurant and day care center building containing approximately 490,201 square feet of gross floor area (as defined in the Boston Zoning Code) and approximately 585,456 square feet of rentable floor area (based on a modified ANSI/BOMA Z65.1-1996 method of measurement) on 16 floors (including a mid-height mechanical floor), plus a two-level mechanical penthouse, a three level parking facility located under the building (and under Fan Pier Boulevard and Bond Drive) totaling approximately 290 parking spaces, consisting of the following: (i) the 50

Northern Base Building Work, (ii) the 50 Northern Finish Work, (iii) all other improvements to be built or installed by 50 Northern Seller on the 50 Northern Land in accordance with the terms of the Vertex 50 Northern Lease and the 50 Northern Plans and Specifications, as contemplated by this Agreement, and (iv) any other buildings, structures and other improvements located on the 50 Northern Land as of the Effective Date, as any of the foregoing may be modified from time to time by reason of modification to the 50 Northern Plans and Specifications in accordance with Section 9.1(a).

“50 Northern Land” shall mean the land more particularly described on Exhibit A-1 attached hereto.

“50 Northern Leases” shall mean the Vertex 50 Northern Lease and the 50 Northern Other Leases.

“50 Northern Master Lease” shall have the meaning set forth in Section 9.2(c).

“50 Northern Master Leased Premises” shall mean the portions of the retail areas of the 50 Northern Improvements that are not subject to 50 Northern Other Leases as of the Closing, as more specifically described in the 50 Northern Master Lease.

“50 Northern Master Tenant” shall mean (i) Developer or (ii) another entity designated by 50 Northern Seller and approved by the Purchaser to be the Tenant under the 50 Northern Master Lease.

“50 Northern Other Leases” shall mean (i) the Bright Horizons Lease, the Cafeteria Lease and the Starbucks Lease, each only if in effect on the Closing Date, and (ii) such additional leases for space in the 50 Northern Improvements as may be entered into by 50 Northern Seller pursuant to Section 9.2, in each case to the extent in effect on the Closing Date, provided, however, that the term “50 Northern Other Leases” does not include the Vertex 50 Northern Lease or the 50 Northern Master Lease.

“50 Northern Personal Property” shall mean all right, title and interest of 50 Northern Seller in all furniture, fixtures, equipment and other items of personal property owned by 50 Northern Seller and attached or appurtenant to, located on or used in connection with the ownership, use, operation or maintenance of the 50 Northern Real Property, all Permits to the extent relating to the 50 Northern Real Property (except to the extent such Permit cannot be assigned in accordance with applicable law), Reports, the 50 Northern Leases (including any security deposits delivered thereunder), the Assumed Contracts (including, without limitation, the Required Contracts), matters referred to in Schedule 4.1, the Plans and Specifications, the Construction Personal Property and in all surveys, blue prints, drawings and other documentation for or with respect to the 50 Northern Real Property, all Tenant data, correspondence with past, present and prospective Tenants, vendors suppliers and utility companies, such other existing books, records and documents used solely in connection with the construction or operation of the 50 Northern Real Property and, except as provided in the immediately following sentence, all other intangible property owned by 50 Northern Seller and arising from or used in connection with the ownership, use, operation or maintenance of the 50 Northern Real Property (including, without limitation, any warranties or guaranties related thereto); provided, however, that 50

Northern Seller (x) makes no representations or warranties whatsoever with respect to any of the 50 Northern Personal Property (except as and to the extent expressly set forth in any representation or warranty by 50 Northern Seller set forth in this Agreement or in any document executed and delivered by 50 Northern Seller at Closing) and (y) Purchaser acknowledges and agrees that 50 Northern Seller and/or the Seller Parties may use photographs or other reproductions of the Property after the Closing for marketing or other reasonable purposes.  For the avoidance of doubt, Purchaser expressly acknowledges that trademarks, trade names, copyrights or other intellectual property in and to the legal or trade names of any direct or indirect owner of 50 Northern Seller, including, without limitation, the trade name “Fan Pier”, the Fan Pier logo attached hereto as Schedule 1.1-B, and any other trade name, trademark, service mark, logo, company depiction or identifying symbol relating to the Fan Pier Project, shall not be transferred from 50 Northern Seller to Purchaser, nor shall the following be transferred or conveyed as Personal Property: (i) any projections and other internal memoranda or materials, (ii) financial statements of 50 Northern Seller, appraisals, budgets, strategic plans for the 50 Northern Property, internal analyses and submissions relating to 50 Northern Seller’s obtaining of internal authorizations and the like and (iii) any attorney and accountant work product or any other materials subject to any legal privilege in favor of 50 Northern Seller.

“50 Northern Plans and Specifications” shall mean, collectively, (i) the 50 Northern Base Building Plans and Specifications and (ii) the 50 Northern Finish Work Plans and Specifications.

“50 Northern Property” shall mean, collectively, (i) the fee simple estate in the 50 Northern Land, (ii) the 50 Northern Improvements, (iii) the 50 Northern Personal Property and (iv) all rights of 50 Northern Seller (in its capacity as the owner of the 50 Northern Land) as a member in FPOC, together with all rights pertaining to such property and 50 Northern Improvements, including, without limitation, all rights under the Fan Pier Declaration, under the Garage REA and as a member of FPOC.

“50 Northern Real Property” shall mean the 50 Northern Land and the 50 Northern Improvements.

“50 Northern Required Off-Site Improvements” shall mean those off-site infrastructure improvements that are required to be constructed by the owner of the 50 Northern Property as specified in the 50 Northern Deed (including the Water Related Improvements).

“50 Northern Seller” shall have the meaning provided in the preamble of this Agreement.

“50 Northern TAPA” shall mean that certain Transportation Access Plan Agreement (Parcel A — Fan Pier Development, Seaport District, Boston) dated as of May 18, 2011 by and between the City of Boston, acting through its Transportation Department, and 50 Northern Seller.

“50 Northern TAPA Amendment” shall have the meaning set forth in Section 5.5(a).

“50 Northern Vertex Estoppel” shall have the meaning set forth in Section 6.1(c).

“ADA” shall mean the Americans with Disabilities Act of 1992, as amended from time to time.

“Additional Bonds” shall have the meaning set forth for such term in the IDAA.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Approval,” “Approvals,” “Approved,” “approval,” “approvals” or “approved” shall mean, as the context so determines, an approval in writing given to the Party seeking approval.

“Architect” shall mean: (i) each of the Base Building Architects, (ii) each of the Finish Work Architects, and (iii) such other architects licensed in the Commonwealth of Massachusetts, as may be engaged by a Seller or Developer to provide architectural services with respect to the Improvements, if any.

“Architect’s Agreements” shall mean each contract for architectural services for the Improvements between Seller or Developer, as the case may be, and an Architect, including, without limitation, the 11 Fan Pier Architect’s Contracts and the 50 Northern Architect’s Contracts.

“Asserting Party” shall have the meaning set forth in Section 12.20(a).

“Assignment and Assumption Agreement” shall mean, collectively, (i) an Assignment, Assumption and Bill of Sale (50 Northern Avenue) between 50 Northern Seller and Purchaser and (ii) an Assignment, Assumption and Bill of Sale (11 Fan Pier Boulevard) between 11 Fan Pier Seller and Purchaser, each in substantially the form attached hereto as Schedule 8.2(e).

“Assignment of PIC License (FPOC)” shall have the meaning set forth in Section 6.1(t).

“Assumed Contracts” shall have the meaning set forth in Section 5.2(c).

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iii) such Person filing an answer consenting to, or otherwise acquiescing in or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (vi) such Person taking any action in furtherance of any of the foregoing.

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

“Base Building Architects” shall mean, collectively, (i) the 11 Fan Pier Base Building Architect and (ii) the 50 Northern Base Building Architect.

“Base Building General Contractors” shall mean, collectively, (i) the 11 Fan Pier Base Building General Contractor and (ii) the 50 Northern Base Building General Contractor.

“Base Building Plans and Specifications” shall mean, collectively, (i) the 11 Fan Pier Base Building Plans and Specifications and (ii) the 50 Northern Base Building Plans and Specifications.

“Base Building Work” shall mean, collectively, (i) the 11 Fan Pier Base Building Work and (ii) the 50 Northern Base Building Work.

“Boat Building Lease” shall mean a certain lease that may be entered into prior to Closing by and between 11 Fan Pier Seller, as landlord, and Community Boat Building, Inc., a Massachusetts not-for-profit corporation, as tenant, substantially in the form attached hereto as Schedule 1.1-C or as otherwise approved by Purchaser, as the same may be modified or amended from time to time in accordance with Section 9.2.

“Bond Issuance Costs” shall have the meaning set forth in Section 8.4(f).

“Bonds” shall have the meaning set forth for such term in the IDAA.

“BRA Certificates of Completion” shall have the meaning set forth in Section 6.1(h).

“Bright Horizons Lease” shall mean that certain Lease, dated January 28, 2014, by and between 50 Northern Seller, as landlord, and Bright Horizons Children’s Centers LLC, a Delaware limited liability company, as tenant, as modified by that certain Letter Agreement, dated January 28, 2014, by and between 50 Northern Seller and Bright Horizons Children’s Center LLC, as the same may be modified or amended from time to time in accordance with Section 9.2.

“Brokerage Agreements” shall mean the lease brokerage agreements listed on the attached Schedule 1.1-D.

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which national banks in Boston, Massachusetts are obligated or authorized by law or executive action to be closed to the transaction of normal banking business.

“Cafeteria Lease” shall mean a certain lease that may be entered into prior to Closing by and between 50 Northern Seller, as landlord, and Pier 50, LLC, a Massachusetts limited liability company, as tenant, substantially in the form attached hereto as Schedule 1.1-E (provided that the square footage and corresponding terms and percentage rent breakpoint therein still must be approved by Purchaser) or as otherwise approved by Purchaser, as the same may be modified or amended from time to time in accordance with Section 9.2.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Certificate” shall have the meaning set forth in Section 6.1(l).

“Change Order” means any modification, amendment and/or supplement to any General Contractor’s Agreement which changes the guaranteed maximum price or the date by which the work under the applicable General Contractor’s Agreement must be fully performed.

“City/BRA Agreements” shall mean (i) the 50 Northern City/BRA Agreements and (ii) the 11 Fan Pier City/BRA Agreements.

“Claim” shall have the meaning set forth in Section 11.5.

“Claim Period” shall have the meaning set forth in Section 7.5(d).

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall mean March 25, 2014, as such date may be extended in accordance with the express extension provisions of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, (i) if either or both 11 Fan Pier Seller’s or 50 Northern Seller’s then-current financing encumbering its respective Property does not permit prepayment without penalty, premium or prepaid interest except for on a specific day of the month (the “Prepayment Date”), then Seller shall have the right to extend the Closing Date to the next Prepayment Date and (ii) except as Seller and Purchaser may otherwise agree in writing, in no event may the Closing Date be extended pursuant to the terms of this Agreement in the aggregate beyond May 27, 2014.

“Closing Statement” shall have the meaning set forth in Section 8.4(i).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“coming due” shall have the meaning set forth in Section 9.3(a).

“Completion of the Fan Pier Project” shall mean the later of (1) completion of the construction of the last undeveloped portion of the Fan Pier Project and (2) such time as Developer (or any affiliates of Developer acting as declarant) has turned over control of the condominium buildings constructed or to be constructed within the Fan Pier Project to the association of unit owners for such condominium pursuant to M.G.L. ch. 183A, which shall occur with respect to each such condominium building upon the later to occur of (i) one hundred twenty (120) days following the date on which ninety percent (90%) of the total percentage interests in such condominium are no longer owned by Developer (or any affiliates of Developer acting as declarant), and (ii) the annual meeting of the unit owners occurring in the fifth (5th) year following the first conveyance of a unit in such condominium to a unit owner other than Developer (or any affiliates of Developer acting as declarant).

“Condemnation” shall have the meaning set forth in Section 6.3(a).

“Confidential Information” shall mean (a) all documents, files, studies, reports, test results, brochures, offering materials, photographs, Leases, Lease guarantees, rent rolls, surveys, title reports and commitments, marketing materials, legal documents, financial information, computer output and other materials and information relating to the Property, the Leases, the Seller Parties and/or the Tenants and all analyses, compilations, forecasts, projections and other documents prepared based upon such materials and information, any and all proposals made in connection with a potential sale of the Property (including any proposals involving a price for the Property), whether the same are in electronic, pictorial, written or other form, and (b) this Agreement, the terms hereof and any information contained herein or otherwise provided to Purchaser concerning the identity of or financial information regarding the direct or indirect beneficial owners of Seller; provided, however that the term “Confidential Information” shall not include any information that (i) is in Purchaser’s possession before the Effective Date (and not obtained from Seller or a party acting on Seller’s behalf), (ii) is or becomes generally available to the public other than as a result of disclosure by Purchaser or its agent, representative or affiliate in breach of this Agreement, (iii) is independently developed by Purchaser without reference to any information that is provided to Purchaser by or on behalf of Seller or (iv) was available to Purchaser on a non-confidential basis prior to disclosure to Purchaser by Seller provided that the source of such information was not known by Purchaser to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Seller with respect to such material.

“Construction Agreements” shall mean the General Contractors’ Agreements, the Architect’s Agreements, the Water Related Improvements Marine Engineer’s Contract and the Construction Employment Plans.

“Construction Employment Plans” shall mean the 11 Fan Pier Construction Employment Plan and the 50 Northern Construction Employment Plan.

“Construction Personal Property” shall mean materials or other items used in connection with the construction of the 50 Northern Improvements or the 11 Fan Pier Improvements that are or will become the property of Seller on or before Closing.

“Contracts” shall mean all developer, construction, service, management, leasing, operation, maintenance, repair and other contracts (other than Leases) affecting the Land or Improvements or any portion thereof which are listed on Schedule 1.1-F of this Agreement and all amendments and modifications thereto entered into in accordance with this Agreement.

“Controlled Space Transfers” shall have the meaning set forth in Section 9.3(f).

“Damage Cap” shall have the meaning set forth in Section 11.4.

“Declaration Delegation” shall have the meaning set forth in Section 9.3(c).

“Declaration Delegation Expiration” shall mean the earliest to occur of (i) Completion of the Fan Pier Project, (ii) November 21, 2029 and (iii) the occurrence of any willful breach with respect to the Declaration Delegation.  For purposes of the Declaration Delegation Expiration, the term “willful breach” means any exercise or attempted exercise of the Declaration Voting and Approval Rights contrary to or inconsistent with either or both of Sections 9.3(c)(1) or (2) or any other breach of any provision of the Declaration Delegation, unless in each case made by Developer in the good faith belief, on the basis of advice of counsel, that the same was not so contrary or inconsistent or otherwise in breach of the Declaration Delegation.

“Declaration Estoppel (Off-Record)” shall have the meaning set forth in Section 6.1(f).

“Declaration Estoppel (Recordable)” shall have the meaning set forth in Section 6.1(f).

“Declaration Voting and Approval Rights” shall have the meaning set forth in Section 9.3(c).

“Deeds” shall mean (i) a quitclaim deed from 50 Northern Seller to Purchaser substantially in the form attached hereto as Schedule 8.2(a)-1 and (ii) a quitclaim deed from 11 Fan Pier Seller to Purchaser substantially in the form attached hereto as Schedule 8.2(a)-2.

“Defending Party” shall have the meaning set forth in Section 12.20(a).

“Delinquent Rent” shall mean any of the Rents or other amounts that, under the terms of the applicable Lease, are to be paid by the applicable Tenant on or prior to the Closing Date, but which have not been received in good funds by Seller on or prior to the Closing Date.

“DEP” shall mean the Massachusetts Department of Environmental Protection.

“DEP Certificates of Compliance” shall have the meaning set forth in Section 6.1(i).

“Deposit” shall have the meaning set forth in Section 3.1.

“Developer” shall mean Fan Pier Development LLC, a Delaware limited liability company, and its successors and assigns as developer of the Fan Pier Project.

“Development Fee” shall mean the 11 Fan Pier Development Fee and the 50 Northern Development Fee.

“Due Diligence Materials” shall mean the materials delivered and/or made available to Purchaser and/or Purchaser’s representatives, including, without limitation, the Permits, Reports, Leases, Required Contracts, Rent Roll, Brokerage Agreements, Plans and Specifications and any items contained in that certain data room website located at https://collaborate3.dlapiper.com/eRoom/FanPierDevelopment/PAB and such other records relating to construction of the Improvements as are in Seller’s possession or control and have been made available to Purchaser and/or Purchaser’s representatives, in each case before the Effective Date.  Where this Agreement uses words such as “made available to Purchaser”, “provided to Purchaser”, “disclosed to Purchaser” and the like, it shall mean that such information has been posted in the said data room website before the Effective Date.

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall have the meaning set forth in Section 12.19.

“Escrow Agent” shall mean the Title Company.

“Escrow Agreement” shall have the meaning set forth in Section 3.1.

“Estimated Remaining Initial Bond Issuance Costs” shall mean an amount equal to the sum of (i) the estimated remaining Bond Issuance Costs to be incurred by the landlord under the 11 Fan Pier Vertex Lease or its affiliates in connection with the Initial Bonds and (ii) the estimated remaining Bond Issuance Costs to be incurred by the landlord under the 50 Northern Vertex Lease or its affiliates in connection with the Initial Bonds, each as set forth in the applicable Vertex Estoppel.

“Estoppel Certificates” shall mean, collectively, the Vertex Estoppels, the Other Tenant Estoppels, the Seller Estoppels, if any, the Declaration Estoppel (Off-Record), the Declaration Estoppel (Recordable), the Garage REA Estoppel and any other estoppel certificates provided pursuant to the terms of this Agreement, and each of such Estoppel Certificates shall be referred to herein, individually, as an “Estoppel Certificate”.

“Estoppel Requirement” shall mean the Vertex Estoppel Requirement and the Other Tenant Estoppel Requirement.

“Exaction Payment Certificate” shall have the meaning set forth in Section 6.1(j).

“FAA” shall have the meaning set forth in Section 6.1(k).

“FAA Certificate” shall have the meaning set forth in Section 6.1(k).

“Fan Pier Declaration” shall mean that certain Declaration of Covenants, Easements and Restrictions dated January 31, 2008, by and between Developer and FPOC, and recorded with the Registry in Book 43059, Page 1, as amended by (i) that certain First Amendment to Declaration of Covenants, Easements and Restrictions dated as of May 4, 2011, between Developer, FPOC and Parcel F Owner, and recorded with the Registry in Book 47884, Page 54, (ii) that certain Second Amendment to Declaration of Covenants, Easements and Restrictions dated as of June 27, 2011, between Developer, FPOC, 50 Northern Seller, 11 Fan Pier Seller, Parcel E Owner and Parcel F Owner, and recorded with the Registry in Book 48069, Page 157 and (iii) that certain Third Amendment to Declaration of Covenants, Easements and Restrictions dated October 28, 2013 by and between Developer, FPOC, 50 Northern Seller, 11 Fan Pier Seller, Parcel E Owner and Parcel F Owner, and recorded with the Registry in Book 52286, Page 49, as the same may be further modified or amended from time to time in accordance with Section 9.3(c).

“Fan Pier Master Plan” shall mean, collectively, (i) the Development Plan for Planned Development Area No. 54, approved by the Boston Redevelopment Authority on November 14, 2001 and the Boston Zoning Commission on February 27, 2002, and signed by the Mayor of the City of Boston on March 1, 2002, as amended by the First Amendment to the Development Plan for Planned Development Area No. 54, Fan Pier, approved by the Boston Redevelopment Authority on December 20, 2007, and the Boston Zoning Commission on January 30, 2008, and signed by the Mayor of the City of Boston on January 30, 2008, as the same may be further amended from time to time; (ii) the Consolidated Written Determination pursuant to M.G.L. c.91

Waterways Application No. W02-0404-N, Fan Pier, Boston, issued by the Massachusetts Department of Environmental Protection on June 28, 2002, as the same may be further amended from time to time; and (iii) other documents and approvals issued by a Governmental Authority pursuant to the foregoing.

“Fan Pier Project” shall mean the project to be constructed under the Fan Pier Master Plan, which project includes the Improvements.

“Final Completion” shall mean, with respect to any Base Building Work, Finish Work or Required Off-Site Improvements (including, without limitation, the Water Related Improvements), that (i) Substantial Completion of such Base Building Work, Finish Work or Required Off-Site Improvements, as applicable, has occurred, (ii) except to the extent otherwise permitted pursuant to Section 6.1(e), all Punch List Items with respect to such Base Building Work, Finish Work or Required Off-Site Improvements, as applicable, shall have been completed substantially in accordance with the applicable Plans and Specifications or built substantially in accordance with the requirements of the Vertex Leases, the 11 Fan Pier Deed and the 50 Northern Deed, as applicable, and in compliance with all Legal Requirements, (iii) Final Lien Waivers from the Base Building General Contractors, Finish Work General Contractors and Water Related Improvements General Contractor have been completed and issued, and copies of the same shall have been provided to Purchaser; provided, however, if Seller is unable to obtain the required Final Lien Waiver from the Water Related Improvements General Contractor because such General Contractor has filed a Lien, Seller shall, in lieu of delivery of the applicable Final Lien Waiver, deliver evidence that any such Liens have been fully bonded, insured or otherwise secured to the reasonable satisfaction of Purchaser and discharged of record, (iv) as-built drawings with respect to such Base Building Work, Finish Work or Required Off-Site Improvements have been completed and issued to the extent set forth in the applicable Construction Agreements and as otherwise required by the Fan Pier Declaration, and copies of the same shall have been provided to Purchaser, and (v) all construction warranties and guaranties and any claims under any Construction Agreements relating to such Base Building Work, Finish Work or Required Off-Site Improvements have been duly assigned to Purchaser pursuant to the Final Completion Assignment Agreement.

“Final Completion Assignment Agreement” shall mean, collectively, (i) a Final Completion Assignment Agreement from 50 Northern Seller and (ii) a Final Completion Assignment Agreement from 11 Fan Pier Seller, each in substantially the form attached hereto as Schedule 1.1-G.

“Final Completion Certificate” shall have the meaning set forth in Section 6.1(e)(i).

“Final Completion Date” shall have the meaning set forth in Section 6.1(e).

“Final Completion Deliveries” shall have the meaning set forth in Section 6.1(e)(ii).

“Final Lien Waiver” shall mean, collectively, duly executed final lien waivers substantially in the form attached hereto as Schedule 1.1-H.

“Final Payment Certificates” shall have the meaning set forth in Section 6.1(e)(iv).

“Finish Work” shall mean, collectively, (i) the 11 Fan Pier Finish Work and (ii) the 50 Northern Finish Work.

“Finish Work Architect” shall mean each of the 11 Fan Pier Finish Work Architect and the 50 Northern Finish Work Architect.

“Finish Work General Contractors” shall mean each of the 11 Fan Pier Finish Work General Contractor and the 50 Northern Finish Work General Contractor.

“First Amendment to Garage REA” shall mean that certain First Amendment to Garage Reciprocal Easement Agreement dated as of June 27, 2011, between Developer, 50 Northern Seller, 11 Fan Pier Seller, Parcel E Owner and Parcel F Owner, and recorded with the Registry in Book 48069, Page 149.

“FPOC” shall mean Fan Pier Owners Corporation, a Massachusetts not-for-profit corporation, its successors and assigns.

“Garage REA” shall mean that certain Garage Reciprocal Easement Agreement dated as of May 4, 2011, between Developer, 50 Northern Seller, 11 Fan Pier Seller and Parcel F Owner, and recorded with the Registry in Book 47884, Page 77, as amended by (i) that certain First Amendment to Garage Reciprocal Easement Agreement dated as of June 27, 2011, between Developer, 50 Northern Seller, 11 Fan Pier Seller, Parcel E Owner and Parcel F Owner, and recorded with the Registry in Book 48069, Page 149 and (ii) that certain Second Amendment to Garage Reciprocal Easement Agreement dated as of October 28, 2013, between Developer, 50 Northern Seller, 11 Fan Pier Seller, Parcel C Owner, Parcel E Owner and Parcel F Owner, and recorded with the Registry in Book 52286, Page 83, as the same may be further modified or amended from time to time in accordance with Section 9.3(d).

“Garage REA Delegation” shall have the meaning set forth in Section 9.3(d).

“Garage REA Estoppel” shall have the meaning set forth in Section 6.1(g).

“Garage REA Voting and Approval Rights” shall have the meaning set forth in Section 9.3(d).

“General Contractor” shall mean: (i) each of the Base Building General Contractors, (ii) each of the Finish Work General Contractors and (iii) the Water Related Improvements General Contractor.

“General Contractor’s Agreement” shall mean, collectively, (i) the 11 Fan Pier General Contractors’ Agreements, (ii) the 50 Northern General Contractors’ Agreements, (iii) the Water Related Improvements General Contractor’s Agreement and (iv) each other contract between a Seller and a General Contractor for construction of the Improvements or any portion thereof.

“Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, permits, licenses and/or certificates of occupancy required under applicable Legal Requirements to be obtained from any Governmental Authority for the construction of the Improvements and/or the use, occupancy and operation of the Improvements following completion of construction, as the context requires, including, without limitation, all land use, landmark, building, subdivision, zoning and similar ordinances and regulations promulgated by any Governmental Authority.  “Governmental Approvals” shall also be deemed to include all obligations under contracts and other agreements entered into with any Governmental Authority (including any “cooperation agreement” or any “transportation access plan agreement” or other contracts or agreements of similar nature).

“Governmental Authority” shall mean any court, board, agency, commission, office, authority, department, bureau or instrumentality of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

“Hazardous Materials” shall have the meaning set forth in Section 12.19.

“I-Cubed Easements” shall mean (i) that certain Limited Easement for Public Access Over Private Ways (Certain Fan Pier Privately-Owned Streets and Sidewalks) dated as of December 19, 2013 by Developer to the City of Boston, recorded in the Registry in Book 52589, Page 256, and (ii) that certain Easement Agreement (Fan Pier Privately-Owned Open Space Areas) dated as of January 2, 2014 by Developer to the Boston Redevelopment Authority, recorded in the Registry in Book 52589, Page 266.

“IDAA” shall mean the Amended and Restated Infrastructure Development Assistance Agreement dated as of August 12, 2013 by and among the Commonwealth of Massachusetts, the City of Boston, Massachusetts Development Finance Agency, Developer, 11 Fan Pier Seller and 50 Northern Seller, as the same may be amended from time to time after the date hereof in accordance with Section 9.2.

“IDAA Assignment and Assumption Agreement” shall have the meaning set forth in Section 6.1(r).

“IDAA Delegation” shall have the meaning set forth in Section 9.3(e)(i).

“Improvements” shall mean, collectively, the 11 Fan Pier Improvements and the 50 Northern Improvements.

“Incurred Bond Issuance Costs” shall mean an amount equal to the sum of (i) the Bond Issuance Costs that have been incurred by 11 Fan Pier Seller and its affiliates as of the date of the 11 Fan Pier Vertex Estoppel and (ii) the Bond Issuance Costs that have been incurred by 50 Northern Seller and its affiliates as of the date of the 50 Northern Vertex Estoppel, each as set forth in the applicable Vertex Estoppel.

“Initial Bonds” shall have the meaning set forth for such term in the IDAA.

“Initial Bonds MLR Funds” shall have the meaning set forth in Section 9.3(e).

“Initial Bonds MLR Rights” shall have the meaning set forth in Section 9.3(e).

“January 6 Submittal” shall have the meaning set forth in Section 9.3(e).

“Land” shall mean, collectively, the 11 Fan Pier Land and the 50 Northern Land.

“Lease” shall mean (i) the Vertex Leases, (ii) the Other Leases and (iii) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by Vertex or the Other Tenants under the Vertex Leases or the Other Leases, respectively.

“Lease Expenses” shall mean the Seller Lease Expenses and the Purchaser Lease Expenses.

“Lease Transaction” shall mean any of the following actions by Seller with respect to any lease (or proposed lease) for space in the Improvements:  (a) the execution of any new lease for space in the Improvements, (b) the renewal, modification or termination of any Lease or (c) the granting of consent to any assignment of or subletting under any Lease.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, treaties, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits or requirements of Governmental Authorities affecting either Seller or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the ADA, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq., the Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd-1 et seq., all other Legal Requirements relating to money laundering or terrorism, Prescribed Laws, the Federal Worker Adjustment and Retraining Notification Act, any collective bargaining agreement, and the securities laws of the Commonwealth of Massachusetts and the rules and regulations pertaining thereto, if applicable, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Seller, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or either Seller, including, without limitation, any mechanic’s, materialmen’s and other similar liens and encumbrances against the Property or any portion thereof or either Seller.

“Listed Permits” shall mean the licenses, permits, approvals, certificates and entitlements listed on Schedule 1.1-I attached hereto.

“Major Event” shall have the meaning set forth in Section 6.3(a).

“Master Lease” shall mean (i) the 11 Fan Pier Master Lease and (ii) the 50 Northern Master Lease.

“Master Tenant” shall mean (i) the 11 Fan Pier Master Tenant and (ii) the 50 Northern Master Tenant.

“Net Proceeds” shall have the meaning set forth in Section 6.3(a).

“New Matter” shall have the meaning set forth in Section 4.1(b).

“Order” shall have the meaning set forth in Section 7.2(l).

“Other Leases” shall mean the 11 Fan Pier Other Leases and the 50 Northern Other Leases.

“Other Tenant Estoppel” shall have the meaning set forth in Section 6.1(d).

“Other Tenant Estoppel Requirement” shall have the meaning set forth in Section 6.1(d).

“Other Tenants” shall mean the Tenants under Other Leases.

“Parcel A Chapter 91 License” shall have the meaning set forth in Schedule 1.1-I.

“Parcel B Chapter 91 License” shall have the meaning set forth in Schedule 1.1-I.

“Parcel C Owner” shall mean Twenty Two Liberty LLC, a Delaware limited liability company.

“Parcel E Owner” shall mean Ten Fan Pier Boulevard LLC, a Delaware limited liability company.

“Parcel F Owner” shall mean Fallon Cornerstone One MPD LLC, a Delaware limited liability company.

“Parking Management Agreement” shall mean that certain Management Agreement dated as of December 17, 2013 by and between 11 Fan Pier Seller, 50 Northern Seller, Parcel C Owner, Developer, Parcel E Owner and Parcel F Owner (collectively, the “Garage Owners”) and Pilgrim Parking, Inc., and any replacement parking management agreement entered into by the Garage Owners in accordance with Section 9.2, pursuant to which the Parking Manager is to provide parking garage management services with respect to the Property.

“Parking Manager” shall mean Pilgrim Parking, Inc., or any successor parking garage manager selected in accordance with the terms of the Garage REA.

“Party” and “Parties” shall have the meanings set forth in the preamble to this Agreement.

“Permits” shall mean any licenses, permits, approvals, certificates or entitlements issued in connection with the Real Property, including the Listed Permits.

“Permitted Assignee” shall have the meaning set forth in Section 12.3.

“Permitted Exceptions” shall mean: (a) all matters shown on the Survey; (b) all matters, whether or not of record, that arise out of the actions of Purchaser or Persons acting under Purchaser; (c) any notices of lease evidencing the Leases or the Assumed Contracts; (d) the lien of general real estate taxes, personal property taxes and all water, sewer, utility, trash and other similar charges and assessments which are not yet due and payable; (e) any Lien, encumbrance or governmental obligation which either affects solely the property of a Tenant under a Lease or is a mechanic’s Lien that is the obligation of such Tenant to discharge, cure or comply with; (f) any Lien to secure payment of any Infrastructure Assessments (as such term is defined in the IDAA) under the IDAA; (g) all laws, regulations and ordinances restrictions including, without limitation, all environmental, use, building and zoning laws affecting the Properties or the ownership, use or operation thereof now in effect or which may be in force and effect on the Closing Date with respect to such Properties; (h) all matters (other than Seller Mortgages) that the Title Company is willing to insure over to the reasonable satisfaction of Purchaser without additional premium or indemnity (other than additional premium or indemnity that Seller in its sole discretion elects to pay or give); and (i) all of the matters referred to in Schedule 4.1 attached.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“PIC License (FPOC)” shall mean that certain License, Maintenance and Indemnification Agreement, Petition By Fan Pier Development LLC for Approval of Specific Repairs (Northern Avenue and Courthouse Way) dated October 25, 2007 by and between the City of Boston by and through its Public Improvement Commission and Developer.

“PIC License (Parcel A)” shall mean that certain Agreement Re: Non Exclusive Permit to Construct Temporary Earth Retention System and Temporary Support of Subsurface Construction (Fan Pier Project, Building A and Building F, Northern Avenue and Courthouse Way) dated as of October 25, 2007 by and between the City of Boston and Developer (as 50 Northern Seller’s predecessor-in-interest to the 50 Northern Land).

“Plans and Specifications” shall mean, collectively, (i) the 11 Fan Pier Plans and Specifications, (ii) the 50 Northern Plans and Specifications and (iii) the Water Related Improvements Plans and Specifications.

“Prior IDAA Obligations” shall have the meaning set forth in Section 9.3(e).

“Proceeds” shall mean, as applicable, (i) the amount of all insurance proceeds payable as a result of a Casualty to the Property or any portion thereof, or (ii) the amount of the Award payable as a result of a Condemnation of the Property or any portion thereof.

“Property” shall mean, collectively, the 11 Fan Pier Property and the 50 Northern Property.

“Public Realm Chapter 91 License” shall have the meaning set forth in Schedule 1.1-I.

“Punch List Items” shall mean, collectively, minor or insubstantial details of construction, decoration, mechanical adjustment or installation, which do not hinder or impede a certificate of occupancy (which may be temporary or permanent) issued by the appropriate Governmental Authority or the use, occupancy, operation or maintenance of the Property or the ability to obtain a temporary or permanent certificate of occupancy with respect thereto and items of a seasonal nature.

“Purchase Price” shall have the meaning set forth in Section 2.2.

“Purchaser” shall have the meaning set forth in the preamble of this Agreement, as supplemented by the terms of Section 12.3.

“Purchaser Lease Expenses” shall mean, collectively, (i) any Purchaser TA Costs, and (ii) any brokerage commissions and fees and any other third party costs and expenses payable by the landlord under any Lease and arising out of or in connection with any extension or expansion right exercised by any Tenant under any Lease after the Effective Date.

“Purchaser Parties” shall have the meaning set forth in Section 5.1(c).

“Purchaser TA Costs” shall mean, collectively, any tenant improvement costs and allowances payable by the landlord under any Lease arising out of or in connection with (a) any extension or expansion right exercised by any Tenant under any Lease after the Effective Date or (b) any Lease modification (as opposed to any Other Lease, including, without limitation, the Boat Building Lease, the Cafeteria Lease and the Starbucks Lease) entered into with Purchaser’s prior approval as provided in Section 9.2 between the Effective Date and the Closing Date.

“Purchaser’s Endorsements” shall mean the following to the extent such endorsements are generally available for real property such as the Real Property in the Commonwealth of Massachusetts:  (1) owner’s comprehensive (i.e., ALTA 9.2); (2) access; (3) “same as” survey; (4) subdivision; (5) zoning 3.1; (6) contiguity; (7) easement priority; (8) future insurance; (9) street address; (10) tax parcel identicality; (11) utilities facilities; (12) deletion of standard mechanic’s lien, parties-in-possession and gap exceptions; (13) easement — damage or enforced removal (i.e., ALTA 28); and (14) Co-Insurance (i.e., ALTA 23).

“Purchaser’s Work” shall have the meaning set forth in Section 5.1(d).

“Real Property” shall mean the 50 Northern Real Property and the 11 Fan Pier Property.

“Registry” shall mean the Suffolk County Registry of Deeds.

“Releases” shall have the meaning set forth in Section 7.2(c).

“Rent Roll” shall mean the rent roll attached hereto as Schedule 1.1-J.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of any lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits that are not the property of Tenants, licensees or other similar Persons not affiliated with either Seller or Developer, except for Seller’s rights therein (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature, in each case received by or paid to or for the account of or benefit of Seller or its agents or employees from any and all sources arising from or attributable to the Property.  Notwithstanding the foregoing, the Development Fee, any construction management fees due to either Seller under any lease and any Bond Issuance Costs reimbursements shall not be considered to be Rents.

“Reports” shall mean the reports listed on the attached Schedule 1.1-K.  The Reports are Confidential Information.

“Required Agreement Filing” shall have the meaning set forth in Section 5.3(b).

“Required Contracts” shall mean the IDAA, the TIF Agreement, the Parking Management Agreement, the PIC License (Parcel A), the TAPAs, the City/BRA Agreements and the Water Transportation Contribution Escrow Agreement.

“Required Form 8-K Filing” shall have the meaning set forth in Section 5.3(b).

“Required Off-Site Improvements” shall mean, collectively, (i) the 11 Fan Pier Required Off-Site Improvements and (ii) the 50 Northern Required Off-Site Improvements.

“SEC” shall have the meaning set forth in Section 5.3(b).

“Seller” shall have the meaning set forth in the preamble of this Agreement.

“Seller Bond Issuance Costs” shall mean an amount equal to the sum of the Incurred Bond Issuance Costs and the Estimated Remaining Initial Bond Issuance Costs.

“Seller Estoppel” shall have the meaning set forth in Section 6.1(d).

“Seller Lease Expenses” shall mean, collectively, any Seller TA Costs, brokerage commissions and fees and any other third party costs and expenses payable by the landlord under any Lease and arising out of or in connection with any of the Leases (other than (i) any such amounts payable by the applicable Master Tenant under the Master Leases and (ii) any Purchaser Lease Expenses).

“Seller Mortgage” shall mean any mortgage or deed of trust granted or assumed by Seller and encumbering the Real Property or any portion thereof or any other Lien securing the payment of a liquidated sum of money that was created by the act or omission of Seller.

“Seller Parties” shall mean Seller, Developer, 50 Northern Avenue Member LLC, Eleven Fan Pier Boulevard LLC, 11 Fan Pier Boulevard Member LLC, Fallon Cornerstone One MPD, LLC, CB Richard Ellis — N.E. Partners, LP as Managing Agent, Fallon Management Company LLC, The Fallon Company LLC, Fallon Fifty LLC, Fallon Eleven LLC, Cornerstone Real Estate Advisers LLC, Massachusetts Mutual Life Insurance Company, affiliates of any of the foregoing, and each of their respective direct and indirect owners, and their respective agents, partners, officers, directors, trustees, attorneys, advisors, managers and employees.

“Seller Representations” shall mean the representations and warranties of 50 Northern Seller, 11 Fan Pier Seller, Developer and any other Seller Party, respectively, expressly set forth in this Agreement or in any document executed and delivered by such Seller, Developer or any other Seller Party at Closing.

“Seller TA Costs” shall mean, collectively, any tenant improvement costs and allowances payable by the landlord under any Lease (other than (i) any such amounts payable by the applicable Master Tenant under the Master Leases and (ii) any Purchaser TA Costs).

“Seller’s Broker” shall mean Holliday Fenoglio Fowler, L.P.

“Seller’s Deliveries” shall have the meaning set forth in Section 8.1(b).

“Seller’s TA Costs Certificate” shall have the meaning set forth in Section 6.1(o).

“Starbucks Lease” shall mean a certain lease that may be entered into prior to Closing by and between 50 Northern Seller, as landlord, and Starbucks Corporation, a Washington corporation, as tenant, substantially in the form attached hereto as Schedule 1.1-L or as otherwise approved by Purchaser, as the same may be modified or amended from time to time in accordance with Section 9.2.

“Substantial Completion” shall (i) have the meaning set forth in Section 12.01 of Exhibit 10.03 to the Vertex Leases, with respect to (1) the Base Building Work and (2) the Finish Work, and (ii) mean, with respect to the Required Off-Site Improvements, that (1) such Required Off-Site Improvements are sufficiently complete for the use thereof and (2) all Governmental Approvals which are required for such use of the Required Off-Site Improvements have been validly issued and obtained.

“Survey” shall mean, collectively, (i) that certain survey entitled “ALTA/ACSM Land Title Survey, Fan Pier — Parcel A, South Boston, Massachusetts 02210” dated January 21, 2014 and most recently updated on February 3, 2014, prepared by Nitsch Engineering, and (ii) that certain survey entitled “ALTA/ACSM Land Title Survey, Fan Pier — Parcel B, South Boston, Massachusetts 02210” dated January 21, 2014 and most recently updated on February 3, 2014, prepared by Nitsch Engineering.

“Surviving Obligations” shall mean all obligations of a Party which by their terms expressly survive the Closing and/or termination of this Agreement.

“TAPA” shall mean the 50 Northern TAPA and the 11 Fan Pier TAPA.

“TAPA Amendments” shall mean the 50 Northern TAPA Amendment and the 11 Fan Pier TAPA Amendment.

“Taxes and Other Charges” shall mean all real estate taxes, personal property taxes, assessments, water rates or sewer rents, utility charges, amounts owed to FPOC pursuant to the

Fan Pier Declaration and any other charges now or hereafter levied or assessed or imposed against the Property or part thereof or incurred by the owner of the Property in connection with the ownership, operation, maintenance or management of the Property required under any of the Assumed Contracts or Permitted Encumbrances (including, without limitation, any linkage payments and all on-going monetary charges imposed on the Property (or any part thereof) in the nature of housing impact payments under zoning requirements).

“Tenants” shall mean Vertex and the Other Tenants.

“Tenants’ Taxes and Other Charges” shall mean, collectively, the portion of Taxes and Other Charges which (i) Vertex is obligated to pay under the Vertex Leases and (ii) Other Tenants are obligated to pay under their respective Other Leases.

“Threshold Amount” shall have the meaning set forth in Section 11.1.

“TIF Agreement” shall mean the Tax Increment Financing Agreement dated as of May 31, 2011 by and among the City of Boston, Vertex, 50 Northern Seller and 11 Fan Pier Seller, as the same may be amended from time to time in accordance with Section 9.2.

“Title Commitment” shall mean, collectively, (i) that certain Commitment for Title Insurance (Office File No. 11-0093MA) issued by the Title Company with respect to the 50 Northern Real Property and having an Effective Date of January 26, 2014 and (ii) that certain Commitment for Title Insurance (Office File No. 11-0093MA) issued by the Title Company with respect to the 50 Northern Real Property and having an Effective Date of January 26, 2014, each evidencing the Title Company’s commitment to issue the Title Policy to Purchaser.

“Title Company” shall mean the Boston, Massachusetts office of Fidelity National Title Insurance Company, having an address of 133 Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Joseph Sarno, Esq.

“Title Cure Cap” shall mean Five Hundred Thousand Dollars ($500,000).

“Title Policy” shall mean an Owner’s Policy of title insurance, with extended coverage (i.e., with ALTA General Exceptions deleted), dated as of the date and time of Closing and reissued as of the date and time of the recording of the Deeds, in the amount of the Purchase Price, insuring Purchaser as owner of good, record, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions and including the Purchaser’s Endorsements.

“Transaction Press Release” shall have the meaning set forth in Section 5.3(b).

“Turner” shall mean Turner Construction Company, a New York corporation.

“Unpaid Seller TA Costs” shall have the meaning set forth in Section 6.1(o).

“Update” shall have the meaning set forth in Section 7.5(c).

“Update Termination Period” shall have the meaning set forth in Section 7.5(c).

“Updated Certificate” shall have the meaning set forth in Section 6.1(m).

“Vertex” shall mean Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

“Vertex 11 Fan Pier Lease” shall mean that certain lease for 11 Fan Pier Boulevard (Parcel B Fan Pier) dated May 5, 2011 between 11 Fan Pier Seller, as landlord, and Vertex, as tenant, as modified by (i) that certain First Amendment to Lease dated as of October 31, 2011 between 11 Fan Pier Seller and Vertex, (ii) that certain Second Amendment to Lease dated as of April 11, 2012 between 11 Fan Pier Seller and Vertex, (iii) that certain letter agreement dated April 11, 2012 regarding Parcel B Lease — Construction Schedule and Bidding between 11 Fan Pier Seller and Vertex, (iv) that certain letter agreement dated July 10, 2013 regarding Parcel B Lease — Flammable Storage Licensing between 11 Fan Pier Seller and Vertex and (v) that certain undated Confirmation of Commencement Date between 11 Fan Pier Seller and Vertex, as the same may further be modified or amended from time to time in accordance with Section 9.2 prior to (but not after) the Closing.

“Vertex 50 Northern Lease” shall mean that certain lease for 50 Northern Avenue (Parcel A Fan Pier) dated May 5, 2011 between 50 Northern Seller, as landlord, and Vertex, as tenant, as modified by (i) that certain First Amendment to Lease dated as of April 11, 2012 between 50 Northern Seller and Vertex, (ii) that certain letter agreement dated April 11, 2012 regarding Parcel A Lease — Construction Schedule and Bidding between 50 Northern Seller and Vertex, (iii) that certain letter agreement dated July 10, 2013 regarding Parcel A Lease — Flammable Storage Licensing between 50 Northern Seller and Vertex, (iv) that certain letter agreement dated January 15, 2013 regarding Parcel A Lease — Emergency Egress Plans between 50 Northern Seller and Vertex and (v) that certain undated Confirmation of Commencement Date between 11 Fan Pier Seller and Vertex, as the same may be further modified or amended from time to time in accordance with Section 9.2 prior to (but not after) the Closing.

“Vertex Estoppel Requirement” shall have the meaning set forth in Section 6.1(c).

“Vertex Estoppels” shall mean, collectively, the 11 Fan Pier Vertex Estoppel and the 50 Northern Vertex Estoppel, and each of the 11 Fan Pier Vertex Estoppel and the 50 Northern Vertex Estoppel shall be referred to herein, individually, as a “Vertex Estoppel”.

“Vertex Leases” shall mean, collectively, the Vertex 11 Fan Pier Lease and the Vertex 50 Northern Lease, and each of the Vertex 11 Fan Pier Lease and the Vertex 50 Northern Lease shall be referred to herein, individually, as a “Vertex Lease.”

“Waiver Parties” shall have the meaning set forth in Section 7.2(b).

“Water Related Improvements” shall mean the recontouring (dredging) of that certain portion of the Fan Pier Project known as Fan Pier Cove and the construction of the water transportation terminal and related temporary ticket office (including, without limitation, the Water Transportation Terminal Shade Structure) in accordance with the Fan Pier Master Plan and as required by the 50 Northern Deed.

“Water Related Improvements General Contractor” shall mean RDA Construction Corp., a Massachusetts corporation, and any bondable replacement General Contractor licensed in the

Commonwealth of Massachusetts, engaged by 50 Northern Seller to perform the Water Related Improvements.

“Water Related Improvements General Contractor’s Agreement” shall mean that certain Standard Form of Agreement between Owner and Contractor Where the Basis of Payment is The Cost of the Work Plus a Fee with a Guaranteed Maximum Price, AIA Document A102 — 2007 dated as of December 24, 2012 by and between 50 Northern Seller and the Water Related Improvements General Contractor with respect to the construction of the Water Related Improvements, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“Water Related Improvements Marine Engineer” shall mean Childs Engineering Corporation, a Massachusetts corporation, and any replacement engineer selected by 50 Northern Seller.

“Water Related Improvements Marine Engineer’s Contract” shall mean that certain agreement between The Fallon Company and the Water Related Improvements Engineer, as accepted by The Fallon Company on January 20, 2007, as assigned to and assumed by the 50 Northern Seller with respect to the Water Related Improvements, as such agreement may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

“Water Related Improvements Plans and Specifications” shall mean the plans and specifications for the Water Related Improvements prepared by the Water Related Improvements Marine Engineer and more particularly identified in the Water Related Improvements Marine Engineer’s Contract, as the same have been modified, all of which are included in the Due Diligence Materials and as the same may be further amended and supplemented from time to time in accordance with Section 9.1(a).

“Water Transportation Contribution” shall have the meaning set forth in Section 8.4(h).

“Water Transportation Contribution Escrow Agreement” shall mean that certain Escrow Agreement (Water Transportation Contribution) to be executed prior to Closing by and between FPOC, Developer, 50 Northern Seller, DEP and Escrow Agent concerning the Water Transportation Contribution substantially in the form attached hereto as Schedule 1.1-M or as otherwise approved by Purchaser, such approval not to be unreasonably withheld.

“Water Transportation Terminal Shade Structure” shall have the meaning set forth in Section 9.4(f).

“when due” shall have the meaning set forth in Section 9.3(a).

ARTICLE 2

Agreement: Purchase Price

Section 2.1            Agreement to Sell and Purchase.  Subject to the terms and provisions hereof, (i) 50 Northern Seller agrees to sell the 50 Northern Property to Purchaser and (ii) 11 Fan Pier Seller agrees to sell the 11 Fan Pier Property to Purchaser, and Purchaser agrees to purchase the 50 Northern Property and the 11 Fan Pier Property from, respectively, 50 Northern Seller and 11 Fan Pier Seller.

Section 2.2            Purchase Price.  The purchase price for the Property shall be the sum of One Billion One Hundred Twenty-Five Million Four Hundred Twenty Thousand and 00/100 Dollars ($1,125,420,000.00) (the “Purchase Price”), consisting of the amount of Five Hundred Seventy-Two Million Seven Hundred Ninety-Seven Thousand and 00/100 Dollars ($572,797,000.00) allocable to the 50 Northern Property and the amount of Five Hundred Fifty-Two Million Six Hundred Twenty-Three Thousand and 00/100 Dollars ($552,623,000.00) allocable to the 11 Fan Pier Property.  Subject to the adjustments and apportionments set forth in this Agreement, the Purchase Price shall be paid on the Closing Date by wire transfer of immediately available federal funds to such account of the Title Company, as Escrow Agent, as may be designated in accordance with Article 8.

ARTICLE 3

Deposit

Section 3.1            Deposit.  Not later than the first Business Day following the Effective Date, Purchaser shall deposit Fifty Million Dollars ($50,000,000) (together with all interest and earnings on such amounts, the “Deposit”) with Escrow Agent by wire transfer of immediately available federal funds, which Deposit shall be non-refundable immediately upon payment, except as otherwise expressly provided in this Agreement.  The Deposit shall be held by Escrow Agent in a segregated “money market” interest bearing account pursuant to an escrow agreement in the form attached hereto as Schedule 3.1 (the “Escrow Agreement”).  Escrow Agent shall invest the Deposit in an interest-bearing savings or money market account, as directed by Purchaser and Seller.  Any and all interest earned on the Deposit shall be reported to Purchaser’s federal tax identification number and shall become part of the Deposit.  The Deposit shall be applied to the Purchase Price if the Closing occurs.  If the Closing does not occur as set forth in this Agreement, the Deposit shall be applied in accordance with the terms of this Agreement.  If Purchaser fails to deliver the Deposit to Escrow Agent within the time required under this Section 3.1, then this Agreement shall, at Seller’s election exercised prior to the Deposit being delivered to Escrow Agent, terminate (other than the Surviving Obligations).

ARTICLE 4

Survey and Title Commitment

Section 4.1            Title and Survey.

(a)           Prior to the Effective Date, Purchaser has delivered to Seller a copy of the Survey and a copy of the Title Commitment.  The Survey (and all related survey certifications) is addressed to both Purchaser and Seller, and Purchaser shall deliver to Seller a final signed and stamped Survey (together with all related survey certifications), addressed to both Purchaser and Seller, upon receipt from the surveyor.  Purchaser acknowledges that it has reviewed the Survey and the Title Commitment and hereby waives any right to object to any matter set forth in the Title Commitment or the Survey as each exists as of the Effective Date.

(b)           If any updated Title Commitment or Survey delivered to Purchaser and Seller after the Effective Date discloses any new matter (i.e., not previously shown) that adversely affects the Property (a “New Matter”) and Purchaser objects to such New Matter, Purchaser shall notify Seller within three (3) Business Days after becoming aware of such New Matter (or at the Closing if less than three (3) Business Days remain until the Closing Date) and Seller shall have until the Closing Date to cure such New Matter.  If at the Closing Date Seller has not completed the cure of any New Matter in title objected to by Purchaser pursuant to the immediately preceding sentence, then Purchaser shall have the option of either accepting the title as it then is or receiving a refund of the Deposit, which shall promptly be returned to Purchaser and thereupon Purchaser and Seller shall have no further obligations or liabilities under this Agreement except for Surviving Obligations.  Seller shall in no event be required to bring or settle a lawsuit to clear any claimed title or survey defects or New Matters and, except for Seller Mortgages, Seller shall never be required to expend more than the amount of the Title Cure Cap to cure any such New Matters.  All Seller Mortgages will be satisfied by Seller at or prior to the Closing or, if not so satisfied, shall be satisfied at Closing by reserving proceeds otherwise payable to Seller in a manner reasonably satisfactory to the Title Company.

Section 4.2            Discharge of Title Objections.  Notwithstanding anything herein to the contrary, Seller shall be deemed to have removed, cured and/or corrected each matter or condition that is not a Permitted Exception if, in Seller’s discretion and at its sole cost, Seller either (a) causes the Title Company to remove such matter or condition as an exception to title in the Title Policy issued at Closing or affirmatively insures against the same in a manner reasonably acceptable to Purchaser, in each case without any additional cost to Purchaser, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, or (b) delivers (i) its own funds (or directs that a portion of the Purchase Price be delivered) in an amount needed to fully discharge any such matter or condition to the Title Company with instructions for the Title Company to apply such funds to fully discharge any such matter or condition, and (ii) if required by the Title Company, such instruments in recordable form as are necessary to enable the Title Company to discharge such matter or condition of record.

ARTICLE 5

Access; Waiver of Due Diligence, Confidentiality; Due Diligence Materials

Section 5.1            Access.

(a)           During the pendency of this Agreement, Purchaser, personally or through its authorized agents, shall be entitled upon at least two (2) Business Days’ prior notice (or such shorter period as may be acceptable to Seller in its sole discretion) to Seller, which notice may be given by telephone or e-mail to Richard Martini at 617-737-4100 or rmartini@falloncompany.com, to reasonable access during normal business hours to the Real Property, provided that (i) such access shall be subject to (A) Tenants’ rights under their Leases and (B) applicable law, (ii) such access shall not unreasonably interfere with the use, occupancy, management or operation of the Real Property or any portion thereof by Seller, their respective property manager(s) or their respective Tenants and licensees and (iii) Seller shall have the right to have a representative present in connection with such access to the Real Property.  Without limiting the foregoing, all rights granted to Purchaser pursuant to this Article 5 shall be subject in all respects to the provisions of the Vertex Leases.  In connection with such access, Purchaser shall have the right to conduct inspections of the Real Property, subject to the terms set forth below.  Without Seller’s prior written consent, which Seller may give or withhold in their respective sole discretion, Purchaser shall not conduct any Phase II investigations, soil borings, testing or sampling of any surface or subsurface soils, water or other materials, or other physically invasive tests on or around the Real Property.  Without Seller’s prior written consent, which shall not be unreasonably withheld, Purchaser shall not collect air samples on or around the Real Property.  Purchaser’s rights of entry hereunder shall be subject to the following additional terms and conditions:

(b)           Purchaser shall provide to Seller in advance the names, addresses and scope of work for each consultant, contractor and agent who will be conducting due diligence at the Real Property.

(c)           Purchaser hereby agrees to indemnify, defend and hold harmless Seller and Seller Parties against and from any and all Claims resulting from the inspection of the Property by Purchaser or Purchaser’s affiliates, representatives, agents, contractors, consultants, employees, attorneys or licensees (collectively, the “Purchaser Parties”); provided, however, that Purchaser shall not indemnify, defend or hold harmless Seller or Seller Parties against Claims caused by Seller’s negligence or willful misconduct or which arise out of the mere discovery of conditions that were present before Purchaser or the Purchaser Parties entered onto the Real Property.  The foregoing indemnification obligation shall survive the Closing or termination of this Agreement.

(d)           Purchaser covenants and agrees to pay in full for all investigations and studies undertaken by or on behalf of Purchaser pursuant hereto (“Purchaser’s Work”) and to pay in full all persons who perform labor on the Real Property with respect to Purchaser’s Work, and not to permit or suffer any mechanic’s or materialman’s Lien of any kind or nature to be filed against the Property in connection with any of Purchaser’s Work.  Purchaser’s Work shall be conducted at Purchaser’s sole expense and shall be conducted in accordance with applicable laws, including, without limitation, laws relating to worker safety and the proper disposal of discarded materials.

(e)           Purchaser shall, at Purchaser’s sole cost and expense, promptly repair any damage to the Property caused by Purchaser or the Purchaser Parties and restore such Property or any portion thereof to substantially the same condition it was in prior to such damage, failing which Seller may perform such repairs and restoration and Purchaser shall reimburse Seller for the reasonable cost and expense thereof.

(f)            Prior to such time as Purchaser or any of the Purchaser Parties enter the Property, unless otherwise agreed in writing by Seller, Purchaser shall obtain or cause to be obtained insurance coverage as described below, for any and all Claims arising in connection with or incident to (i) the inspection of the Property by Purchaser or Purchaser’s Parties or (ii) the Purchaser’s or Purchaser Parties’ presence thereon:

(i)            Commercial General Liability Insurance on an “occurrence” basis, covering Purchaser’s activities and the activities of the Purchaser Parties on or about the Property, including (i) Protective Liability, (ii) Products/Completed Operations Liability, (iii) Broad Form Property Damage Liability, and (iv) Contractual Liability (which includes, without limitation, coverage for the indemnity and hold harmless agreement set forth in this Section 5.1), against claims for bodily injury, personal injury (with employee and contractual exclusions deleted), property damage and death, with limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily or personal injury or death, and Two Million Dollars ($2,000,000) aggregate per location, with aggregate limits of liability applying separately to Products/Completed Operations and all other general liability coverages combined;

(ii)           Commercial automobile insurance with limits of at least One Million Dollars ($1,000,000) per occurrence;

(iii)          Workers compensation insurance with statutory limits;

(iv)          Employers’ liability insurance with limits of at least One Million Dollars ($1,000,000);

(v)           Each liability policy shall be written on an “occurrence” basis, if available.  If any such policy is not available on an “occurrence” basis, and such policy is written on a “claims made” basis, such policy shall be subject to Seller’s prior written approval.  Each policy must be written so that the effective (or retroactive) date of the policy is prior to the date of Purchaser’s first access to the Property.  Any such “claims made” basis policy shall be maintained until the expiration of any applicable statute of limitations, but in any event for a period of not less than one (1) year following the date of this Agreement;

(vi)          If any such insurance policy expires before the termination of Purchaser’s obligation to carry such insurance pursuant to this Agreement, Seller shall be provided with renewal certificates or binders prior to such expiration;

(vii)         All insurance coverage required to be maintained by Purchaser hereunder shall be issued by insurance companies having a A.M. Best rating of at least A-VIII; and

(viii)        Before any entry onto the Property by any Purchaser Party, Purchaser shall provide Seller with one or more certificates of insurance naming each Seller, Fan Pier Development LLC, 50 Northern Avenue Member LLC, 11 Fan Pier Boulevard Member LLC, CB Richard Ellis — N.E. Partners, LP as Managing Agent, Fallon Management Company LLC, The Fallon Company LLC, Cornerstone Real Estate Advisers LLC, Massachusetts Mutual Life Insurance Company, any affiliates of Seller as Seller may reasonably request upon reasonable advanced notice and Drawbridge Special Opportunities Fund LP, as agent for certain lenders, as additional insureds on the commercial general liability insurance and commercial automobile insurance policies.

(g)           Purchaser shall not communicate with any Tenants without giving Seller at least two (2) Business Days’ prior notice, which notice may be given by telephone or e-mail to Richard Martini at 617-737-4100 or rmartini@falloncompany.com, and a representative of Seller shall have the right to be present when Purchaser or its representatives communicate with any Tenants.

(h)           Purchaser shall not communicate with any marketing or leasing personnel, or architects, engineers or contractors of the Property without Seller’s prior written approval, and a representative of Seller shall have the right to be present when Purchaser or its representatives communicate with any marketing or leasing personnel, or architects, engineers or contractors of the Property.

(i)            Except to the extent contemplated in Section 5.3(b) with respect to the Transaction Press Release, the Required Form 8-K Filing and the Required Agreement Filing, in no event shall Purchaser or its affiliates, attorneys, agents or representatives communicate with any Governmental Authority concerning the Property or the proposed sale of the Property; provided, however, that as long as this Agreement is in effect, Purchaser and its affiliates, attorneys, agents or representatives may contact any Governmental Authority as part of Purchaser’s customary due diligence to confirm compliance with applicable environmental, zoning and building code requirements provided that: (i) neither Purchaser nor its affiliates, attorneys, agents or representatives shall disclose the proposed sale of the Property or any aspect thereof (including, without limitation, the proposed purchase price to be paid for the purchase of the Property) to any of such Governmental Authorities; (ii) in no event shall Purchaser or its affiliates, attorneys, agents or representatives request any inspections of the Property by any of such Governmental Authorities; and (iii) Purchaser and its affiliates, attorneys, agents or representatives shall use commercially reasonable efforts to avoid triggering any inspections of the Property by any of such Governmental Authorities.

(j)            The provisions of this Section 5.1 supersede the provisions of the Access Agreement dated December 31, 2013 between Seller and Purchaser, except that the provisions of this Section 5.1 shall be construed as if they were in effect during the term of such Access Agreement notwithstanding that such term predates the effectiveness of this Agreement.

Section 5.2            Waiver of Additional Diligence Period.

(a)           Prior to the Effective Date, Seller has provided to Purchaser copies of the following items and materials: the Leases, the Contracts (including, without limitation, the Required Contracts), the Permits (to the extent in Seller’s possession or control), the Reports, the Plans and Specifications (to the extent in Seller’s possession or control), Seller’s most recent title insurance policies for the Property together with all of the exception documents referred to therein (to the extent such exception documents are in Seller’s possession or control), Seller’s most recent survey(s) of the Property, all existing engineering reports with respect to the Property (to the extent in Seller’s possession or control), and copies of all tax bills with respect to the Property for the previous three (3) tax years.

(b)           Purchaser acknowledges and agrees that it has executed this Agreement after a diligence period during which it had the opportunity to (i) physically inspect the Property, review economic data, underwrite the Tenants, review the Leases, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Real Property for the presence of Hazardous Materials in accordance with this Agreement, and to otherwise conduct such due diligence review of the Property and all records and other materials related thereto as Purchaser, in its absolute discretion, deemed appropriate, (ii) review the Due Diligence Materials and (iii) otherwise conduct due diligence review of the Property.

(c)           Not less than thirty-five (35) days prior to the Closing Date, Purchaser shall notify Seller as to which Contracts, if any, Purchaser wishes to assume and have assigned to it at the Closing (any such Contracts, the “Assumed Contracts”) pursuant to the applicable Assignment and Assumption Agreement and which Contracts, if any, shall be terminated by Seller, and in the absence of any such notice, Purchaser shall be deemed to elect to assume all of the Contracts; provided, however, that in all events the Assumed Contracts shall include the Required Contracts.  Notwithstanding anything in this Agreement to the contrary, Seller, at its sole cost and expense, shall terminate all management agreements relating to the Property other than the Garage Management Agreement effective on or before the Closing Date, and in no event shall such management agreements or the Brokerage Agreements be considered Assumed Contracts, irrespective of whether or not such agreements are included in the notice given by Purchaser pursuant to this Section 5.2(c).  Purchaser will assume the obligations applicable to the period from and after the Closing Date under the Assumed Contracts.  Seller shall terminate all other Contracts at or before Closing, except for the Construction Agreements and the Brokerage Agreements, which shall remain in effect after Closing but shall not be Assumed Contracts.

(d)           If Purchaser terminates this Agreement under any provision of this Agreement (other than pursuant to Section 11.1), Purchaser shall, upon written request from Seller, promptly deliver to Seller copies of all third party reports, studies and investigations relating to the Property in Purchaser’s possession or under its control (other than any reports, studies and investigations prepared by Purchaser’s business manager, Reit Management & Research, LLC, any attorney and accountant work product and any other materials subject to any legal privilege in favor of Purchaser), the same to be without warranty or representation by Purchaser or cost to Seller.

Section 5.3            Confidentiality.

(a)           Notwithstanding anything herein to the contrary, but subject to the other provisions of this Section 5.3 and Section 16.14 of the applicable Vertex Lease, Purchaser shall hold all Confidential Information in confidence prior to Closing and shall not at any time prior to Closing disclose or permit the disclosure of the Confidential Information to any Person without Seller’s prior written consent.  Purchaser further agrees, prior to Closing, to use the Confidential Information only for purposes of evaluating the Property in connection with its purchase thereof in accordance with the terms of this Agreement.  Prior to the Closing, Purchaser shall not disclose the transaction contemplated hereby or the Confidential Information to any Person, other than to such of its employees, officers, directors, attorneys, accountants and consultants who have a need to review the Confidential Information for the purpose of advising Purchaser on the suitability of the Property for purchase, and to its lenders and investors, provided that (y) in each case such Persons have been informed in writing of the confidential nature of such information and (z) Purchaser shall in no event disclose any financial information regarding any Seller Party to its investors without Seller’s prior written consent.  Purchaser shall use its commercially reasonable efforts to ensure that all its employees, officers, directors, attorneys, accountants and consultants to whom it discloses the Confidential Information shall keep the same confidential in accordance with the terms of this Agreement.  Purchaser shall be responsible for any disclosure or use of Confidential Information in violation of this Agreement by any such Person to whom Purchaser discloses the Confidential Information.

(b)           Notwithstanding the provisions of Section 5.3(a), Purchaser may disclose Confidential Information without Seller’s consent to the extent required by law, regulation or stock exchange rule or pursuant to a subpoena, court order or other legal proceeding.  Purchaser hereby represents and warrants that Purchaser is required by law to (i) publicly announce the transaction contemplated by this Agreement on or immediately following the Effective Date (such announcement, the “Transaction Press Release”), (ii) disclose the entry into this Agreement and certain information related thereto in a so-called “current report” on Form 8-K filing with the U.S. Securities and Exchange Commission (“SEC”) within four (4) Business Days following the Effective Date (the “Required Form 8-K Filing”) and (iii) file a copy of this Agreement (and any amendment thereto) as an exhibit to either the Required Form 8-K Filing or a subsequent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the SEC, covering the period in which this Agreement (or any amendment thereto) is executed (the “Required Agreement Filing”).  Based on such representation and warranty, Seller consents to Purchaser making the Transaction Press Release, the Required Form 8-K Filing and the Required Agreement Filing as required by law, provided that Purchaser may include in the Transaction Press Release, the Required Form 8-K Filing and the Required Agreement Filing only those portions of the Confidential Information that Purchaser is legally obligated to disclose, as determined in good faith by Purchaser.  Purchaser shall notify Seller (both by telephone and in writing) within one (1) Business Day of its knowledge of any other legally required disclosure, and shall cooperate with Seller’s counsel in any appeal or challenge to such other disclosure made by Seller.  If no protective order or similar relief is obtained with respect to such other disclosure, Purchaser: (i) may disclose only that portion of the Confidential Information that it is legally obligated to disclose, as determined in good faith by Purchaser, (ii) shall exercise reasonable efforts to obtain reliable assurances that the disclosed information will be kept confidential and (iii) shall exercise reasonable efforts to provide Seller with a copy of the information to be disclosed before the same is given to any third party.

(c)           If this Agreement is terminated, Purchaser shall, within three (3) Business Days after written request from Seller, (i) deliver to Seller all the Confidential Information that is in tangible form, including any copies or other embodiments thereof, or certify that the same has been destroyed (other than with respect to any filings made with the SEC prior to the time of such termination), and (ii) destroy all extracts, summaries and compilations thereof and references thereto which are in the notes, documents, databases or other records of Purchaser or its agents, representatives or affiliates (whether prepared by Purchaser or by Purchaser’s affiliates or representatives), and in either case Purchaser will certify in writing to the Seller that it has done so, provided, however, that Purchaser may retain copies to the extent that it is required to do so for legal or regulatory compliance purposes (which copies shall be retained subject to the terms and conditions of this Section 5.3).

(d)           Except as expressly set forth in Section 5.3(b), neither Seller nor Purchaser shall make any public announcements concerning the sale of the Property pursuant to this Agreement without first obtaining the prior written consent of the other; provided, however, that Seller and Purchaser may, in their own discretion and without the consent of the other, make such public announcements concerning the sale or the Property as each may determine is reasonable on or immediately following the Effective Date and/or the Closing Date.  Seller and Purchaser shall each provide a draft of each such public announcement to, and confer with, the other Party before making any such public announcement.  Notwithstanding the foregoing provisions of this Section 5.3(d), (i) Seller shall not specifically reference the Purchaser named herein (i.e., Senior Housing Properties Trust) in any public announcement prior to the earlier of such time as Purchaser has made the Transaction Press Release or the Required Form 8-K Filing and (ii) Purchaser shall not be obligated to confer with Seller or receive any approval from Seller prior to making the Transaction Press Release, the Required Form 8-K Filing or the Required Agreement Filing.  The provisions of this Section 5.3(d) shall survive Closing.

(e)           Purchaser acknowledges that the Confidential Information is of a special, unique, unusual, extraordinary and intellectual character and that the Seller’s interest in the Confidential Information may be irreparably injured by disclosure of such Confidential Information in violation of this Agreement.  Purchaser further acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Section 5.3 by it and that, in addition to all other remedies available at law or in equity, the Seller shall be entitled to specific performance or injunctive or other equitable relief as a remedy for any breach or potential breach by the Purchaser of this Section 5.3 and further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.  Without limiting the foregoing, Purchaser agrees to indemnify and hold Seller and Seller Parties harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation attorneys’ fees, arising out of any breach of this Section 5.3 by Purchaser or any Person to whom Purchaser discloses the Confidential Information in breach of this Section 5.3, provided that Purchaser shall not be liable for any consequential, special, punitive or indirect damages.  The provisions of this Section 5.3(e) shall survive Closing.

(f)            From and after the Closing, notwithstanding anything to the contrary contained in this Agreement, any Party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws.  The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including, without limitation, (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.  The provisions of this Section 5.3(f) shall survive Closing.

(g)           The provisions of this Section 5.3 shall (A) survive the termination of this Agreement but not Closing (except as otherwise expressly provided in this Section 5.3 and except that Purchaser acknowledges its obligation to maintain the confidentiality of the financial statements of the Master Tenant pursuant to the Master Lease) and (B) shall supersede (i) the provisions of the Confidentiality Agreement executed by Purchaser (or its affiliate) on September 16, 2013 and (ii) the provisions of the Access Agreement dated December 31, 2013 between Seller and Purchaser, except that the provisions of this Section 5.3 shall be construed as if they were in effect during the terms of each such agreement notwithstanding that such terms predate the effectiveness of this Agreement.

Section 5.4            Reporting.  In the event that Purchaser’s access and review under this Agreement reveals any condition of the Property that in Purchaser’s judgment requires disclosure to any Governmental Authority, Purchaser shall immediately notify Seller thereof.  In such event, Seller, and not Purchaser nor anyone acting on Purchaser’s behalf, shall make such disclosures with respect to such condition as Seller deems appropriate.  To the extent that Seller does not disclose such condition to an appropriate Governmental Authority despite Purchaser’s notification that, in Purchase’s judgment, such disclosure is required, Seller shall indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser to the extent arising out of Purchaser’s or Seller’s non-disclosure of such condition, provided that Seller shall in no event be liable for any consequential, special, punitive or indirect damages.

Section 5.5            TAPAs.

(a)           In order for each Seller to assign its respective TAPA to Purchaser, and for Purchaser to assume the obligations thereunder, each TAPA must be amended in accordance with the terms thereof (the “50 Northern TAPA Amendment” and the “11 Fan Pier TAPA Amendment”, respectively) and such TAPA Amendments must be executed by the applicable Seller, Purchaser and the Boston Transportation Department.  Within five (5) Business Days after the Effective Date, Seller shall provide the Boston Transportation Department its notice of intent to assign the applicable TAPA pursuant to the terms of such TAPA.  Seller and Purchaser shall reasonably cooperate in connection with the execution and delivery of the TAPA Amendments, which shall be in customary form and substance and otherwise in compliance with the applicable TAPA, subject to the reasonable approval of Purchaser, Seller and the Boston Transportation Department.  Without limiting the foregoing, Purchaser and Seller shall use diligent efforts to agree with one another and with the Boston Transportation Department on the final form and substance of the TAPA Amendments as soon as practicable following the Effective Date.  Promptly following such agreement, Purchaser shall deliver to Seller in escrow duly-executed counterparts of such final TAPA Amendments.  Seller shall thereafter attempt to have such final TAPA Amendments executed and delivered into escrow by the Boston Transportation Department at or prior to Closing.  If the TAPA Amendments are executed and delivered into escrow by the Boston Transportation Department prior to Closing, Seller shall hold such TAPA Amendments in escrow and thereafter release the TAPA Amendments at Closing in accordance with any applicable instructions from the Boston Transportation Department.  Notwithstanding the foregoing, Purchaser hereby acknowledges that execution of the TAPA Amendments by the Boston Transportation Department shall not be a condition of the Closing.  To the extent the TAPA Amendments are not executed at or prior to Closing, Seller and Purchaser shall reasonably cooperate to have such TAPA Amendments executed by the Boston Transportation Department as soon as practicable after Closing.

(b)           From Closing through such time as the monthly rate to be paid by Vertex and its employees pursuant to Parking Agreements (as such term is defined in the Garage REA) is not restricted under the applicable Vertex Lease as in effect on the Effective Date to a

Designated Percentage (as such term is defined in the applicable Vertex Lease as in effect on the Effective Date) of 45% or 65%, each Seller agrees to indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser due to a default under Section 3.C or Section 4.D(H) of the applicable TAPA beyond applicable notice and cure periods caused by a failure of the monthly rate charged by the Parking Manager to constitute market rent within the meaning of such TAPA, but only to the extent such failure is attributable to application of the obligation set forth in the applicable Vertex Lease to apply a Designated Percentage of 45% or 65% and provided that upon receiving any notice from the Boston Transportation Department in respect of any alleged default under Section 3.C or Section 4.D(H) of the applicable TAPA, Purchaser shall promptly provide the applicable Seller with a copy of such notice and Purchaser shall cooperate with Seller, at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser), in attempting to cure or otherwise resolve such default (including, without limitation, permitting the applicable Seller to communicate directly with the Boston Transportation Department).  In addition, each Seller agrees to indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser due to the failure of the Boston Transportation Department to execute the TAPA Amendments.  Notwithstanding the foregoing, Seller shall in no event be liable for any consequential, special, punitive or indirect damages.

(c)           The provisions of this Section 5.5 shall survive the Closing.

ARTICLE 6

Conditions Precedent, Casualty, Condemnation

Section 6.1            Conditions Precedent Favoring Purchaser.  Purchaser’s obligation to purchase the Property is subject to the fulfillment of the conditions set forth in this Section 6.1 on or before the Closing Date or such earlier date as is set forth below.  Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller or by Purchaser consummating the transactions described in this Agreement at the Closing.

(a)           Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller, as the case may be, prior to or at the Closing.

(b)           Subject to Section 7.5, on the Closing Date, the Seller Representations (as the same have been updated pursuant to Section 7.5(c)) shall be true, complete and accurate in all material respects, subject to: (1) changes that: (x) are caused by the acts or omissions of Purchaser or Persons acting under Purchaser, (y) cannot reasonably be expected, individually or in the aggregate, to (i) have an adverse effect upon Purchaser or the Property in excess of the Threshold Amount, with respect to any such changes that have measurable monetary implications, or (ii) have an adverse effect in any material respect on the 50 Northern Property or the 11 Fan Pier Property, with respect to any other changes, or (z) are a result of the construction, operation, management and/or leasing of the Property in the normal course of business since the Effective Date and in accordance with the terms of this Agreement; (2) Casualty or

Condemnation (which shall be governed by Section 6.3) and (3) any deemed modification or modification to any Seller Representation pursuant to Section 7.5(b) or (c); provided, however, that with respect to any Seller Representation that is made as of the Effective Date (or another specified date) or expressly states that it is made with respect to facts as of a specified date, this condition shall be satisfied so long as such Seller Representation was true, complete and accurate in all material respects as of the Effective Date or such other specified date, as applicable.

(c)           Not less than five (5) Business Days prior to the Closing, Purchaser shall have received Estoppel Certificates from Vertex with respect to each of the Vertex 50 Northern Lease (the “50 Northern Vertex Estoppel”) and the Vertex 11 Fan Pier Lease (the “11 Fan Pier Vertex Estoppel”), in each case dated no earlier than sixty (60) days before the Closing (the “Vertex Estoppel Requirement”), provided that Seller shall have the option from time to time, by written notice to Purchaser delivered not less than five (5) Business Days prior to the Closing, to extend the Closing Date for up to thirty (30) days to the extent Seller deems necessary to permit Seller to satisfy the requirement to deliver such Vertex Estoppels not less than five (5) Business Days prior to the Closing.  Each Vertex Estoppel shall be substantially in the form attached hereto as Schedule 6.1(c), but such form may contain modifications and additions so long as the substance of such form is included.  Except as otherwise provided in Section 6.1(m) below, no Vertex Estoppel Certificate shall count towards the Estoppel Requirement if it (1) discloses any material default by Seller or Vertex that was not disclosed to Purchaser before the Effective Date, (2) contains information that is materially inconsistent with the information set forth in the Vertex Leases or the Due Diligence Materials as made available to Purchaser before the Effective Date, (3) sets forth claims or disputes not disclosed to Purchaser before the Effective Date, and in each case such claims or disputes can reasonably be expected, individually or in the aggregate, to (i) have an adverse effect upon Purchaser or the Property in excess of Five Million Dollars ($5,000,000), with respect to any such claims or disputes that have measurable monetary implications, or (ii) have an adverse effect in any material respect on the 50 Northern Property or the 11 Fan Pier Property, with respect to any other such claims or disputes, or (4) discloses any information that would make any Seller Representation untrue in any material respect (without regard to the immediately following sentence).  If any Vertex Estoppel provided to Purchaser contains any information that is inconsistent with any Seller Representation, such Seller Representation shall be deemed modified by the information contained in such Vertex Estoppel.  Notwithstanding anything herein to the contrary but subject to the provisions set forth in Section 6.1(m) below, a Vertex Estoppel that would otherwise satisfy the requirements for an acceptable Vertex Estoppel above, except for an alleged “landlord default” or any Vertex claims or disputes in excess of the foregoing amounts set forth in such Vertex Estoppel shall be deemed acceptable and shall count toward the Vertex Estoppel Requirement if (x) Seller cures such asserted landlord default at or prior to the Closing, or (y) Seller is disputing such landlord default in good faith, such alleged default could not reasonably be expected to result in a termination of the respective Vertex Lease and Seller deposits (which may be funded from proceeds otherwise distributable to Seller at the Closing) with the Escrow Agent at the Closing funds in the amount of 125% of the amount reasonably adequate to effect the cure of such landlord default post-Closing and pay Vertex all amounts due under such Vertex Lease or that otherwise may be due to Vertex under applicable law, if any, as a result thereof, such funds to be held in escrow by the Escrow Agent until such dispute is resolved in the applicable landlord’s favor or such landlord default is cured, and if such dispute or default is not so resolved in the applicable landlord’s favor within ninety (90) days after the Closing, Purchaser may use and apply so much of the escrow funds as shall be necessary to cure the landlord default and pay Vertex all amounts due under such Vertex Lease or that may otherwise be due to Vertex under applicable law, if any, as a result thereof, and any remaining balance shall be promptly remitted to Seller.  Purchaser shall reasonably cooperate with Seller’s efforts to effect such cure after the Closing at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser).  Any Vertex Estoppel that sets forth claims, disputes or landlord defaults with respect to matters that are included in the applicable Finish Work Reconciliation Statement (as defined in the Vertex Leases) shall conclusively be deemed not to have an adverse effect with respect to such claims, disputes or landlord defaults, provided that Seller is disputing such claims, disputes or landlord defaults, such matters could not reasonably be expected to result in a termination of the respective Vertex Lease and Seller deposits (which may be funded from proceeds otherwise distributable to Seller at the Closing) with the Escrow Agent at the Closing funds in the amount of 125% of the amount reasonably adequate to effect the resolution of such matters post-Closing and pay Vertex all amounts due under such Vertex Lease or that otherwise may be due to Vertex under applicable law, if any, as a result thereof, such funds to be held in escrow by the Escrow Agent until such matter is resolved in the applicable landlord’s favor, and if such matter is not so resolved in the applicable landlord’s favor within ninety (90) days after the Closing, Purchaser may use and apply so much of the escrow funds as shall be necessary to resolve such matter and pay Vertex all amounts due under such Vertex Lease or that may otherwise be due to Vertex under applicable law, if any, as a result thereof, and any remaining balance shall be promptly remitted to Seller.  The provisions of this Section 6.1(c) shall survive Closing.

(d)           Not less than five (5) Business Days prior to the Closing, Purchaser shall have received Estoppel Certificates confirming the accuracy in all material respects of the Rent Roll from Other Tenants (each, an “Other Tenant Estoppel”) or shall have been provided with Seller Estoppels as permitted by the following sentence, in each case dated no earlier than sixty (60) days before the Closing, in a sufficient number so that, in the aggregate, Purchaser receives Estoppel Certificates that cover at least seventy percent (70%) (by net rentable square feet) of the Improvements that are subject to Other Leases as of the Closing (the “Other Tenant Estoppel Requirement”).  If the Seller is unable to obtain a sufficient number of Other Tenant Estoppels to meet the Other Tenant Estoppel Requirement, Seller or either of them (whichever is the landlord of the Tenant at issue) may, at their respective sole option, provide to the Purchaser one or more substitute Estoppel Certificates with respect to one or more of the Other Leases (a “Seller Estoppel”) to the extent necessary to satisfy the Other Tenant Estoppel Requirement.  Seller shall be entitled to continue to attempt to obtain an Other Tenant Estoppel from such Other Tenants after Closing.  If Purchaser subsequently receives an Other Tenant Estoppel from any Other Tenant for whom the applicable Seller has delivered a Seller Estoppel, Seller shall thereupon be released from liability with respect to the Seller Estoppel given with respect to such Other Tenant to the extent that the information contained in the Other Tenant Estoppel obtained from the Other Tenant is materially consistent with the information contained in Seller Estoppel.  Each Other Tenant Estoppel shall be substantially in the form attached hereto as Schedule 6.1(d), but such form may contain modifications and additions so long as the substance of such form is included, and the delivery of an Other Tenant Estoppel in form that complies in all material respects with the applicable Other Lease shall in all events be deemed to be an Other Tenant Estoppel in form and shall satisfy the Other Tenant Estoppel Requirement as to form for such Other Lease.  Except as provided in Section 6.1(m) below, no Other Tenant Estoppel (or Seller Estoppel) shall count towards the Other Tenant Estoppel Requirement if it (1) discloses any material default by Seller or the respective Other Tenant that was not disclosed to Purchaser before the Effective Date, (2) contains information that is materially inconsistent with the information set forth in the Other Leases or the Due Diligence Materials as made available to Purchaser before the Effective Date, (3) sets forth claims or disputes not disclosed to Purchaser before the Effective Date, and in each case such claims or disputes can reasonably be expected, individually or in the aggregate, to (i) have an adverse effect upon Purchaser or the Property in excess of One Million Dollars ($1,000,000), with respect to any such claims or disputes that have measurable monetary implications, or (ii) have an adverse effect in any material respect on the 50 Northern Property or the 11 Fan Pier Property, with respect to any other such claims or disputes, or (4) discloses any information that would make any Seller Representation untrue in any material respect (without regard to the immediately following sentence).  If any Other Tenant Estoppel or Seller Estoppel provided to Purchaser contains any information that is inconsistent with any Seller Representation, the Seller Representation shall be deemed modified by the information contained in such estoppel.  Notwithstanding anything herein to the contrary but subject to the provisions set forth in Section 6.1(m) below, an Other Tenant Estoppel that would otherwise satisfy the requirements for an acceptable Tenant Estoppel above, except for an alleged “landlord default” or any Other Tenant claims or disputes in excess of the foregoing amounts set forth in such Certificate shall be deemed acceptable and shall count toward the Other Tenant Estoppel Requirement if (x) the applicable Seller cures such asserted landlord default at or prior to the Closing, or (y) the applicable Seller is disputing such landlord default in good faith, such alleged default could not reasonably be expected to result in a termination of the respective Other Lease, and Seller deposits (which may be funded from proceeds otherwise distributable to Seller at the Closing) with the Escrow Agent at the Closing funds in the amount of 125% of the amount reasonably adequate to effect the cure of such landlord default post-Closing and pay the Other Tenant all amounts due under the Other Lease or that otherwise may be due to the Other Tenant under applicable law, if any, as a result thereof, such funds to be held in escrow by the Escrow Agent until such dispute is resolved in the applicable landlord’s favor or such landlord default is cured, and if such dispute or default is not resolved in the applicable landlord’s favor within ninety (90) days after the Closing, Purchaser may use and apply so much of the escrow funds as shall be necessary to cure the landlord default and pay the Other Tenant all amounts due under the Other Lease or that may otherwise be due to the Other Tenant under applicable law, if any, as a result thereof, and any remaining balance shall be promptly remitted to Seller.  Purchaser shall reasonably cooperate with Seller’s efforts to effect such cure after the Closing at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser).  Seller shall use good faith efforts to obtain Other Tenant Estoppels that satisfy the Other Tenant Estoppel Requirement, provided that Seller shall in no event be obligated to expend any funds in connection with obtaining such Other Tenant Estoppels, and Purchaser agrees that in no event shall the failure of Seller to obtain sufficient Other Tenant Estoppels to satisfy the Other Tenant Estoppel Requirement in and of itself constitute a default by Seller under this Agreement.  If Purchaser believes that any Other Tenant Estoppels delivered to it prior to Closing should not count toward the satisfaction of the Other Tenant Estoppels Requirement, Purchaser shall so notify Seller in writing within three (3) Business Days from Purchaser’s receipt of such Other Tenant Estoppels, which notice must set forth in reasonable detail the reasons why Purchaser does not believe that the Other Tenant Estoppels in question satisfies the requirements of this Section 6.1(d).  With respect to any Other Tenant Estoppels delivered to Purchaser as to which Purchaser does not so provide Seller with written notice of its objections within such three (3)

Business Days, Purchaser shall be deemed to have approved the applicable Other Tenant Estoppels.  The provisions of this Section 6.1(d) shall survive Closing.

(e)                                  Final Completion of the Base Building Work, Finish Work and Required Off-Site Improvements (including, without limitation, the Water Related Improvements) shall have occurred (the date of such occurrence being the “Final Completion Date”), as evidenced by Seller having delivered to Purchaser the following:

(i)                                     A written statement from the Seller substantially in the form attached hereto as Schedule 6.1(e)(i) certifying that Final Completion of the Base Building Work, Finish Work and Required Off-Site Improvements has occurred to the extent required pursuant to this Agreement (the “Final Completion Certificate”).

(ii)                                  Copies of each of the following documents or other items specified in the definition of “Final Completion” to the extent that such documents or other items were not previously delivered to Purchaser (collectively, the “Final Completion Deliveries”):

(1)                                 Final Lien Waivers from the Base Building General Contractors, Finish Work General Contractors and Water Related Improvements General Contractor (provided, however, if Seller is unable to obtain the required Final Lien Waiver from the Water Related Improvements General Contractor because such General Contractor has filed a Lien, Seller shall, in lieu of delivery of the applicable Final Lien Waiver, deliver evidence that any such Liens have been fully bonded, insured or otherwise secured to the reasonable satisfaction of Purchaser and discharged of record); and

(2)                                 As-built drawings with respect to the Base Building Work, Finish Work and Required Off-Site Improvements have been completed and issued to the extent set forth in the applicable Construction Agreements and as otherwise required by the Fan Pier Declaration.

(iii)                               Duly executed counterparts of the Final Completion Assignment Agreement, provided that the foregoing condition precedent shall be deemed satisfied notwithstanding the fact that the applicable General Contractor, Architect and/or Marine Engineer may not have executed a consent to the applicable Final Completion Assignment Agreement so long as Seller is using good faith efforts to obtain the same prior to Closing.  To the extent that any such General Contractor, Architect and/or Marine Engineer has not executed a consent to the applicable Final Completion Assignment Agreement at or prior to Closing, Seller shall use good faith efforts to cause such General Contractor, Architect and/or Marine Engineer to execute such consent after Closing.

(iv)                              Final payment certifications executed by each of the Architects, Water Related Improvements Marine Engineer and General Contractors, as applicable, certifying that all work to be performed under the General Contractor’s Agreements have been completed and paid for in full (collectively, the “Final Payment Certificates”).

Notwithstanding anything contained in this Agreement to the contrary, Final Completion shall be deemed to have occurred notwithstanding that one or more Punch List Items identified in the Vertex Estoppels have not been completed if (i) each of the other conditions to

Final Completion of the Base Building Work, Finish Work or Required Off-Site Improvements, as applicable, is satisfied and (ii) Seller deposits (which may be funded from proceeds otherwise distributable to Seller at Closing) with the Escrow Agent at Closing funds in the amount of 125% of the amount reasonably anticipated by Seller to be necessary to complete such outstanding Punch List Items, such funds to be held in escrow by the Escrow Agent until the completion of such outstanding Punch List Items.  Following Closing, Seller shall diligently pursue completion of such outstanding Punch List Items.  If such outstanding Punch List Items are not completed to the extent required pursuant to this Agreement within ninety (90) days after the Closing but in any event not later than the date that is fifteen (15) days before the date such outstanding Punch List Items need to be completed under the applicable Vertex Lease, Purchaser may use and apply so much of the escrow funds as shall be necessary to complete such Punch List Items, and any remaining balance shall be promptly remitted to Seller.  Purchaser shall reasonably cooperate with Seller’s efforts to effect such cure after the Closing at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser).  The provisions of this Section 6.1(e) shall survive Closing.

(f)                                   Purchaser shall have received (i) an Estoppel Certificate substantially in the form attached hereto as Schedule 6.1(f)-1 (the “Declaration Estoppel (Off-Record)”) and (ii) an Estoppel Certificate substantially in the form attached hereto as Schedule 6.1(f)-2 (the “Declaration Estoppel (Recordable)”, each from Developer, FPOC, Parcel C Owner, Parcel E Owner, Parcel F Owner, One Harbor Shore LLC, a Delaware limited liability company, and Two Harbor Shore LLC, a Delaware limited liability company.

(g)                                  Purchaser shall have received an Estoppel Certificate and Waiver of Parking Revenue Shortfall substantially in the form attached hereto as Schedule 6.1(g) (the “Garage REA Estoppel”) from Parcel C Owner, Developer, Parcel E Owner and Parcel F Owner.

(h)                                 Purchaser shall have received (i) a Certificate of Completion from the Boston Redevelopment Authority certifying that the construction of the Project (as defined in that certain Cooperation Agreement (Fan Pier Parcel B) dated as of June 15, 2011 by and between the Boston Redevelopment Authority and 11 Fan Pier Seller) has been completed in compliance with all the terms and conditions of said Cooperation Agreement and (ii) a Certificate of Completion from the Boston Redevelopment Authority certifying that the construction of the Project (as defined in that certain Cooperation Agreement (Fan Pier Parcel A) dated as of June 15, 2011 by and between the Boston Redevelopment Authority and 50 Northern Seller) has been completed in compliance with all the terms and conditions of said Cooperation Agreement, each in customary form and substance (collectively, the “BRA Certificates of Completion”).

(i)                                     Purchaser shall have received (i) a Certificate of Compliance from DEP evidencing that all work related to the 50 Northern Improvements has been completed pursuant to the Parcel A Chapter 91 License, (ii) a Certificate of Compliance from DEP evidencing that all work related to the 11 Fan Pier Improvements has been completed pursuant to the Parcel B Chapter 91 License and (iii) a Partial Certificate of Compliance from DEP evidencing that all work related to the Required Off-Site Improvements (including, without limitation, the Water Related Improvements) has been completed pursuant to the Public Realm Chapter 91 License, each in customary form and substance (collectively, the “DEP Certificates of Compliance”), provided that the foregoing condition precedent shall be deemed satisfied notwithstanding the fact that such DEP Certificates of Compliance may not evidence the completion of the Water Transportation Terminal Shade Structure.

(j)                                    Purchaser shall have received from the City of Boston Collector-Treasurer, (i) a certificate evidencing that the jobs exaction obligations under the Development Impact Project Agreement for the 11 Fan Pier Property, as further described in Schedule 1.1-A, has been satisfied and that the owner of the 11 Fan Pier Property has no further liability for such jobs exaction obligations, (ii) a certificate evidencing the extent to which the housing exaction obligations under the Development Impact Project Agreement listed in (i) above have been paid to date, (iii) a certificate evidencing that the jobs exaction obligations under the Development Impact Project Agreement for the 50 Northern Property, as further described in Schedule 1.1-A, has been satisfied and that the owner of the 50 Northern Property has no further liability for such jobs exaction obligations, and (iv) a certificate evidencing the extent to which the housing exaction obligations under the Development Impact Project Agreement listed in (iii) above have been paid to date, each in customary form and substance (collectively, the “Exaction Payment Certificate”).

(k)                                 The 11 Fan Pier Seller shall have filed with the Federal Aviation Administration (the “FAA”) a certified survey as required by the Determination of No Hazard to Air Navigation that was issued on January 16, 2009 regarding the 11 Fan Pier Improvements, and each Seller shall have filed with the FAA a Form 7460-2 (Notice of Actual Construction or Alteration) identifying the respective dates on which construction of the 11 Fan Pier Improvements and of the 50 Northern Improvements reached their greatest heights (collectively, the “FAA Certificates”).

(l)                                     If Seller is unable to obtain any of the documents described in Section 6.1(c)-(k) above (each of the foregoing, a “Certificate”) or which is otherwise necessary to meet any condition to Purchaser’s obligation to perform, Seller shall have the option, by written notice to Purchaser, to extend the Closing Date from time to time for not more than thirty (30) days.  Seller shall use commercially reasonable efforts to obtain each of the Certificates.

(m)                             In the event that the Closing is delayed for any reason, Seller shall have the option to obtain updates to any of the Certificates.  In addition, if as a result of any such delay in the Closing any Certificate shall cease to satisfy the applicable requirement set forth above to be dated no more than sixty (60) days prior to Closing, Seller shall use commercially reasonable efforts to obtain updates to any such Certificate (any such update, together with any update described in the immediately preceding sentence, each an “Updated Certificate”).  In the event that any Updated Certificate would cause such Updated Certificate not to comply with Section 6.1(c)-(k) (as applicable), then such Updated Certificate shall be treated as an Update in accordance with Section 7.5(c), and Purchaser’s only remedy with respect thereto shall be terminate this Agreement pursuant to the terms of Section 7.5(c) prior to the expiration of the Update Termination Period applicable thereto.

(n)                                 The Title Company shall be irrevocably committed, subject only to payment of its usual and customary premium, to issue the Title Policy to Purchaser.

(o)                                 Each Seller shall have delivered to Purchaser a written statement from such Seller (collectively, the “Seller’s TA Costs Certificate”) certifying, with respect to the Other Leases for space within its Improvements, (i) the amount of any Seller TA Costs payable by the landlord under each such Other Lease and (ii) the amount of any such Seller TA Costs that remain unpaid as of Closing (the “Unpaid Seller TA Costs”).

(p)                                 The physical condition of the Property shall be substantially in conformity with the applicable Plans and Specifications, unless such physical condition has been altered as the result of Condemnation or Casualty, in which case the provisions of Section 6.3 shall govern, or by Vertex in accordance with the provisions of the Vertex Leases.

(q)                                 No proceeding shall have been commenced against either Seller under the federal Bankruptcy Code or any state law for relief of debtors.

(r)                                    Subject to Section 9.3(e), each Seller shall have assigned its respective interest in the IDAA to Purchaser, as evidenced by Seller and Purchaser having executed an assignment and assumption agreement substantially in the form attached hereto as Schedule 6.1(r) (the “IDAA Assignment and Assumption Agreement”).

(s)                                   Each Seller shall have assigned its respective TAPA to Purchaser, as evidenced by Purchaser and the applicable Seller having executed a TAPA Amendment with respect to each of (i) the 50 Northern Property and (ii) the 11 Fan Pier Property.

(t)                                    50 Northern Seller (as successor in interest to Developer) shall have assigned to FPOC, and FPOC shall have assumed, 50 Northern Seller’s rights, title, interests and obligations in the PIC License (FPOC) for the period from and after the date of such assignment, and 50 Northern Seller shall have delivered a Transfer Notice (as such term is defined in the PIC License (FPOC)) to the City of Boston with respect to the PIC License (FPOC), in customary form and substance (collectively, the “Assignment of PIC License (FPOC)”).

(u)                                 Each Seller shall have removed temporary fencing and equipment, if any, and completed any additional required striping in its respective garage sufficient to make available for use the following number of parking spaces physically located in such garage: (i) 290 spaces in the garage on the 50 Northern Property and (ii) 429 spaces in the garage on the 11 Fan Pier Property.  Seller and Purchaser acknowledge that approximately 21 spaces in the garage on the 11 Fan Pier Property are presently not available for use due to construction activity on the adjacent parcel (Parcel C) pursuant to the exercise of such adjacent parcel owner’s rights under and pursuant to Section 8.1 of the Garage REA.

If the Closing is not consummated because of the failure of any condition precedent to Purchaser’s obligations expressly set forth in this Section 6.1 or elsewhere in this Agreement before the Closing Date (and in any event on or before May 27, 2014), or such earlier date as is set forth in this Agreement, and provided such failure is not on account of Purchaser’s failure to perform or tender performance as and when required under this Agreement beyond any applicable notice and cure period, then Purchaser shall have the option exercisable within ten (10) Business Days after the then-scheduled Closing Date to terminate this Agreement by giving written notice to Seller, whereupon all rights and obligations hereunder of each Party shall cease and terminate and be of no further force or effect except that the Deposit shall be returned to Purchaser and the Surviving Obligations shall survive, provided, however, in no event shall this provision limit Purchaser’s ability to pursue its rights and remedies under Section 11.1 if such conditions precedent are not satisfied as a result of a Seller default.

Section 6.2                                   Conditions Precedent Favoring Seller.  Seller’s obligations under this Agreement are subject to the fulfillment of the conditions set forth in this Section 6.2 on or before the Closing Date, or such earlier date as is set forth below.  Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser, or by Seller consummating the transactions described in this Agreement at the Closing.

(a)                                 Purchaser shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

(b)                                 On the Closing Date, the representations and warranties of Purchaser expressly set forth in this Agreement or in any document executed and delivered by Purchaser at Closing shall be true, accurate and complete in all material respects.

(c)                                  Subject to Section 9.3(e), Purchaser shall have assumed each Seller’s respective interest in the IDAA, as evidenced by Seller and Purchaser having executed the IDAA Assignment and Assumption Agreement.

(d)                                 Purchaser shall have assumed all of the Required Contracts, as evidenced by Purchaser and the applicable Seller having executed an Assignment and Assumption Agreement with respect to each of (i) the 50 Northern Property and (ii) the 11 Fan Pier Property.

(e)                                  Purchaser shall have assumed the TAPAs, as evidenced by Purchaser and the applicable Seller having executed a TAPA Amendment with respect to each of (i) the 50 Northern Property and (ii) the 11 Fan Pier Property.

(f)                                   Seller shall have received confirmation from Escrow Agent that it has received the payment of the Purchase Price in accordance with Section 2.2 (subject to the adjustments, apportionments and credits as provided for herein) and all other amounts due to Seller from Purchaser hereunder, and that Escrow Agent is in possession of written authorization from Purchaser to disburse such funds at the direction of Seller at Closing.

If the Closing is not consummated because of the failure of any condition precedent to Seller’s obligations expressly set forth in this Section 6.2 or elsewhere in this Agreement before the Closing Date (and in any event on or before May 27, 2014), or such earlier date as is set forth in this Agreement, and provided such failure is not on account of Seller’s failure to perform or tender performance as and when required under this Agreement beyond any applicable notice and cure periods, then Seller shall have the option exercisable within ten (10) Business Days after the then-scheduled Closing Date to terminate this Agreement by giving written notice to Purchaser, whereupon all rights and obligations hereunder of each Party shall cease and terminate and be of no further force or effect except that the Deposit shall be returned to Purchaser and the Surviving Obligations shall survive, provided, however, in no event shall this provision limit Seller’s ability to pursue its rights and remedies under Section 11.3 if such conditions precedent are not satisfied as a result of a Purchaser default.

Section 6.3                                   Casualty or Condemnation.

(a)                                 Seller shall give notice to Purchaser of any Condemnation or Casualty at the Property as soon as practicable following Seller’s knowledge of such occurrence.  If prior to Closing, the Real Property or any part thereof shall be (x) subject to a taking by any public or quasi-public authority through condemnation, eminent domain or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking) (collectively, “Condemnation”) or (y) destroyed or damaged by Casualty, and in either case (1) Vertex has the ability to terminate a Vertex Lease as a result of such Condemnation or Casualty, or (2) the Parties reasonably estimate the Proceeds from such Condemnation or the cost to repair the Casualty to be in excess of five percent (5%) of the Purchase Price (a “Major Event”), then Purchaser shall have the option exercisable within ten (10) Business Days after Purchaser and Seller make a determination or agree on such estimate either (a) to terminate this Agreement by written notice to Seller, whereupon all rights and obligations hereunder of each Party shall cease and terminate and be of no further force or effect except for the return of the Deposit to Purchaser and the Surviving Obligations, or (b) to elect to take title to the Real Property without any reduction in, abatement of, or credit against the Purchase Price except as expressly set forth in this Section 6.3(a), notwithstanding such Condemnation or Casualty; if Purchaser fails to make either such election within such period, Purchaser shall be deemed to have elected option (b).  If the Parties fail to agree to the reasonable estimate of the Proceeds from such Condemnation or the cost to repair the Casualty within thirty (30) days after the date of the applicable Condemnation or Casualty, then Seller and Purchaser may submit the dispute to the American Arbitration Association in Boston pursuant to the Expedited Procedures of the Commercial Dispute Resolution Procedures thereof (and the Closing will be adjourned pending the resolution of such arbitration).  If, despite the occurrence of a Major Event, Purchaser elects (or is deemed to have elected) to consummate the transactions contemplated by this Agreement, at the Closing Seller shall assign to Purchaser (without recourse) (x) the rights of Seller in and to the Condemnation Proceeds or all insurance Proceeds with respect to such Major Event, net of the amount of the reasonable costs and expenses incurred by Seller (including, but not limited to, reasonable legal fees and closing costs under a sale in lieu of or in anticipation of the exercise of a taking) in collecting same (“Net Proceeds”), and give Purchaser, without duplication, a credit against the Purchase Price in the amount of the Net Proceeds already received by Seller prior to Closing plus all applicable insurance deductibles plus all Proceeds applied to any indebtedness of Seller under any Seller Mortgage (provided, however, Seller shall receive, without duplication, a credit against such Purchaser credit for any such costs and expenses described in this clause (x) not recovered prior to Closing) and (y) the rights to settle any Condemnation proceeding or the loss under all policies of insurance applicable to the Major Event, and Seller shall at Closing and thereafter execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items.

(b)                                 If prior to Closing the Real Property or any part thereof shall be (x) subject to a Condemnation or (y) destroyed or damaged by Casualty, and, in either case, it is not a Major Event, then the transaction contemplated by this Agreement shall be consummated, without any reduction in, abatement of, or credit against the Purchase Price and Seller shall, at its option, either (i) repair such damage prior to Closing to the extent required under any Lease and Seller shall keep any insurance or Condemnation Proceeds, (ii) allow Purchaser a credit against the Purchase Price in an amount equal to the reasonably estimated cost of repair and Seller shall keep any insurance or Condemnation Proceeds, or (iii) assign to Purchaser (without recourse) the rights of Seller to the Net Proceeds, and, without duplication, give Purchaser a credit against the Purchase Price in the amount of the Net Proceeds already received by Seller prior to Closing plus all applicable insurance deductibles plus all Proceeds applied to any indebtedness of Seller under any Seller Mortgage (provided, however, Seller shall receive, without duplication, a credit against such Purchaser credit for any such costs and expenses described in clause (x) of the fourth sentence of Section 6.3(a) not recovered prior to Closing) and the rights to settle any Condemnation proceeding or the loss under all policies of insurance applicable to the Condemnation or Casualty, and Seller shall at Closing and thereafter execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items.

(c)                                  In order to permit Purchaser to fully recover all Net Proceeds to which it may be entitled under the terms of this Agreement in the event this Agreement is not terminated as a result of a Condemnation or Casualty, Seller shall include Purchaser as a loss payee under its business interruption / rental loss insurance policy from the Effective Date through the Closing Date or earlier termination of this Agreement.

(d)                                 The provisions of this Section 6.3 shall survive Closing.

ARTICLE 7

Representations and Warranties

Section 7.1                                   No Other Representations.  Except as otherwise expressly set forth in this Agreement or in any document executed and delivered by such Party at Closing, Purchaser and Seller specifically agree that neither is relying on any statements, representations or warranties of any kind whatsoever, express or implied, from the other Party or any other Person acting by, under or through the other Party.  Each Party acknowledges the legal significance of the foregoing and acknowledges that such agreement is a material inducement to such other Party’s willingness to enter into this Agreement.

Section 7.2                                   Purchaser’s Representations.  Purchaser warrants and represents to Seller as follows:

(a)                                 Purchaser acknowledges that it is experienced and sophisticated in the acquisition, development, management, leasing, ownership and operation of commercial real estate projects such as the Property and that it has had a full, complete and fair opportunity to conduct such investigations, examinations, inspections and analyses of the Property as Purchaser, in its absolute discretion, deems appropriate.  Purchaser further acknowledges that, except for the Seller Representations, Purchaser has not relied upon any statements, representations or warranties by Seller or any agent of Seller.  Without limiting the foregoing, Purchaser acknowledges and agrees that except for the Seller Representations: (1) any environmental, physical condition or other reports provided to Purchaser by Seller or its agents are provided without any representation or warranty of any kind, express or implied, as to the completeness or accuracy of the facts, presumptions, conclusions or other matters contained therein and (2) Purchaser shall rely solely on its own investigations and on reports prepared by any consultants engaged by Purchaser and not on any environmental, physical condition or other reports provided to Purchaser by Seller or its agents.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 7.2(a) shall survive the Closing.

(b)                                 Except for the Seller Representations , Purchaser agrees that the Property shall be sold and that Purchaser shall accept possession of the Property on the Closing Date strictly on an “AS IS, WHERE IS” AND “WITH ALL FAULTS, LIABILITIES, AND

DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” basis, with no right of set-off or reduction in the Purchase Price, and that, except for the Seller Representations, such sale shall be without representation or warranty of any kind, express or implied, including any warranty of income potential, operating expenses, conformance of any financial information to generally accepted accounting principles, uses, merchantability or fitness for a particular purpose, and Seller does hereby disclaim and renounce any such representation or warranty.  Purchaser specifically acknowledges that, except for the Seller Representations, Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, Developer, any other Seller Party or any broker or other agents as to any matters concerning the Property including: (1) the value of the Property; (2) any income to be derived from the Property; (3) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, including the possibilities for further development of the Property or construction thereon; (4) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property or any improvements thereon; (5) the manner, quality, state of repair or lack of repair of the Property (including the roof, foundation, HVAC systems or any other component of the Property or any improvements thereon); (6) the nature, quality or condition of the Property, including with respect to water conditions, soil, geological or geotechnical condition (including soil expansiveness, corrosivity, or stability, or seismic, hydrological, geological and topographical conditions and configurations, including any opinions or conclusions of any soils engineer(s) retained to perform geotechnical and/or soils studies or to oversee any soils engineering aspects of developing the Property); (7) the compliance of or by the Seller, the Property, or its operation with any codes, laws, rules, ordinances, regulations of any applicable Governmental Authority; (8) the manner or quality of the construction or materials incorporated into the Property; (9) compliance with Environmental Laws or land use laws, rules, regulations, orders, codes or requirements, including, but not limited to, the Americans with Disabilities Act of 1990, the Federal Fair Housing Act, the Federal Water Pollution Control Act, the U.S. Environmental Protection Agency regulations at 40 CFR, Part 261, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and/or any rules or regulations promulgated under any of the foregoing (as the same may be amended from time to time) or under any federal, state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials; (10) the presence or absence of radon gas, methane gas, asbestos or any other Hazardous Materials at, on, under, or adjacent to the Property; (11) the conformity of any improvements to any plans or specifications, including any plans and specifications that may have been or may be provided to Purchaser; (12) the conformity of the Property to past, current or future applicable zoning or building requirements; (13) deficiency of any undershoring; (14) deficiency of any drainage; (15) the fact that all or a portion of the Property may be located on or near an earthquake fault line or in or near an earthquake or seismic hazard zone or in a flood hazard zone; (16) the existence of vested land use, zoning or building entitlements affecting the Property; (17) water rights or the availability of or access to water; (18) the presence or suitability of any utilities or availability thereof; (19) the completeness or accuracy of any information provided to Purchaser by Seller or its agents; (20) any matters relating to the Leases or the Tenants; or (21) any other matter relating to the Property or to the development, construction, leasing, operation, or sale of the Property.  Purchaser further acknowledges and agrees that, except for the Seller Representations, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or any of the other Seller Parties or any agent of Seller, and Purchaser, for itself and for its successors and assigns, hereby expressly waives and releases Seller and each of the other Seller Parties from any such duty that otherwise might exist.  Without limiting the foregoing, Purchaser hereby agrees that, if at any time after the Closing, any third party or Governmental Authority seeks to hold Purchaser responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials in, on, above or beneath the Real Property or emanating therefrom, then Purchaser waives on behalf of itself and on behalf of each of its successors and assigns and each and all of its and their respective members, officers, directors, employees, parents, affiliates or subsidiaries and each of their respective successors and assigns (collectively the “Waiver Parties”), any rights Purchaser or Waiver Parties may have against Seller in connection therewith, and Purchaser agrees for itself and all Waiver Parties that neither Purchaser nor any of the Waiver Parties shall (1) implead the Seller, (2) bring a contribution action or similar action against the Seller or (3) attempt in any way to hold the Seller responsible with respect to any such matter; provided, however, that the foregoing provision shall not prevent Purchaser from relying on the Seller Representations, subject to the limitations and conditions relating thereto set forth in this Agreement.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 7.2(b) shall survive the Closing.

(c)                                  Except as expressly provided below in this Section 7.2(c), Purchaser, on its own behalf and on behalf of each of the Waiver Parties, hereby releases Seller and the other Seller Parties from, and irrevocably and unconditionally waives all claims and liability against Seller and each of the other Seller Parties for or attributable to, the following:

(i)                                     any and all statements or opinions heretofore or hereafter made, or information furnished, by or on behalf of the Seller Parties or any agent of Seller to Purchaser or any of Purchaser’s agents or representatives; and

(ii)                                  any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, whether known or unknown and foreseen or unforeseen, attributable to the Property and/or the ownership and operation thereof, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which have heretofore or may hereafter occur, including all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Property including claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, under or about the Property and any other matters described in Section 7.2(b);

provided, however, that the release and waiver set forth in this Section 7.2(c) is not intended and shall not be construed to affect or impair (i) any rights or remedies that Purchaser may have against Seller or any of the other Seller Parties as a result of a breach of any of the Seller Representations or of any covenant of Seller or any of the other Seller Parties expressly set forth in this Agreement or in any document executed and delivered by such Seller or Seller Party at Closing that expressly survives the Closing, subject to the terms and limitations on Seller’s liability as set forth elsewhere in this Agreement or (ii) any continuing rights, obligations or other matters with respect to any Seller Party arising from and after the Closing.

Purchaser acknowledges and agrees that (1) Purchaser may hereinafter discover facts different from or in addition to those now (or as of the Closing) known to Purchaser, (2) Purchaser’s agreement to release, acquit and discharge Seller and the other Seller Parties as set forth herein shall remain in full force and effect notwithstanding the existence or discovery of any such additional or different facts, (3) Purchaser, for itself and all Waiver Parties, knowingly waives any rights, privileges and benefits under any federal, state or local law which may negatively impact the validity or enforceability of any part of the releases set forth in this Agreement, (4) upon the completion of the Closing, Seller shall be deemed to have satisfied all of Seller’s obligations, covenants and liabilities in this Agreement and in any documents executed by Seller in connection herewith other than those obligations of Seller that, by the express terms of this Agreement, survive the Closing (in which case such survival shall be subject to the limitations set forth in this Agreement) or those obligations contained in any such documents executed by Seller in connection herewith, and (5) Purchaser irrevocably covenants never to commence or prosecute, or to collude with others to commence or prosecute, against Seller or any other Seller Party any action or proceeding based upon any claim covered by the foregoing release.

Purchaser understands the legal significance of the foregoing provisions and acknowledges and agrees that the provisions of Section 7.2(b) and (c) were a material factor in Seller’s acceptance of the Purchase Price and that Seller is unwilling to sell the Property to Purchaser without the benefit of the releases in favor of Seller and the other Seller Parties granted in Section 7.2(b) and (c) (collectively, the “Releases”).

The Releases may include claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist, which, if known by Purchaser, would materially affect Purchaser’s release of Seller and/or the other Seller Parties.  Purchaser specifically waives the provisions of any law of any state, territory or jurisdiction the import of which is as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 7.2(c) shall survive the Closing.

(d)                                 Purchaser is duly formed, validly existing and in good standing under the laws of its state of formation and, to the extent the Purchaser named herein (i.e., Senior Housing Properties Trust) takes title to either or both Properties at Closing, will at Closing be duly registered as a foreign entity in the Commonwealth of Massachusetts.  If Purchaser designates one or more Permitted Assignees to take title to the Property and/or to execute and deliver the documents to be executed and delivered by Purchaser hereunder in connection with the Closing pursuant to Section 12.3, each such Permitted Assignee shall at Closing be duly registered as a foreign entity in the Commonwealth of Massachusetts.  The Person(s) executing this Agreement on behalf of Purchaser has been duly authorized to do so and this Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.  Purchaser’s taxpayer identification number is 04-3445278.

(e)                                  There are no actions, suits or proceedings pending or, to the actual knowledge of Purchaser, threatened against or affecting Purchaser which, if determined adversely to Purchaser, would adversely affect its ability to perform its obligations hereunder.

(f)                                   Purchaser has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement.

(g)                                  Neither the execution, delivery or performance of this Agreement nor compliance herewith by Purchaser (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Purchaser, (2) to Purchaser’s actual knowledge, any law or any order, writ, injunction or decree of any court or Governmental Authority, or (3) any agreement or instrument to which Purchaser is a party or by which it is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

(h)                                 No authorization, consent or approval of any Governmental Authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder, except for (i) the Boston Transportation Department’s approval of the TAPA Amendments and (ii) any required approvals of the Commonwealth of Massachusetts and/or the City of Boston to Purchaser’s assumption of all of 50 Northern Seller’s and 11 Fan Pier Seller’s rights, interest and obligations as “Owners” under the IDAA in accordance with Sections 6.1(r) and 6.2(c).

(i)                                     Purchaser is either acting as a principal in this transaction or is acting for an investor over which Purchaser has discretionary authority in connection with the transaction contemplated hereby.

(j)                                    As of the Closing Date, Purchaser will have the financial resources necessary to consummate the transactions contemplated under this Agreement (but nothing herein shall be construed to grant Purchaser any financing contingency).

(k)                                 Purchaser acknowledges that as of the Effective Date it does not have actual knowledge of any matters which would form the basis for a claim by Purchaser that Seller or any Seller Party has breached any of the Seller Representations, provided that in no event shall this acknowledgement be deemed remade at Closing irrespective of Section 7.3(c).  Notwithstanding anything to the contrary set forth in this Agreement, if prior to the Closing Purchaser has or obtains actual knowledge (or is deemed to have knowledge) that any of the Seller Representations are untrue in any respect, Purchaser has a right to terminate this Agreement or otherwise not proceed with Closing pursuant to this Agreement on account thereof and Purchaser nevertheless proceeds with the Closing despite such actual knowledge or deemed knowledge (as opposed to exercising its rights, to the extent applicable, under Article 11), then such knowledge shall be attributed to Purchaser and the breach by Seller of the representations and warranties as to which Purchaser shall have such knowledge shall be waived by Purchaser, such representations and warranties shall be deemed modified to conform them to the information about which Purchaser had or is deemed to have had such knowledge and neither Seller shall have any liability to Purchaser, or its successors or assigns in respect thereof.

(l)                                     Purchaser and its affiliates and constituents are in compliance with all applicable Legal Requirements, and neither Purchaser nor any of its affiliates or constituents is a person or entity that:  (1) is listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 dated September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (as amended or supplemented from time to time, the “Order”); (2) is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http:www.treas.gov/ofac/tllsdn.pdf; (3) is owned or controlled by, or acting for or on behalf of, any person listed in the Annex to, or otherwise subject to the provisions of, the Order; or (4) to Purchaser’s actual knowledge, is (i) making or receiving any contribution of funds, goods or services to or for the benefit of any person listed in the Annex to, or otherwise subject to the provisions of, the Order, (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to the Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Order.  Purchaser hereby further warrants and represents that neither Purchaser nor any of its affiliates or constituents nor, to the Purchaser’s actual knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of the Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.  Neither Purchaser nor any of its affiliates or constituents nor, to Purchaser’s actual knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order.  Notwithstanding the foregoing, Purchaser makes no representations under this Section 7.2(l) with respect to the public shareholders of Purchaser or its affiliates or constituents.

Section 7.3                                   50 Northern Seller Representations.  50 Northern Seller warrants and represents to Purchaser as follows:

(a)                                 Representations Concerning 50 Northern Seller

(i)                                     50 Northern Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly registered as a foreign limited liability company in the Commonwealth of Massachusetts.  The Person(s) executing this Agreement on behalf of 50 Northern Seller has been duly authorized to do so and this Agreement constitutes the valid and legally binding obligation of 50 Northern Seller, enforceable against 50 Northern Seller in accordance with its terms.

(ii)                                  There are no actions, suits or proceedings pending or, to the knowledge of 50 Northern Seller, threatened against or affecting 50 Northern Seller which, if determined adversely to 50 Northern Seller, would adversely affect its ability to perform its obligations hereunder.

(iii)                               50 Northern Seller has full limited liability company right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement.

(iv)                              Except as set forth in attached Schedule 7.3(a)(iv), neither the execution, delivery or performance of this Agreement nor compliance herewith by 50 Northern Seller nor the conveyance of the Property to Purchaser (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of 50 Northern Seller, (2) to 50 Northern Seller’s knowledge, any law or any order, writ, injunction or decree of any court or Governmental Authority, or (3) except as set forth in Sections 7.3(a)(v)(i) and 7.3(a)(v)(ii), any agreement or instrument to which 50 Northern Seller is a party or by which it or the Property is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its Property pursuant to any such agreement or instrument.

(v)                                 No authorization, consent, or approval of any Governmental Authority (including courts) is required for the execution and delivery by 50 Northern Seller of this Agreement or the performance of its obligations hereunder, except for (i) the Boston Transportation Department’s approval of the TAPA Amendments and (ii) any required approvals of the Commonwealth of Massachusetts and/or the City of Boston to Purchaser’s assumption of all of 50 Northern Seller’s and 11 Fan Pier Seller’s rights, interest and obligations as “Owners” under the IDAA in accordance with Section 6.1(r) and 6.2(c).

(vi)                              50 Northern Seller is not a “foreign person” as defined in Section 1445 of the Code.

(vii)                           50 Northern Seller and its affiliates and constituents are in compliance with all applicable Legal Requirements, and neither 50 Northern Seller nor any of its affiliates or constituents is a person or entity that:  (1) is listed in the Annex to, or otherwise subject to the provisions of, the Order; (2) is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http:www.treas.gov/ofac/tllsdn.pdf; (3) is owned or controlled by, or acting for or on behalf of, any person listed in the Annex to, or otherwise subject to the provisions of, the Order; or (4) to 50 Northern Seller’s knowledge, is (i) making or receiving any contribution of funds, goods or services to or for the benefit of any person listed in the Annex to, or otherwise subject to the provisions of, the Order, (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to the Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Order.  50 Northern Seller hereby further warrants and represents that neither 50 Northern Seller nor any of its affiliates or constituents nor, to 50 Northern Seller’s knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of the Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.  Neither 50 Northern Seller nor any of its affiliates or constituents nor, to 50 Northern Seller’s knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order.

(b)                                 50 Northern Seller Representations Concerning the 50 Northern Property

(i)                                     Except as may be set forth in the attached Schedule 7.3(b), 50 Northern Seller has received no written notice from any Governmental Authority, and 50 Northern Seller has no knowledge, that there currently is any condemnation or eminent domain proceeding pending or threatened against the 50 Northern Real Property.

(ii)                                  Except as may be set forth in the attached Schedule 7.3(b), 50 Northern Seller has not received any written notice of any pending or threatened litigation against 50 Northern Seller that could, in the reasonable judgment of 50 Northern Seller and if determined adversely to 50 Northern Seller, adversely affect Purchaser or the 50 Northern Property following Closing, and, to 50 Northern Seller’s knowledge, there is no pending or threatened litigation that could adversely affect Purchaser or the 50 Northern Property following Closing in any material respect.

(iii)                               Except as may be set forth in the attached Schedule 7.3(b), 50 Northern Seller has received no written notice from any Governmental Authority or insurer requiring the correction of any condition with respect to the 50 Northern Property on account of a violation of any applicable Legal Requirement or applicable insurance requirement that has not been cured or waived, and, to 50 Northern Seller’s knowledge, no material violation of any applicable Legal Requirement or insurance requirement with respect to the 50 Northern Property exists which has not been cured or waived.

(iv)                              (a) 50 Northern Seller has made available to Purchaser copies that are true, correct and complete of the Leases, the Contracts (including, without limitation, the Required Contracts), the Reports and the Permits, each only with respect to the 50 Northern Property, and except as may be set forth in the attached Schedule 7.3(b), no written notice of default has been given under any of such Leases, Contracts, Reports, Permits and/or under any Permitted Exception with respect to the 50 Northern Property either by or to 50 Northern Seller alleging a default or violation, which default or violation has not been cured or waived, and 50 Northern Seller has no knowledge of any such default or violation or facts or circumstances which with the giving of notice and/or passage of time would constitute such a default or violation, in any material respect, which default or violation has not been cured or waived; (b) the Vertex 50 Northern Lease, the 50 Northern Other Leases and the Contracts, with respect to the 50 Northern Property, are in full force and effect and enforceable in accordance with their terms; and (c) the Vertex 50 Northern Lease, the 50 Northern Other Leases, the Contracts and the Permitted Exceptions constitute all of the agreements to which 50 Northern Seller is a party that will be binding on Purchaser or the 50 Northern Real Property following the Closing (to the extent assumed pursuant to the terms of this Agreement).

(v)                                 50 Northern Seller has provided or made available to Purchaser true, correct and complete copies of the 50 Northern Plans and Specifications.  To 50 Northern Seller’s knowledge, except as may be set forth in the attached Schedule 7.3(b), the 50 Northern Plans and Specifications comply with the 50 Northern Leases, the Contracts (including, without limitation, the Required Contracts), the Permits, the Permitted Exceptions and all Legal Requirements.

(vi)                              50 Northern Seller and the Seller Parties have no commitment or legal obligation, absolute or contingent, to any Person other than Purchaser to sell, assign, transfer or effect a sale of any of the 50 Northern Property (other than inventory in the ordinary course of business), to sell or effect a sale of capital stock or partnership interests, as applicable, of the 50 Northern Seller or any Seller Party, to effect any merger, consolidation, liquidation or dissolution or other reorganization of 50 Northern Seller or any Seller Parties, or to enter into any agreement or cause the entering into of any agreement with respect to any of the foregoing.

(vii)                           50 Northern Seller has no present or future obligation to pay any brokerage fees or commissions with respect to the Vertex 50 Northern Lease.

(viii)                        Except as set forth in Schedule 7.3(b), (a) no Tenant has asserted in writing and, to 50 Northern Seller’s knowledge, no Tenant has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under any 50 Northern Lease; (b) no Tenant under any 50 Northern Lease has prepaid any rent or other charges; (c) except as set forth in the 50 Northern Leases, 50 Northern Seller has no present or future obligation to provide any Tenant under any 50 Northern Lease with an allowance to construct, or to construct at its own expense, any tenant improvements; (d) no Tenant under any 50 Northern Lease has requested in writing a modification of its Lease, or a release of its obligations under its

Lease or has given any written notice terminating its Lease, and no such Tenant has been released of its obligations under its Lease.

(ix)                              To 50 Northern Seller’s knowledge, except as set forth in the Reports, the 50 Northern Property is free from all Hazardous Materials, except for such Hazardous Materials as are maintained in the ordinary course of business at the 50 Northern Property and in accordance with all Legal Requirements.

Section 7.4                                   11 Fan Pier Seller Representations.  11 Fan Pier Seller warrants and represents to Purchaser as follows:

(a)                                 Representations Concerning 11 Fan Pier Seller

(i)                                     11 Fan Pier Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly registered as a foreign limited liability company in the Commonwealth of Massachusetts.  The Person(s) executing this Agreement on behalf of 11 Fan Pier Seller has been duly authorized to do so and this Agreement constitutes the valid and legally binding obligation of 11 Fan Pier Seller, enforceable against 11 Fan Pier Seller in accordance with its terms.

(ii)                                  There are no actions, suits or proceedings pending or, to the knowledge of 11 Fan Pier Seller, threatened against or affecting 11 Fan Pier Seller which, if determined adversely to 11 Fan Pier Seller, would adversely affect its ability to perform its obligations hereunder.

(iii)                               11 Fan Pier Seller has full limited liability company right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement.

(iv)                              Except as set forth in attached Schedule 7.4(a)(iv), neither the execution, delivery or performance of this Agreement nor compliance herewith by 11 Fan Pier Seller nor the conveyance of the Property to Purchaser (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of 11 Fan Pier Seller, (2) to 11 Fan Pier Seller’s knowledge, any law or any order, writ, injunction or decree of any court or Governmental Authority, or (3) except as set forth in Sections 7.4(a)(v)(i) and 7.4(a)(v)(ii), any agreement or instrument to which 11 Fan Pier Seller is a party or by which it or the Property is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its Property pursuant to any such agreement or instrument.

(v)                                 No authorization, consent, or approval of any Governmental Authority (including courts) is required for the execution and delivery by 11 Fan Pier Seller of this Agreement or the performance of its obligations hereunder, except for (i) the Boston Transportation Department’s approval of the TAPA Amendments and (ii) any required approvals of the Commonwealth of Massachusetts and/or the City of Boston to Purchaser’s assumption of all of 50 Northern Seller’s and 11 Fan Pier Seller’s rights, interest and obligations as “Owners” under the IDAA in accordance with Section 6.1(r) and 6.2(c).

(vi)                              11 Fan Pier Seller is not a “foreign person” as defined in Section 1445 of the Code.

(vii)                           11 Fan Pier Seller and its affiliates and constituents are in compliance with all applicable Legal Requirements, and neither 11 Fan Pier Seller nor any of its affiliates or constituents is a person or entity that:  (1) is listed in the Annex to, or otherwise subject to the provisions of, the Order; (2) is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http:www.treas.gov/ofac/tllsdn.pdf; (3) is owned or controlled by, or acting for or on behalf of, any person listed in the Annex to, or otherwise subject to the provisions of, the Order; or (4) to 11 Fan Pier Seller’s knowledge, is (i) making or receiving any contribution of funds, goods or services to or for the benefit of any person listed in the Annex to, or otherwise subject to the provisions of, the Order, (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to the Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Order.  11 Fan Pier Seller hereby further warrants and represents that neither 11 Fan Pier Seller nor any of its affiliates or constituents nor, to 11 Fan Pier Seller’s knowledge, any brokers or other agents of same, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of the Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.  Neither 11 Fan Pier Seller nor any of its affiliates or constituents nor, to 11 Fan Pier Seller’s knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order.

(b)                                 11 Fan Pier Seller Representations Concerning the 11 Fan Pier Property

(i)                                     Except as may be set forth in the attached Schedule 7.4(b), 11 Fan Pier Seller has received no written notice from any Governmental Authority, and 11 Fan Pier Seller has no knowledge, that there currently is any condemnation or eminent domain proceeding pending or threatened against the 11 Fan Pier Real Property.

(ii)                                  Except as may be set forth in the attached Schedule 7.4(b), 11 Fan Pier Seller has not received any written notice of any pending or threatened litigation against 11 Fan Pier Seller that could, in the reasonable judgment of 11 Fan Pier Seller and if determined adversely to 11 Fan Pier Seller, adversely affect Purchaser or the 11 Fan Pier Property following Closing, and, to 11 Fan Pier Seller’s knowledge, there is no such pending or threatened litigation that could adversely affect Purchaser or the 11 Fan Pier Property following Closing in any material respect.

(iii)                               Except as may be set forth in the attached Schedule 7.4(b), 11 Fan Pier Seller has received no written notice from any Governmental Authority or insurer requiring the correction of any condition with respect to the 11 Fan Pier Property on account of a violation of any applicable Legal Requirement or applicable insurance requirement that has not been cured or waived, and, to 11 Fan Pier Seller’s knowledge, no material violation of any applicable Legal Requirement or applicable insurance requirement with respect to the 11 Fan Pier Property exists which has not been cured or waived.

(iv)                              (a) 11 Fan Pier Seller has made available to Purchaser copies that are true, correct and complete of the Leases, the Contracts (including, without limitation, the Required Contracts), the Reports and the Permits, each only with respect to the 11 Fan Pier Property, and except as may be set forth in the attached Schedule 7.4(b), no written notice of default has been given under any of such Leases, Contracts, Reports, Permits and/or under any Permitted Exception with respect to the 11 Fan Pier Property either by or to 11 Fan Pier Seller alleging a default or violation, which default or violation has not been cured or waived, and 11 Fan Pier Seller has no knowledge of any such default or violation or facts or circumstances which with the giving of notice and/or passage of time would constitute such a default or violation, in any material respect, which default or violation has not been cured or waived; (b) the Vertex 11 Fan Pier Lease, the 11 Fan Pier Other Leases and the Contracts, with respect to the 11 Fan Pier Property, are in full force and effect and enforceable in accordance with their terms; and (c) the Vertex 11 Fan Pier Lease, the 11 Fan Pier Other Leases, the Contracts and the Permitted Exceptions constitute all of the agreements to which 11 Fan Pier Seller is a party that will be binding on Purchaser or the 11 Fan Pier Real Property following the Closing (to the extent assumed pursuant to the terms of this Agreement).

(v)                                 11 Fan Pier Seller has provided or made available to Purchaser true, correct and complete copies of the 11 Fan Pier Plans and Specifications.  To 11 Fan Pier Seller’s knowledge, except as may be set forth in the attached Schedule 7.4(b), the 11 Fan Pier Plans and Specifications comply with the 11 Fan Pier Leases, the Contracts (including, without limitation, the Required Contracts), the Permits, the Permitted Exceptions and all Legal Requirements.

(vi)                              11 Fan Pier Seller and the Seller Parties have no commitment or legal obligation, absolute or contingent, to any Person other than Purchaser to sell, assign, transfer or effect a sale of any of the 11 Fan Pier Property (other than inventory in the ordinary course of business), to sell or effect a sale of capital stock or partnership interests, as applicable, of the 11 Fan Pier Seller or any Seller Party, to effect any merger, consolidation, liquidation or dissolution or other reorganization of 11 Fan Pier Seller or any Seller Parties, or to enter into any agreement or cause the entering into of any agreement with respect to any of the foregoing.

(vii)                           11 Fan Pier Seller has no present or future obligation to pay any brokerage fees or commissions with respect to the Vertex 11 Fan Pier Lease.

(viii)                        Except as set forth in Schedule 7.4(b), (a) no Tenant has asserted in writing and, to 11 Fan Pier Seller’s knowledge, no Tenant has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under any 11 Fan Pier Lease; (b) no Tenant under any 11 Fan Pier Lease has prepaid any rent or other charges; (c) except as set forth in the 11 Fan Pier Leases, 11 Fan Pier Seller has no present or future obligation to provide any Tenant under any 11 Fan Pier Lease with an allowance to construct, or to construct at its own expense, any tenant improvements; (d) no Tenant under any 11 Fan Pier Lease has requested in writing a modification of its Lease, or a release of its obligations under its Lease or has given any written notice terminating its Lease, and no such Tenant has been released of its obligations under its Lease.

(ix)                              To 11 Fan Pier Seller’s knowledge, except as set forth in the Reports, the 11 Fan Pier Property is free from all Hazardous Materials, except for such Hazardous Materials as are maintained in the ordinary course of business at the 11 Fan Pier Property and in accordance with all Legal Requirements.

Section 7.5                                   Knowledge; Breach.

(a)                                 For all purposes of this Agreement, including Sections 7.3 and 7.4, “knowledge” with respect to either Seller shall mean matters as to which Joseph F. Fallon has actual knowledge without any duty or responsibilities to make any inquiry, review or investigation.

(b)                                 As used in this Agreement the phrase “deemed to know” (or words of similar import) shall have the following meaning: Purchaser shall be “deemed to know” that a representation or warranty of Seller is untrue, inaccurate or incorrect to the extent that this Agreement, the Reports, the Due Diligence Materials made available by Seller to Purchaser or its agents before the Effective Date, any materials available on Vertex’s website (the homepage of which is accessible at www.vrtx.com) prior to the Effective Date or any Certificate contains information which is inconsistent with such representation or warranty.

(c)                                  The representations and warranties contained in this Agreement shall be deemed remade as of the Closing Date as if first made on and as of the Closing Date.  Seller shall have the right to amend and otherwise modify the Certificates, the Rent Roll and/or the representations and warranties made by Seller by written notice thereof to Purchaser (an “Update”).  With respect to any Update that has or is reasonably likely to have an adverse effect in any material respect on the Property or the Purchaser, as determined in Purchaser’s reasonable discretion, Purchaser shall have five (5) Business Days (the “Update Termination Period”) commencing upon Purchaser’s receipt of written notice of such Update during which Purchaser may terminate this Agreement (except for the Surviving Obligations), but only on account of such Update, by written notice to Seller, in which event Purchaser shall receive a refund of the Deposit.  In the event that any Update Termination Period commences less than five (5) Business Days prior to the Closing, then the Closing may be adjourned by Purchaser for a period of up to five (5) Business Days such that Purchaser may review such Update and the Closing shall be adjourned until the next Business Day following the expiration of such period.  In the event that Purchaser has a right to terminate this Agreement on account of an Update and Purchaser does not terminate this Agreement during the applicable Update Termination Period, then Purchaser shall have no further right to terminate this Agreement on account of such Update and this Agreement shall conclusively be deemed amended to incorporate such Update; provided, however, if Purchaser does not have a right to terminate the Agreement on account of such Update, Purchaser shall have all rights and remedies available to it under this Agreement as though no such Update were provided notwithstanding anything in this Agreement to the contrary.

(d)                                 Seller and Purchaser agree that each shall, subject always to Article 11 and the limitations set forth therein, be liable for the direct, but not consequential, special, punitive or indirect, damages resulting from any breach of its representations and warranties expressly set forth in this Agreement or in any document or certificate delivered in connection herewith; provided, however, that: (A) (i) such representations and warranties are personal to Seller and Purchaser and, notwithstanding any other provision of this Agreement, may not be assigned to or enforced by any other Person; provided, however, that Purchaser may assign the Seller Representations and Purchaser’s rights under this Article 7 to any Permitted Assignee; and (ii) the representations and warranties set forth in this Agreement or expressly set forth as such in any document or certificate delivered by Seller or Purchaser in connection herewith shall survive the Closing for a period of nine (9) months (such period of time being the “Claim Period”) (provided that the non-breaching Party shall be entitled to continue to pursue a claim after the Claim Period if (1) the non-breaching Party asserts such claim pursuant to this Section 7.5(d) prior to the expiration of the Claim Period and (2) thereafter diligently prosecutes such claim in accordance with this Section 7.5(d)), and (B) no action or proceeding thereon shall be valid or enforceable, at law or in equity, by the non-breaching Party unless (y) with respect to any claim of which the non-breaching Party or its attorneys, consultants or agents has or obtains actual knowledge (or is deemed to have knowledge) prior to Closing but for which the non-breaching Party does not have a right to terminate this Agreement or otherwise not proceed with Closing pursuant to this Agreement on account thereof, (i) the non-breaching Party provides written notice of such potential claim to the breaching Party not less than ten (10) Business Days prior to Closing (or, with respect to any claim of which the non-breaching Party first has or obtains actual knowledge less than ten (10) Business Days prior to Closing, the non-breaching Party provides such written notice to the breaching Party at Closing), which notice shall describe such potential claim in reasonable detail based upon the information available to the non-breaching Party at such time, (ii) the breaching Party does not cure such breach or failure to perform, (iii) the Closing is consummated and (iv) a legal proceeding is commenced by the non-breaching Party with respect to such potential claim within forty-five (45) days after the Claim Period, or (z) with respect to any other claim, the non-breaching Party provides written notice of such potential claim to the breaching Party within the Claim Period, which notice shall describe such potential claim in reasonable detail based upon the information available to the non-breaching Party at such time, and a legal proceeding is commenced by the non-breaching Party with respect to such potential claim within forty-five (45) days after the Claim Period.  Notwithstanding the foregoing, the breaching Party shall have no liability for any such breach: (a) regarding which the non-breaching Party or its attorneys, agents or consultants are deemed to know the facts or circumstances prior to Closing and for which the non-breaching Party has a right to terminate this Agreement or otherwise not proceed to Closing or (b) that was disclosed in this Agreement or any Exhibit or Schedule hereto, in the Due Diligence Materials, in any materials available on Vertex’s website (the homepage of which is accessible at www.vrtx.com) prior to the Effective Date, in the Title Commitment or Title Policy, or in any consultant reports prepared for the non-breaching Party or in any Certificate or Updated Certificates delivered or made available to Purchaser or its attorneys, consultants or agents at or before the Closing in accordance with this Agreement.  The non-breaching Party further agrees that no claim may or shall be made for any alleged breach of any representations or warranties made by the breaching Party under or relating to this Agreement unless the amount of such claim or claims, individually or in the aggregate, exceeds the Threshold Amount, and such claim or claims shall never, individually or in the aggregate, exceed the Damage Cap.

Section 7.6                                   Status of Reports.  Purchaser understands and acknowledges that, except for the Seller Representations, any Reports or other information provided to Purchaser are without any representation or warranty, express or implied, as to the completeness or accuracy of the facts, presumptions, conclusions or other matters contained therein.  Purchaser has been expressly advised by Seller to conduct an independent investigation and inspection of the Property utilizing experts as Purchaser deems to be necessary for an independent assessment of all liability and risk with respect to the Property.  Except for the Seller Representations, Purchaser shall rely only upon Purchaser’s own investigations and inquiries with respect to all such liability and risk, including all liability and risk with respect to the presence of Hazardous Materials in, on or around the Property.

ARTICLE 8

Closing

Section 8.1                                   Closing Process.  The Closing shall take place in accordance with the following process:

(a)                                 The Closing shall take place at 11:00 a.m. Boston time on the Closing Date.  Unless the Parties otherwise agree in writing, the Closing shall be conducted through a customary escrow arrangement with the Title Company and, on or before the Closing Date, the Seller shall deliver to the Title Company the documents listed in Section 8.2 and the Purchaser shall deliver to the Title Company the documents and funds described in Section 8.3.

(b)                                 Not less than fifteen (15) Business Days prior to the Closing Date, Seller shall deliver proposed final but unexecuted copies of each of the documents listed in Section 8.2 (“Seller’s Deliveries”).

(c)                                  Purchaser shall either approve or disapprove the Seller’s Deliveries in a written notice delivered to Seller on or before the date that is five (5) Business Days following the date on which such proposed final but unexecuted Seller’s Deliveries are delivered to Purchaser, provided that (i) Purchaser shall not unreasonably withhold, condition or delay its approval of the Seller’s Deliveries, (ii) to the extent the forms of Seller’s Deliveries are attached as Schedules or Exhibits to this Agreement, the scope of Purchaser’s review of such Seller’s Deliveries shall be limited to any material variations from such forms (beyond any variations contemplated by this Agreement) and (iii) if Purchaser fails to give such written notice within said five (5) Business Day period, it shall conclusively be deemed to have approved the Seller’s Deliveries.  If Purchaser disapproves any of the Seller’s Deliveries, Purchaser’s written notice shall set forth the reasons for such disapproval with respect to each of the Seller’s Deliveries to which Purchaser objects.  All Seller’s Deliveries to which Purchaser does not specifically object in such written notice shall conclusively be deemed approved.

(d)                                 Seller and Purchaser shall diligently and in good faith cooperate to agree on final forms of the Seller’s Deliveries to which Purchaser has objected pursuant to Section 8.1(c) within five (5) Business Days after the date of Purchaser’s written notice setting forth such disapproved Seller’s Deliveries.

(e)                                  In the event that the Title Company is not unconditionally released by Purchaser to pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations provided for herein, in immediately available wire transfer funds by 1:00 p.m. Boston time on the Closing Date, at the Seller’s election the Closing shall be deemed to have occurred on the following Business Day and the credits and prorations shall be recalculated accordingly.

Section 8.2                                   Seller’s Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller’s sole expense, the following items, each executed and acknowledged to the extent appropriate:

(a)                                 The Deeds;

(b)                                 The Master Leases, duly executed and acknowledged by the applicable Master Tenant;

(c)                                  Such documents as are specifically contemplated by the Master Leases to be executed by the applicable Master Tenant in connection with the execution and delivery of such Master Lease;

(d)                                 A non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Code;

(e)                                  Such evidence or documents as may be reasonably required by the Title Company so that the Title Company may deliver the Title Policy without exceptions relating to: (i) mechanics’ or materialmen’s liens; (ii) parties in possession; and (iii) the status and capacity of each Seller and the authority of the Person or Persons who are executing the various documents on behalf of each Seller in connection with the sale of the Property;

(f)                                   An updated Rent Roll;

(g)                                  A Closing Statement;

(h)                                 The Assignment and Assumption Agreements;

(i)                                     The Vertex Estoppels;

(j)                                    The Other Tenant Estoppels and any Seller Estoppels;

(k)                                 The Declaration Estoppel;

(l)                                     The Garage REA Estoppel;

(m)                             The BRA Certificates of Completion;

(n)                                 The DEP Certificates of Compliance;

(o)                                 The Exaction Payment Certificate;

(p)                                 The FAA Certificates;

(q)                                 The Final Payment Certificates;

(r)                                    The Final Reconciliation Statement;

(s)                                   The Final Completion Certificate;

(t)                                    The Final Completion Deliveries;

(u)                                 The Final Completion Assignment Agreement;

(v)                                 Updated Certificates, if any;

(w)                               The IDAA Assignment and Assumption Agreement;

(x)                                 The Assignment of PIC License (FPOC);

(y)                                 The TAPA Amendments executed by the applicable Seller (to the extent not previously executed in accordance with Section 5.5(a));

(z)                                  Seller’s TA Costs Certificate;

(aa)                          A notice letter to all Tenants other than the Master Tenant notifying them of the transfer of the applicable Lease, and the address to which rents thereunder should be paid;

(bb)                          A notice letter to parties to the Assumed Contracts notifying them of the assignment of such documents, together with such additional materials as may be required to effect such notice under the terms of such documents; and

(cc)                            Following the Closing, the following shall be delivered to Purchaser within ten (10) Business Days after Purchaser’s written request therefore, but only to the extent then available:

(i)                                     To the extent that the following are in the possession or control of Seller, originals or copies of the Leases, the Assumed Contracts and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, drawings and specifications and other documentation concerning all or any part of the Property (provided, however, Seller may keep copies of any of the foregoing); provided however, at Purchaser’s request, Seller will provide any of such information in electronic format, if the same is in the possession or control of Seller unless the same is in a proprietary format of a computer program, other computer software or under a licensing agreement that Seller is not transferring; and

(ii)                                  Any transferable bonds, warranties or guaranties that relate to either Property and are in Seller’s possession and control and any letter of credit or other non-cash security deposits delivered to Seller under the Leases, together with executed copies of all necessary transfer documents relating to the same.

Section 8.3                                   Purchaser’s Deliveries.  At the Closing, Purchaser shall deliver to Seller the following items each executed and acknowledged to the extent appropriate:

(a)                                 Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit and subject to apportionments and adjustments as set forth herein) and Purchaser’s share of all escrow costs and closing expenses;

(b)                                 The Master Leases;

(c)                                  Such documents as are specifically contemplated by the Master Leases to be executed in connection with the execution and delivery of such Master Lease;

(d)                                 Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Purchaser and the authority of the Person or Persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property;

(e)                                  A Closing Statement;

(f)                                   The Assignment and Assumption Agreements;

(g)                                  The Final Completion Assignment Agreement;

(h)                                 The IDAA Assignment and Assumption Agreement;

(i)                                     The TAPA Amendments executed by Purchaser (to the extent not previously executed in accordance with Section 5.5(a));

(j)                                    The Declaration Delegation;

(k)                                 The Garage REA Delegation; and

(l)                                     The IDAA Delegation.

Section 8.4                                   Costs and Prorations.

(a)                                 General.  The following listed items allocable to each Property will be adjusted to the payment period that includes the date of Closing and, except as otherwise provided, shall be prorated between the applicable Seller and Purchaser as of 12:01 a.m. on the date on which the Closing occurs in accordance with this Section 8.4 on the basis of the actual number of days of the month that have elapsed for the month in which the Closing occurs, the actual number of days in such month and a 365 day year; provided, however, that prorations of annual payments will be made based on the number of days of ownership in the applicable annual period and a 365 day year.  All such items attributable to the period prior to the Closing Date shall be credited or charged to the applicable Seller, and all such items attributable to the period commencing on the Closing Date shall be credited or charged to Purchaser.

(b)                                 Rents.

(i)                                     Each Seller shall be entitled to all Rents (including, without limitation, Tenant Taxes and Other Charges) under the Leases attributable to any period before the Closing Date once such Rents are actually received.  Rents received for the month in which the Closing occurs shall be prorated between the applicable Seller and Purchaser based upon the number of days in such month.  Purchaser shall be credited at Closing with: (i) all security or other deposits held by or on behalf of Seller with respect to the Property, in accordance with Section 8.4(c), (ii) any Rents under the Leases received by Seller and applicable to any period after the month in which the Closing occurs, (iii) any interest earned as of the Closing on security deposits or prepaid Rents held by or on behalf of Seller, to the extent that such interest is refundable to the applicable Tenant under the terms of the applicable Lease or applicable law, and (iv) any outstanding rent credit resulting from the Finish Work Reconciliation Statement under the Vertex Lease that remains outstanding (as noted in the Vertex Estoppels) to the extent allocable to the period from and after the Closing.

(ii)                                  In the event that Tenant Taxes and Other Charges are paid based on estimates and reconciled at a later date, such Tenant Taxes and Other Charges actually received prior to Closing shall be prorated at Closing as provided in this Section 8.4(b), and shall be adjusted post-Closing once reconciled as provided in Section 8.4(i).

(iii)                               Delinquent Rent shall not be accrued or prorated at Closing.  Any Delinquent Rent that is paid after the Closing Date shall, subject to the terms below, be paid to the applicable Seller, and if Delinquent Rent is received by Purchaser, Purchaser shall pay the Delinquent Rent to Seller promptly after collection by Purchaser as provided for below.

(iv)                              Purchaser shall use diligent and good faith efforts to collect any Delinquent Rent after the Closing, provided that Purchaser shall not be required to terminate any Lease or exercise any rights or remedies under any Lease or at law or in equity except in a manner consistent with the rights and remedies Purchaser exercises with respect to its own delinquent Rents accruing after Closing under the applicable Lease.  In the event Purchaser commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Purchaser is required to remit to Seller, Purchaser shall be entitled to deduct and retain a portion of the amount collected which is equal to the reasonable, third party expenses incurred by Purchaser in connection with the collection of such Delinquent Rent.  Purchaser shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by a Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining the applicable Seller’s written consent.  Following the Closing, with respect to any claims against any Tenant or other party for sums due with respect to periods prior to the Closing for which Purchaser had or obtained actual knowledge (or was deemed to have knowledge) at or prior to Closing and for which Purchaser had a right to terminate this Agreement or otherwise not proceed with Closing pursuant to this Agreement on account thereof, Seller shall have the right to pursue such claims; provided, however, that with respect to any legal proceedings against any Tenant, Seller shall be required to notify Purchaser in writing of its intention to commence or pursue such legal proceedings.  With respect to any other claims against any Tenant or other party for sums due with respect to periods prior to the Closing, (1) Seller shall not be permitted to make or continue to pursue any such claims directly against such Tenant or other party and (2) Purchaser shall use commercially reasonable efforts to pursue such claims on Seller’s behalf, provided that Purchaser shall not be required to terminate any Lease or exercise any rights or remedies under any Lease or at law or in equity except in a manner consistent with the rights and remedies Purchaser exercises with respect to its own delinquent Rents accruing after Closing under the applicable Lease.

(v)                                 All Rents collected after Closing shall be applied as follows: (1) first, to amounts due in the month in which the Closing occurs, (2) second, to amounts due subsequent to the month in which the Closing occurs, and (3) third, to Delinquent Rent, unless such Rents received are specifically earmarked or readily ascertainable to be for a certain period, in which event such Rents shall be applied to such specified periods.

(vi)                              Notwithstanding anything contained in Section 8.4(b)(v), all Rents collected after Closing by Seller in accordance with this Agreement from any Tenant or other party owing sums due with respect to periods prior to the Closing for which Purchaser had or obtained actual knowledge (or was deemed to have knowledge) at or prior to Closing that such amounts were owing and for which Purchaser had a right to terminate this Agreement or otherwise not proceed with Closing pursuant to this Agreement on account thereof, shall be applied as follows: (1) first, to amounts due in the month in which the Closing occurs, (2) second, to Delinquent Rent, and (3) third, to amounts due subsequent to the month in which the Closing occurs, unless such Rents received are specifically earmarked or readily ascertainable to be for a certain period, in which event such Rents shall be applied to such specified periods.

(c)                                  Cash Security Deposits.  Purchaser shall be credited at Closing with: (i) all cash security or other deposits held by or on behalf of each Seller with respect to such Seller’s Property (other than any security deposits held in the form of a letter of credit or other non-cash security) and (ii) any interest earned as of the Closing on cash security deposits or prepaid rent held by or on behalf of each Seller, to the extent that such interest is refundable to Tenants under the terms of the applicable Lease or pursuant to applicable law.  The cost of transferring any letter of credit or other non-cash security deposits shall be divided evenly between the applicable Seller and Purchaser.

(d)                                 Taxes and Other Charges.  All Taxes and Other Charges shall be prorated between the applicable Seller and Purchaser on an accrual basis based upon the actual current tax bill or other invoice for such charges, as applicable.  If the most recent tax bill or invoice received by the applicable Seller before the Closing is not the actual current tax bill or invoice, then such Seller and Purchaser shall initially prorate the applicable charge(s) included in Taxes and Other Charges at the Closing (i) by applying 100% of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, in the case of taxes, and (ii) based on the amount shown on such invoice, in the case of other charges, and shall reprorate such taxes or other charges retroactively when the actual current tax bill or invoice is available.  All Taxes and Other Charges accruing before the Closing shall be charged to the applicable Seller and all such Taxes and Other Charges accruing on and after the Closing shall be charged to Purchaser.  Any refunds of Taxes and Other Charges made after the Closing shall first be applied to any amounts owed to Tenants under the Leases, then to the unreimbursed third party costs incurred by the applicable Seller or Purchaser in obtaining the refund, then shall be paid to the applicable Seller (for the period prior to the Closing) and to Purchaser (for the period commencing on and after the Closing).  If any proceeding to determine the assessed value of the Real Property or either of them or the real estate taxes payable with respect to the Real Property or either of them has been commenced before the Effective Date and shall be continuing as of the Closing, Seller shall be authorized to continue to prosecute such proceeding so long as such proceeding shall not adversely affect Purchaser’s tax obligations from and after the Closing Date and Purchaser agrees to cooperate as reasonably requested with Seller and to execute any and all documents reasonably requested by Seller in furtherance of the foregoing.

(e)                                  Lease Expenses.  Each Seller shall pay all Seller Lease Expenses with respect to its Property (provided, however, that each Seller may, in its sole discretion, assign such obligation to the applicable Master Tenant at Closing and thereafter Seller shall have no further obligation or liability with respect to such Seller Lease Expenses), and Purchaser shall pay all Purchaser Lease Expenses.  Purchaser shall receive a credit at Closing in the amount of the Unpaid Seller TA Costs, as specified in the Seller’s TA Costs Certificate.  At Closing, Purchaser shall assume each Seller’s obligations to pay, when due (whether on a stated due date or by acceleration), the Unpaid Seller TA Costs, and Purchaser hereby agrees to indemnify, defend and hold such Seller harmless from and against any and all claims for the Unpaid Seller TA Costs, which obligations of Purchaser shall survive the Closing; provided, however, with respect to the Unpaid Seller TA Costs, Purchaser’s obligations under this sentence shall be limited to any amounts credited to Purchaser pursuant to the immediately preceding sentence.  Each Party shall make available to the other all records, bills, vouchers and other data in such Party’s control verifying Lease Expenses and the payment thereof.

(f)                                   Reimbursement for Bond Issuance Costs.  Each Seller, Developer or their respective affiliates shall pay any transaction and issuance costs associated with the Bonds (the “Bond Issuance Costs”) whenever incurred or arising except solely those incurred by Purchaser incident to the Additional Bonds (such costs incurred in connection with infrastructure improvements, including without limitation the fees and costs of the Independent Construction Agent, as defined in the IDAA, being paid by Developer as provided in Section 9.4 below).  Bond Issuance Costs shall not be accrued or prorated at Closing.  The Parties hereby acknowledge that Article 18 of the Vertex Leases provides that Vertex shall be entitled to an increase in the Finish Work Allowance (as defined in the Vertex Leases) equal to an aggregate (for both Vertex Leases) of 100% of the net proceeds (i.e., net of all transaction and issuance costs associated therewith incurred by the landlord thereunder or its affiliates) actually received by such landlord (i.e., from such bond financing) as described in such Article 18.  Accordingly, promptly following the issuance of the Initial Bonds and receipt by Purchaser of the proceeds thereof, Purchaser shall pay to Seller, solely as and to the extent Vertex shall have acknowledged and agreed (which acknowledgment and agreement may be provided in the Vertex Estoppel and/or separate written documentation) that the same shall be deducted from the Initial Bond proceeds to arrive at the net proceeds payable to Vertex under Article 18 of the Vertex Leases, an amount equal to the lesser of (i) the Seller Bond Issuance Costs and (ii) the Bond Issuance Costs actually incurred by Seller in connection with the issuance of the Initial Bonds.  In the event Developer incurs any costs in connection with the Additional Bonds, Developer shall so inform Purchaser in advance and promptly following the issuance of the Additional Bonds and receipt by Purchaser of the proceeds thereof, Purchaser shall pay to Seller, solely as and to the extent Vertex shall have acknowledged and agreed (which acknowledgment and agreement may be provided in the Vertex Estoppel and/or separate written documentation) that the same shall be deducted from the Additional Bond proceeds to arrive at the net proceeds payable to Vertex under Article 18 of the Vertex Leases, an amount equal to Developer’s costs so incurred.  The provisions of this Section 8.4(f) shall survive the Closing.

(g)                                  Garage REA Net Revenue.  Each Seller shall be entitled to all Net Revenue (as such term is defined in the Garage REA) under the Garage REA with respect to its Property attributable to any period before the Closing Date once such Net Revenue is actually received.  All such Net Revenue received for the month in which the Closing occurs shall be prorated between the applicable Seller and Purchaser based upon the number of days in such month.  From and after the Closing, Purchaser shall use diligent and good faith efforts to collect Net Revenue with respect to each Property that is attributable to any period before the Closing Date, provided that Purchaser shall not be required to exercise any rights or remedies under the Garage REA or at law or in equity except in a manner consistent with the rights and remedies Purchaser exercises with respect to Net Revenue accruing after Closing.  In the event Purchaser commences any action or proceeding under the Garage REA and as a result thereof collects any Net Revenue which Purchaser is required to remit to either Seller, Purchaser shall be entitled to deduct and retain a portion of the amount collected which is equal to the reasonable, third party expenses incurred by Purchaser in connection with the collection of such Net Revenue.  Purchaser shall not waive any claims to any Net Revenue which Purchaser is required to remit to either Seller or modify or amend the Garage REA so as to reduce the amount of any Net Revenue for any period in which Seller is entitled to receive such Net Revenue without first obtaining the applicable Seller’s written consent.

(h)                                 Day Care Contribution.  As a condition to permitting the Fan Pier Day Care Center (as such term is defined in the Fan Pier Declaration) to be located within its intended location in the retail area of the first (1st) floor of the 50 Northern Improvements, the Parcel A Chapter 91 License requires the owner of the 50 Northern Property to make certain specified contributions to subsidize an identified water transportation facility (collectively, the “Water Transportation Contribution”).  No installments of the Water Transportation Contribution made prior to Closing shall be prorated at Closing, but Purchaser shall receive a credit at Closing in the amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000) in respect of a portion of the Water Transportation Contribution yet to be funded.  At Closing, Purchaser shall assume the obligations to make, when due, the Water Transportation Contribution from and after the Closing Date, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims with respect thereto, which obligations of Purchaser shall survive the Closing.

(i)                                     Closing Statement.  Purchaser and Seller shall cooperate to produce prior to the Closing Date a schedule of prorations and closing costs that is as complete and accurate as reasonably possible (the “Closing Statement”).  If any of the aforesaid prorations that are to be prorated or adjusted at Closing cannot be calculated accurately on the Closing Date, then they shall be estimated to the extent possible as of the Closing and calculated as soon after the Closing Date as is feasible.  All adjustments to initial estimated prorations shall be made by the Parties with due diligence and cooperation within sixty (60) days following the Closing, or such later time as may be required to obtain necessary information for proration, by prompt cash payment to the Party yielding a net credit from such prorations from the other Party.  So long as the Parties have reasonably cooperated with respect to such adjustments, the provisions of this Section 8.4 shall survive the Closing through the final day of the calendar year following the calendar year in which the Closing occurs, and after such period neither Seller nor Purchaser shall have any further rights or obligations under this Section 8.4.

(j)                                    Closing Costs.  Purchaser and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.  Purchaser shall pay (i) all costs associated with its due diligence, including the cost of appraisals, architectural, engineering, credit and environmental reports, (ii) all title insurance premiums and charges and all title examination costs, and (iii) all survey costs.  Seller shall pay all documentary stamp taxes owing with respect to the Deeds.  Purchaser and Seller shall each pay one-half of the Escrow Agent’s fees for acting as escrow agent.  All other customary purchase and sale closing costs shall be paid by Seller or Purchaser in accordance with the custom in the jurisdiction where the Real Property is located.

ARTICLE 9

Construction, Leasing and Other Property Operations

Section 9.1                                   Seller’s Construction Obligations: Final Completion.

(a)                                 From and after the Effective Date, Seller shall (a) diligently pursue construction of the Base Building Work and the Finish Work to Final Completion substantially in accordance with the applicable Plans and Specifications (except for changes permitted in accordance with this Section 9.1(a)), and in compliance with all restrictions, covenants and easements affecting the Property, all applicable Legal Requirements and all Governmental Approvals, and (b) pay all sums and perform such duties as may be necessary to complete such construction of the Improvements substantially in accordance with the Plans and Specifications (except for changes permitted in accordance with this Section 9.1(a)) and in compliance with all restrictions, covenants and easements affecting the Property, all Legal Requirements and all Governmental Approvals, it being understood and agreed by Purchaser that Seller’s obligations under this Section 9.1(a) are dependent on (i) Vertex’s obligations under the Vertex Leases to pay 11 Fan Pier Excess Costs, 50 Northern Excess Costs, 11 Fan Pier Finish Work Change costs and 50 Northern Finish Work Change costs and (ii) such amounts being made available to Seller for such purposes.  The foregoing shall be accomplished, subject to Permitted Exceptions, free from any liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith unless fully bonded, insured or otherwise secured to the reasonable satisfaction of Purchaser and discharged of record.  Seller shall permit no deviations from the applicable Plans and Specifications for the Base Building Work and the Finish Work during construction without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that each Seller may make changes without Purchaser’s prior approval so long as (1) such changes are (i) “bid and award” Change Orders within the existing scope of work of the applicable General Contractor’s Agreement, (ii) Change Orders which are required or permitted to be made pursuant to the Vertex Leases, (iii) any other Change Orders which do not exceed, individually, One Million Dollars ($1,000,000) or (iv) non-material field changes that do not affect the scope of the Improvements, (2) such changes will not violate the terms of either of the Vertex Leases and (3) the applicable Seller uses reasonable efforts to provide Purchaser with copies of all such Change Orders entered into with respect to the Improvements within five (5) days after the same are executed.

(b)                                 From and after the Effective Date, Seller shall diligently pursue construction of the Required Off-Site Improvements (including, without limitation, the Water Related Improvements) to Final Completion substantially in accordance with the requirements of the 11 Fan Pier Deed and the 50 Northern Deed, in each case in compliance with all restrictions, covenants and easements affecting the Fan Pier Project, all applicable Legal Requirements and all Governmental Approvals.  Seller shall permit no deviations from the applicable Plans and Specifications for the Required Off-Site Improvements during construction without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 9.2                                   Leasing.

(a)                                 From and after the Effective Date, Seller shall not enter into any new Lease Transaction without Purchaser’s prior written consent, which may be granted or withheld in Purchaser’s sole and absolute discretion except as otherwise provided in this Section 9.2(a). Notwithstanding the foregoing, Seller shall not be required to obtain Purchaser’s consent (1) to (i) enter into any modification, renewal or extension of any of the Leases, or (ii) grant any consent or approval under any of the Leases (including, without limitation, any consents or approvals requested by Vertex under Schedule 10.01 of the applicable Vertex Lease), in each case to the extent that (A) such consents or approvals are approvals of plans or specifications with respect to the buildout of the applicable leased premises, (B) such consents or approvals do not create additional obligations on Purchaser or risk of liability that will not be the responsibility of the applicable Master Tenant following Closing or (C) the same is required or permitted pursuant to the applicable terms of the relevant Lease and the applicable Lease does not call for any discretionary action on the part of Seller with respect thereto, or (2) to enter into any or all of the Boat Building Lease, the Cafeteria Lease or the Starbucks Lease.  Notwithstanding the foregoing, in connection with any matter with respect to which, under the applicable Lease, Seller may not unreasonably withhold its consent or approval, Purchaser shall be bound by the same standard.  The review and approval process for any proposed new lease for space in the Improvements other than the Boat Building Lease, the Cafeteria Lease or the Starbucks Lease shall be as set forth in the applicable form of 11 Fan Pier Master Lease or form of 50 Northern Master Lease attached to this Agreement as Schedules 9.2(c)-1 and 9.2(c)-2, respectively, as if (i) such form of master lease were in effect at the time of such review and approval and (ii) such proposed lease constituted a Space Lease (as such term is defined in the applicable form of Master Lease) under the applicable form of Master Lease.

(b)           From and after the Effective Date, Seller shall not enter into any (i) new service, management, leasing brokerage or any other contracts for the Property or (ii) modifications, renewals or terminations of any contracts, in either case that would be binding on Purchaser after Closing, without the written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole discretion.  If Purchaser does not notify Seller in writing of its consent or disapproval within three (3) Business Days after notice thereof from Seller, Purchaser shall be deemed to have consented to such requested action.  If Purchaser disapproves any such request, then Purchaser’s written notice shall specify the reasons for such disapproval.

(c)           At Closing, (i) Purchaser, as landlord, shall enter into a master lease substantially in the form attached hereto as Schedule 9.2(c)-1 with 11 Fan Pier Master Tenant, as tenant, for the 11 Fan Pier Master Leased Premises (the “11 Fan Pier Master Lease”) and (ii) Purchaser, as landlord, shall enter into a master lease substantially in the form attached hereto as Schedule 9.2(c)-2 with 50 Northern Master Tenant, as tenant, for the 50 Northern Master Leased Premises (the “50 Northern Master Lease”).

Section 9.3            Operation of the Property.

(a)           Except as otherwise provided in or restricted by this Article 9, each Seller shall at all times prior to Closing (i) continue to conduct business with respect to its Property in the ordinary course of its business substantially in the same manner in which said business has been heretofore conducted, including, without limitation, pursuing the issuance of the Initial Bonds, (ii) perform its obligations under the Leases and any contracts or other agreements affecting its Property (including, without limitation, the Construction Agreements, the Contracts and the Permitted Exceptions), (iii) comply, in all material respects, with all applicable Legal Requirements, (iv) continue to insure its Property substantially as it is currently insured and (v) not take any action that would cause any of its Seller Representations to become inaccurate in any material respect or any of the covenants of such Seller to be materially breached.  Without limiting the generality of the foregoing, Seller shall pay all accounts payable, and any debts or obligations owed by Seller relating to its Property when due (“when due,” “coming due” or like words means the time for payment set forth in any contract, or if no time is set forth then within thirty days (30) of the date when an invoice for payment is received by Seller).

(b)           Purchaser hereby acknowledges that Seller has certain rights and obligations under this Agreement (including, without limitation, with respect to the Construction Agreements) that will continue after Closing, and agrees that Purchaser shall reasonably cooperate with Seller after Closing in connection with Seller’s performance of its obligations, exercise of its rights and otherwise with respect to such continuing rights and obligations, all at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser).  Purchaser further acknowledges and agrees that, notwithstanding anything to the contrary contained herein, any deposits or other sums that Seller or its affiliates have deposited or otherwise paid with respect to any Construction Agreements shall, to the extent returned under such Construction Agreement (whether prior to or following Closing), be retained by the applicable Seller, and Purchaser shall have no rights thereto.

(c)           Purchaser hereby acknowledges that the owners of the 11 Fan Pier Property and 50 Northern Property, respectively, each have rights to vote and approve certain matters under the Fan Pier Declaration and the bylaws of FPOC (including, without limitation, amendments thereto) (“Declaration Voting and Approval Rights”), and further acknowledges that there remain certain undeveloped portions of the Fan Pier Project that will be developed by Developer or its affiliates after Closing.  Accordingly, Purchaser hereby agrees that it shall (i) subject to the immediately following sentence, delegate its Declaration Voting and Approval Rights with respect to each Property to the Developer for a period from the Closing Date until the Declaration Delegation Expiration by delivering to Developer at Closing a written delegation and proxy in the form attached as Schedule 9.3(c) (the “Declaration Delegation”), which Developer may, at its option, record with the Registry, and (ii) promptly confirm the foregoing Declaration Delegation and take or cause to be taken such additional action (including the execution and delivery of such further instruments and documents) in furtherance of the foregoing as Developer may reasonably request from time to time, all without further consideration but at no out-of-pocket cost to Purchaser.  Notwithstanding anything contained in this Section 9.3(c) to the contrary, Declaration Voting and Approval Rights with respect to matters that (A) exclusively affect the 11 Fan Pier Property or the 50 Northern Property, or (B) are proposed by the owner of the 11 Fan Pier Property or the owner of the 50 Northern Property so long as such matters do not Adversely Affect (as such term is defined in the Fan Pier Declaration) the other Parcels (as such term is defined in the Fan Pier Declaration), are excluded from the Declaration Voting and Approval Rights to be delegated to Developer pursuant to the Declaration Delegation.  Purchaser hereby grants to Developer a power of attorney (which shall be irrevocable until the expiration or earlier termination of this Section 9.3(c)), which power of attorney shall be coupled with an interest, and hereby appoints Developer and its designees as Purchaser’s attorney-in-fact to take any and all actions necessary or appropriate to confirm the Declaration Delegation or take or cause to be taken any such additional action in furtherance of the foregoing as Developer may reasonably determine if Purchaser fails to take such actions within five (5) Business Days after a written request from Developer.

Developer hereby agrees that it will exercise such Declaration Voting and Approval Rights as follows:

(1)           To the extent that Seller has agreed to exercise their respective Declaration Voting and Approval Rights in certain ways under the applicable Vertex Leases as in effect on the Closing Date, Developer shall exercise the Declaration Voting and Approval Rights with respect to each Property in a manner that would comply with any provisions of such applicable Vertex Lease related to the exercise of such voting and approval rights.

(2)           With respect to all other matters, Developer shall exercise the Declaration Voting and Approval Rights at its discretion, except that Developer shall not exercise such Declaration Voting and Approval Rights in a manner that would Adversely Affect (as such term is defined in the Fan Pier Declaration) the applicable Property.

(3)           Prior to exercising any delegated Declaration Voting and Approval Rights, Developer shall provide Purchaser with written notice specifying the matter upon which Developer proposes to act and Developer’s proposed action.  Purchaser shall review such notice and shall make a good faith determination regarding whether the taking of such action would violate Sections 9.3(c)(1) or (2).  If Purchaser determines in good faith that such action would violate either Sections 9.3(c)(1) or (2), then Purchaser may dispute such proposed action by delivering written notice specifying its good faith objections to Developer within five (5) Business Days following delivery to Purchaser of Developer’s written notice of its proposed action.  If Purchaser fails to give an objection notice on or before the end of such five (5) Business Days, it shall conclusively be deemed to have determined that the action(s) specified in such notice do not violate Sections 9.3(c)(1) or (2).

In the event that Purchaser delivers an objection notice within such five (5) Business Day period, the Developer and Purchaser shall meet promptly after Developer’s receipt of such notice and work together diligently and in good faith to resolve Purchaser’s objections.  If the parties are unable to resolve their dispute within five (5) Business Days after Developer’s receipt of Purchaser’s notice, then the matter shall be submitted to arbitration in accordance with the following provisions:

(i)            The parties shall direct the Boston office of the American Arbitration Association to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Developer or Purchaser and has not worked for either party or its affiliates at any time during the prior five (5) years.  Both Developer and Purchaser shall have the opportunity to present evidence and outside consultants to the arbitrator.

(ii)           The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Agreement (in which case the provisions of this Agreement shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by Purchaser and Developer.  Any such arbitration shall be commenced within fifteen (15) days after Developer’s receipt of Purchaser’s notice specifying its good faith objections (or, if later, appointment of the arbitrator).

(iii)          Within ten (10) days after appointment, the arbitrator shall determine whether or not Developer’s proposed action would violate Sections 9.3(c)(1) or (2).  The arbitrator’s decision shall be final and binding on the Developer and Purchaser.  If the arbitrator determines that such proposed action would not violate Sections 9.3(c)(1) or (2), then Developer shall be permitted to immediately take its proposed action in accordance with this Agreement.  If the arbitrator determines that such action would violate Sections 9.3(c)(1) or (2), then Developer shall not take such action without Purchaser’s prior written consent.

Any person dealing with Developer may always rely without further inquiry on a certificate signed by Developer as to the authority of Developer to act, as to the existence or nonexistence of any fact or facts which constitute conditions precedent to action by Developer under, or which are in any other manner germane to, the Declaration Delegation or the Delegation Voting and Approval Rights covered by the Declaration Delegation.  Execution, delivery or recording of any such certificate shall not be a condition precedent to the validity of any action or transaction of Developer with respect to the Declaration Delegation.

The provisions of this Section 9.3(c) shall survive the Closing until the Declaration Delegation Expiration.

(d)           Purchaser hereby further acknowledges that the owners of the 11 Fan Pier Property and 50 Northern Property, respectively, each have rights to vote and approve certain matters under the Garage REA (including, without limitation, amendments thereto) (“Garage REA Voting and Approval Rights”), and further acknowledges that there remain certain undeveloped portions of the Fan Pier Project that will be developed by Developer or its affiliates at certain times after Closing.  Accordingly, Purchaser hereby agrees that it shall (i) partially delegate its Garage REA Voting and Approval Rights with respect to each Property to the Developer for a period from the Closing Date until the earliest to occur of (1) completion of the Unified Garage (as such term is defined in the Garage REA), (2) November 21, 2029 and (3) the occurrence of any willful breach with respect to the Garage REA Delegation (for purposes of the foregoing, the term “willful breach” means any exercise or attempted exercise of the Garage REA Voting and Approval Rights contrary to or inconsistent with either or both of Sections 9.3(d)(1) or (2) or any other breach of any provision of the Garage REA Delegation, unless in each case made by Developer in the good faith belief, on the basis of advice of counsel, that the same was not so contrary or inconsistent or otherwise in breach of the Garage REA Delegation), by delivering to Developer at Closing a written delegation and proxy in the form attached as Schedule 9.3(d) (the “Garage REA Delegation”), which Developer may, at its option, record with the Registry, and (ii) promptly confirm the foregoing Garage REA Delegation and take or cause to be taken such additional action (including the execution and delivery of such further instruments and documents) in furtherance of the foregoing as Developer may reasonably request from time to time, all without further consideration but at no out-of-pocket cost to Purchaser.  Purchaser hereby grants to Developer a power of attorney (which shall be irrevocable until the expiration or earlier termination of this Section 9.3(d)), which power of attorney shall be coupled with an interest, and hereby appoints Developer and its designees as Purchaser’s attorney-in-fact to take any and all actions necessary or appropriate to confirm the Garage REA Delegation or take or cause to be taken any such additional action in furtherance of the foregoing as Developer may reasonably determine if Purchaser fails to take such actions within five (5) Business Days after a written request from Developer.

The Parties hereby acknowledge and agree that:

(1)           The Garage REA Voting and Approval Rights to be delegated to Developer pursuant to the Garage REA Delegation shall be limited to (i) the selection of the Garage Operator (as such term is defined in the Garage REA) under Section 7.7 of the Garage REA, (ii) approval of New Garage Plans (as such term is defined in the Garage REA) under Section 8.1 of the Garage REA, and (iii) the amendment of the Garage REA (including Exhibit D thereof) to reallocate owned, beneficially owned or controlled spaces among Project Garages, provided, in the case of clause (ii) or (iii) above, any exercise of such Garage REA Voting and Approval Rights shall not reduce the number of parking spaces owned, beneficially owned or controlled by the owners of the 50 Northern Property or the 11 Fan Pier Property or otherwise adversely affect the owners of the 50 Northern Property or the 11 Fan Pier Property in any material respect, and further provided that the amendment of the Garage REA (including Exhibit D thereof) to reallocate owned, beneficially owned or controlled spaces among the Project Garages located at the 50 Northern Property and the 11 Fan Pier Property is excluded from the Garage REA Voting and Approval Rights to be delegated and the Garage REA Delegation.  Purchaser hereby acknowledges and agrees that the exercise of the Garage REA Voting and Approval Rights by Developer in its discretion to approve New Garage Plans under Section 8.1 of the Garage REA shall in no event be deemed to adversely affect the owners of the 50 Northern Property or the 11 Fan Pier Property in any material respect to the extent the new Project Garage (as such term is defined in the Garage REA) contemplated by such New Garage Plans is designed, as shown in such New Garage Plans, to utilize materials and systems comparable to the Project Garages then constituting the Unified Garage (as such term is defined in the Garage REA).  In addition, and without limiting the foregoing, Purchaser acknowledges that Developer may approve New Garage Plans under which (x) spaces and capacity are to be added to the Unified Garage, as contemplated by the Garage REA by reason of the construction and interconnection of each Future Connected Garage (as defined in the Garage REA), (y) all or certain portions of the Unified Garage dedicated to Residential Spaces (as such term is defined in the Garage REA) may be physically segregated using access control measures and/or (z) separate ramps for portions of the Unified Garage owned by the owners of Parcels C, D and E (as such parcels are identified within the Fan Pier Master Plan) may not be constructed, and that in no such case shall Developer’s exercise of the Garage REA Voting and Approval Rights be deemed to adversely affect the owners of the 50 Northern Property or the 11 Fan Pier Property in any material respect by reason of (x), (y) or (z) above.

(2)           Developer shall exercise its delegated Garage REA Voting and Approval Rights with respect to each Property at its discretion but subject to the limitations set forth in Section 9.3(d)(1), provided that, to the extent Seller has agreed to exercise their respective Garage REA Voting and Approval Rights in certain ways under the applicable Vertex Leases as in effect on the Closing Date, Developer shall exercise such Garage REA Voting and Approval Rights with respect to each Property in a manner that would comply with any provisions of such applicable Vertex Lease related to the exercise of such voting and approval rights.

(3)           Prior to exercising any delegated Garage REA Voting and Approval Rights, Developer shall provide Purchaser with written notice specifying the matter upon which Developer proposes to act and Developer’s proposed action.  Purchaser shall review such notice and shall make a good faith determination regarding whether the taking of such action would violate Sections 9.3(d)(1) or (2).  If Purchaser determines in good faith that such action would violate either Sections 9.3(d)(1) or (2), then Purchaser may dispute such proposed action by delivering written notice specifying its good faith objections to Developer within five (5) Business Days following delivery to Purchaser of Developer’s written notice of its proposed action.  If Purchaser fails to give an objection notice on or before the end of such five (5) Business Days, it shall conclusively be deemed to have determined that the action(s) specified in such notice do not violate Sections 9.3(d)(1) or (2).

In the event that Purchaser delivers an objection notice within such five (5) Business Day period, the Developer and Purchaser shall meet promptly after Developer’s receipt of such notice and work together diligently and in good faith to resolve Purchaser’s objections.  If the parties are unable to resolve their dispute within five (5) Business Days after Developer’s receipt of Purchaser’s notice, then the matter shall be submitted to arbitration in accordance with the following provisions:

(i)            The parties shall direct the Boston office of the American Arbitration Association to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either

Developer or Purchaser and has not worked for either party or its affiliates at any time during the prior five (5) years.  Both Developer and Purchaser shall have the opportunity to present evidence and outside consultants to the arbitrator.

(ii)           The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Agreement (in which case the provisions of this Agreement shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by Purchaser and Developer.  Any such arbitration shall be commenced within fifteen (15) days after Developer’s receipt of Purchaser’s notice specifying its good faith objections (or, if later, appointment of the arbitrator).

(iii)          Within ten (10) days after appointment, the arbitrator shall determine whether or not Developer’s proposed action would violate Sections 9.3(d)(1) or (2).  The arbitrator’s decision shall be final and binding on the Developer and Purchaser.  If the arbitrator determines that such proposed action would not violate Sections 9.3(d)(1) or (2), then Developer shall be permitted to immediately take its proposed action in accordance with this Agreement.  If the arbitrator determines that such action would violate Sections 9.3(d)(1) or (2), then Developer shall not take such action without Purchaser’s prior written consent.

Any person dealing with Developer may always rely without further inquiry on a certificate signed by Developer as to the authority of Developer to act, as to the existence or nonexistence of any fact or facts which constitute conditions precedent to action by Developer under, or which are in any other manner germane to, the Garage REA Delegation or the Garage REA Voting and Approval Rights covered by the Garage REA Delegation.  Execution, delivery or recording of any such certificate shall not be a condition precedent to the validity of any action or transaction of Developer with respect to the Garage REA Delegation.

The provisions of this Section 9.3(d) shall survive the Closing until the Garage REA Delegation shall expire by its terms.

(e)           Purchaser and Seller acknowledge the requirements of the IDAA and Section 18.01 of the Vertex Leases with respect to the issuance of the Bonds.  Capitalized terms used in this Section 9.3(e) and not otherwise defined in this Agreement shall have the meanings ascribed to them in the IDAA.

In addition to its representations with respect to the IDAA as a Required Contract, Seller represents and warrants that the IDAA is in full force and effect, that Seller has fully complied with all of its material obligations thereunder as of the Effective Date, that Purchaser has been provided with true, correct and complete copies of Seller’s and Developer’s submission to the Secretary of Administration and Finance and the Massachusetts Development Finance Agency dated as of January 6, 2014 (the “January 6 Submittal”), that the other documents related to the IDAA or the prospective issuance of the Bonds included in the Due Diligence Materials are true, correct and complete copies thereof in all material respects, and that as of the Effective Date Seller is not aware of any material prospect that the Initial Bonds will not be issued due to a failure of any condition to such issuance under Section 2.01(d) of the IDAA on the part of Seller or any intention of any other applicable party not to cause any other condition to be satisfied.

Seller shall use diligent efforts to pursue, in cooperation with Developer, the issuance of the Initial Bonds in accordance with the IDAA, shall keep Purchaser reasonably informed as to the progress thereof, and shall share with Purchaser all material correspondence, document drafts and comments, and other information material to the issuance of the Initial Bonds and the schedule therefor, including without limitation in connection with the January 6 Submittal and all further submittals to be made.  In addition, to the extent that Seller receives any proceeds of the Bonds (other than in reimbursement, from Purchaser or at Purchaser’s direction, of Bond Issuance Costs pursuant to Section 8.4(f) above), Seller shall promptly remit such proceeds to Purchaser.  Seller shall not by its acts or omissions cause there to occur a breach of any obligations of the landlord under Section 18.01(a), (b) or (g) of the Vertex Leases.

Purchaser hereby acknowledges that the owners of the 11 Fan Pier Property and 50 Northern Property, respectively, each have, with respect to the Initial Bonds, (i) certain obligations under Sections 2.01(d)(vii), 2.02(a)(vi) and 4.06 of the IDAA to fund a Municipal Liquidity Reserve in the amount applicable to the Initial Bonds and/or the Additional Bonds (the amount to be funded for the Initial Bonds, or the amount to be funded by Seller as provided below in connection with the Additional Bonds, if applicable, the “Initial Bonds MLR Funds”) and, if funded in the form of posting letter(s) of credit, to deposit extensions of expiring letter(s) of credit with respect thereto and (ii) certain rights under Section 4.06 of the IDAA with respect to the Municipal Liquidity Reserve (such rights with respect to the Initial Bonds MLR Funds, if funded by Seller for the Initial Bonds, or with respect to the portion thereof funded by Seller in the case of the Additional Bonds as provided below, the “Initial Bonds MLR Rights”), including, without limitation, the right to the return of the Initial Bonds MLR Funds in the manner contemplated therein.  Purchaser hereby further acknowledges that Seller is attempting to obtain the confirmation of the Commissioner of the Department of Revenue of the Commonwealth of Massachusetts pursuant to Section 4.02(e) of the IDAA that (A) no Municipal Liquidity Reserve will be required in connection with the Initial Bonds, (B) the Additional Bonds remain available despite the lack of a Municipal Liquidity Reserve in connection with the Initial Bonds, and (C) that no Municipal Liquidity Reserve will be required in connection with the Additional Bonds unless the cumulative New State Tax Revenues determined by the Commissioner in connection with issuance of the Additional Bonds as described in Section 4.02(e) of the IDAA does not equal or exceed an amount equal to the principal amount of the Initial Bonds and the Additional Bonds plus an amount equal to all interest accrued on the Bonds to the date of determination, in which event the amount of the required Municipal Liquidity Reserve shall not exceed twice the maximum annual Debt Service payable in any Fiscal Year on the Additional Bonds.  Seller shall use diligent efforts to obtain such confirmation from and after the Effective Date.  In the event that Seller is unable to obtain such confirmation, or in any event if (despite any such confirmation) any Municipal Liquidity Reserve is nonetheless required by the City, The Commonwealth and Secretary or the Agency or their representatives engaged in issuance of any Bonds (x) for issuance of the Initial Bonds or (y) for future issuance of Additional Bonds, Seller and Purchaser have agreed that Seller shall always be responsible to fund the Municipal Liquidity Reserve with respect to the Initial Bonds and the obligation to fund the Municipal Liquidity Reserve arising with respect to any Additional Bonds shall be allocated to Purchaser to the extent on account of the debt service for the Additional Bonds (i.e., equal to twice the maximum annual Debt Service payable in any Fiscal Year on the Additional Bonds) and to Seller to the extent of the Initial Bonds MLR Funds, which are on account of the debt service for the Initial Bonds (i.e., equal to twice the maximum annual Debt Service payable in any Fiscal

Year on the Initial Bonds), even if the Municipal Liquidity Reserve was not required initially for issuance of the Initial Bonds and the requirement arises in connection with the issuance of the Additional Bonds.  Such funding by Seller of the Initial Bonds MLR Funds shall be for the account of Purchaser to the extent required as transferee under Section 4.06(b) of the IDAA and Seller shall waive the requirement that the City return any letter of credit or distribute any cash to Seller by reason of such transfer, provided that nothing herein shall waive Seller’s right to the ultimate return of such letter(s) of credit and distribution of such cash to Developer as Seller’s designee upon release under Section 4.06(f) of the IDAA of any Municipal Liquidity Reserve so posted by Seller.  Seller shall in all events continue to be entitled to attempt to obtain approval of the necessary parties under the IDAA to eliminate the Municipal Liquidity Reserve required in connection with the Initial Bonds, reduce the amount of the required Initial Bonds MLR Funds from time to time and/or eliminate or limit the Municipal Liquidity Reserve required in connection with the Additional Bonds consistent with clauses (B) and (C) above, and Purchaser shall promptly sign such consents and authorizations and otherwise cooperate with Seller, at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser), as may be reasonably requested in connection therewith, provided that under no circumstances may the Municipal Liquidity Reserve with respect to the Initial Bonds be reduced or returned at the expense of increasing the amount of any Municipal Liquidity Reserve with respect to the Additional Bonds or any other obligations or liabilities of Purchaser.  Accordingly:

(i)            Each Seller, with respect to its Property, hereby agrees to fund the Initial Bonds MLR Funds, if any, to the extent required to permit the issuance of the Initial Bonds or the Additional Bonds to the extent allocated to Seller as set forth above, and to take such further action on behalf of the owners of the 11 Fan Pier Property and 50 Northern Property, respectively, with respect thereto as may be required pursuant to Section 4.06(c) of the IDAA.  In connection therewith, Purchaser hereby agrees that it shall (1) delegate its Initial Bonds MLR Rights (which Initial Bonds MLR Rights, for the avoidance of doubt, arise only if and when any Initial Bonds MLR Funds are funded by Seller as contemplated by this Section 9.3(e)) with respect to each Property to the Developer for a period from the Closing Date until such time as all contributions made by Seller or Developer with respect to the Initial Bonds MLR Funds shall have been fully returned to Developer, as Seller’s designee, by delivering to Developer at Closing, a written delegation and proxy in the form attached as Schedule 9.3(e) (the “IDAA Delegation”), which Developer may, at its option, record with the Registry, and (2) promptly confirm the foregoing IDAA Delegation and take or cause to be taken such additional action (including the execution and delivery of such further instruments and documents) in furtherance of the foregoing as Developer may reasonably request from time to time, all without further consideration but at no out-of-pocket cost to Purchaser. Purchaser hereby grants to Developer a power of attorney (which shall be irrevocable until the expiration or earlier termination of this Section 9.3(c)), which power of attorney shall be coupled with an interest, and hereby appoints Developer and its designees as Purchaser’s attorney-in-fact to take any and all actions necessary or appropriate to confirm the IDAA Delegation or take or cause to be taken any such additional action in furtherance of the foregoing as Developer may reasonably determine if Purchaser fails to take such actions within five (5) Business Days after a written request from Developer. If Seller funds the Initial Bonds MLR Funds, then as part of the Initial Bonds MLR Rights, Developer shall have the right, on behalf of Purchaser, to pursue claims against any party to the IDAA or any of the documents contemplated therein with respect to the Initial Bonds MLR Funds and the Initial Bonds MLR Rights provided such pursuit shall be conducted in a manner that will not reduce or otherwise adversely affect any Municipal Liquidity Reserve funded by Purchaser in connection with the Additional Bonds or any rights of Purchaser in connection therewith, or adversely affect Purchaser with respect to any of its other rights, obligations or liabilities under the IDAA. Purchaser shall promptly sign such consents and authorizations and otherwise cooperate with Developer in pursuit of such claims as may be reasonably requested, provided that under no circumstances may the Municipal Liquidity Reserve with respect to the Initial Bonds be reduced or returned at the expense of increasing the amount of any Municipal Liquidity Reserve with respect to the Additional Bonds or any other obligations or liabilities of Purchaser.

(ii)           Following the Closing, if Seller funds any Initial Bonds MLR Funds, then so long as the Initial Bonds MLR Funds funded by Seller are outstanding, Purchaser shall do as follows:

(1)           Without limiting the provisions of Section 9.3(e)(i), Purchaser shall not, without in each case obtaining Developer’s prior written consent, (A) waive any rights it may have with respect to the Initial Bonds MLR Funds or Initial Bonds MLR Rights in a manner that would reduce or otherwise adversely affect the Initial Bonds MLR Funds or Initial Bonds MLR Rights or (B) modify or amend (or consent to the modification or amendment of) the IDAA or any of the documents contemplated therein in a manner that would reduce or otherwise adversely affect the Initial Bonds MLR Funds or Initial Bonds MLR Rights.

(2)           Purchaser shall pay all Infrastructure Assessments (as such term is defined in the IDAA) on the Property (or any portion thereof), if any, as and when required. Purchaser shall indemnify and hold Developer harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Developer to the extent arising from Purchaser’s failure to pay any Infrastructure Assessment as and when required.

(3)           Upon receiving any notice under the IDAA or any of the documents contemplated therein with respect to or that may have an effect on (i) the Initial Bonds MLR Funds, (ii) the Initial Bonds MLR Rights or (iii) any Infrastructure Assessment in connection with the Initial Bonds, Purchaser shall promptly provide Developer with a copy of such notice. Purchaser shall cooperate with Developer, at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser), in connection with Developer’s exercise of the Initial Bonds MLR Rights, including, without limitation, permitting Developer to communicate directly with any party to the IDAA or any of the documents contemplated therein, provided that under no circumstances may the Municipal Liquidity Reserve with respect to the Initial Bonds be reduced or returned at the expense of increasing the amount of any Municipal Liquidity Reserve with respect to the Additional Bonds or any other obligations or liabilities of Purchaser.

Seller’s Bond Issuance Costs shall be recoverable only as set forth in Section 8.4(f).

Purchaser and Seller intend that the IDAA Assignment and Assumption Agreement delivered at Closing under Section 6.1(r) comply fully with the requirements of Section 7.07(c) of the IDAA to be effective as an assignment of the IDAA in the event of a sale or transfer of an Assessment Parcel without the consent of the Commonwealth and the City, and to that end (i)

have provided in this Section 9.3(e) for the funding of the Municipal Liquidity Reserve on Purchaser’s behalf (to the extent such Municipal Liquidity Reserve is required) in order for Purchaser to have complied with its obligations under Section 4.06(b) with respect to any then-applicable Municipal Liquidity Reserve, and (ii) have provided in the IDAA Assignment and Assumption Agreement for the assumption by Purchaser of Seller’s obligations under the IDAA arising from and after Closing, as is customary for purchasers’ assumptions of sellers’ obligations in commercial real estate purchase and sale transactions. In the event that at any time it shall be necessary (or Purchaser shall deem it appropriate) to also assume Seller’s obligations under the IDAA that arose prior to the Closing (the “Prior IDAA Obligations”) in order for such assignment to be so effective without such consent under the terms of Section 7.07(c) of the IDAA, then at Purchaser’s request Seller shall promptly execute and deliver a further assignment and assumption agreement to accomplish the same, in such form as may be reasonably requested by Purchaser, and otherwise cooperate with Purchaser as may be reasonably requested in connection with causing the assignment of the IDAA intended hereby to be effective, and in such event Seller shall, and hereby agrees to, indemnify and hold Purchaser harmless from any and all of the Prior IDAA Obligations and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser arising from the Prior IDAA Obligations.

The provisions of this Section 9.3(e) shall survive the Closing.

(f)            Purchaser hereby acknowledges that although Seller holds rights under the Garage REA to a sufficient number of spaces to accommodate the Vertex Leases, the Boat Building Lease and the Bright Horizons Lease, Exhibit D to the Garage REA needs to be amended to reflect the transfer of (i) one (1) Controlled Space (as defined in the Garage REA) from Parcel B Owner (as defined in the Garage REA) to Parcel A Owner (as defined in the Garage REA) and (ii) two (2) Controlled Spaces from Parcel C Owner and/or Parcel F Owner to Parcel B Owner upon the earlier to occur of (A) the expiration or earlier termination of that certain lease dated as of September 10, 2009, between Parcel F Owner and Fish & Richardson P.C. and (B) the expiration or earlier termination of the Vertex 50 Northern Lease (collectively, the “Controlled Space Transfers”). Seller shall (1) deliver to Purchaser as soon as practicable following Closing an amendment to the Garage REA (in six (6) counterparts) substantially in the form of the First Amendment to Garage REA with an updated Exhibit D to the Garage REA reflecting the Controlled Space Transfers that has been executed and acknowledged by each Owner (as defined in the Garage REA) other than Parcel A Owner and Parcel B Owner and, promptly following its receipt from Purchaser of four (4) fully-executed and acknowledged counterparts of such amendment that have been signed by Parcel A Owner and Parcel B Owner, shall have such amendment recorded with the Registry, and (2) Seller shall indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser to the extent arising from the failure of the Garage REA to evidence the Controlled Space Transfers. The provisions of this Section 9.3(f) shall survive the Closing.

(g)           Purchaser hereby acknowledges that the 50 Northern Flammable Storage License and the 11 Fan Pier Flammable Storage License each needs to be amended to reflect the installation of the so-called “day tanks” located on the roof of each of the Improvements as of the Effective Date. From and after the Effective Date, Seller shall diligently apply for and seek such amendments from the City of Boston Public Safety Commission Committee on Licenses.  From and after the Closing, Purchaser, shall sign such consents and authorizations and otherwise cooperate with Seller, at no out-of-pocket cost to Purchaser (unless such cost is reimbursed to Purchaser), as may be reasonably requested in connection therewith.  Seller shall indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser to the extent arising from the failure of the 50 Northern Flammable Storage License or the 11 Fan Pier Flammable Storage License to reflect said day tanks.  The provisions of this Section 9.3(g) shall survive the Closing.

Section 9.4                                   Developer’s Covenants.  Developer hereby joins in this Agreement for the limited purpose of agreeing as set forth in this Section 9.4.  Capitalized terms used in this Section 9.4 and not otherwise defined in this Agreement shall have the meanings ascribed to them in the IDAA.

(a)                                 Developer makes the same representations and warranties as are provided in Sections 7.3(b)(iv) and 7.4(b)(iv) with respect to the IDAA as a Required Contract, and further represents and warrants that the IDAA is in full force and effect, that Developer has fully complied with all of its material obligations thereunder as of the Effective Date and that as of the Effective Date Developer is not aware of any material prospect that the Initial Bonds will not be issued due to a failure of any condition to such issuance under Section 2.01(d) of the IDAA on the part of Developer or any intention of any other applicable party not to cause any other condition to be satisfied.

(b)                                 Developer shall use diligent efforts to pursue, in cooperation with Seller, the issuance of the Initial Bonds in accordance with the IDAA, shall keep Purchaser reasonably informed as to the progress thereof, and shall share with Purchaser all material correspondence, document drafts and comments, and other information material to the issuance of the Initial Bonds and the schedule therefor, including without limitation in connection with the January 6 Submittal and all further submittals to be made.  In addition, to the extent that Developer receives any proceeds of the Bonds (other than in reimbursement, from Purchaser or at Purchaser’s direction, of Bond Issuance Costs pursuant to Section 8.4(f) above), Developer shall promptly remit such proceeds to Purchaser.  Developer shall not by its acts or omissions cause there to occur a breach of any obligations of the landlord under Section 18.01(a), (b) or (g) of the Vertex Leases.

(c)                                  The Developer has granted and the City of Boston and the Boston Redevelopment Authority, respectively, have accepted the applicable I-Cubed Easements.  In connection therewith, the Developer hereby agrees to enter into a memorandum of agreement with the Massachusetts Development Finance Agency or such other agreement or certificate as may be agreed by the Developer and the Massachusetts Development Finance Agency with respect to the exercise of certain of its rights as grantor under the I-Cubed Easements to the extent necessary to ensure that the Initial Bonds and any Additional Bonds may be issued on a tax-exempt basis.  The form and substance of any such memorandum of agreement or other agreement or certificate shall be as agreed by the Massachusetts Development Finance Agency and the Developer, and Purchaser shall have no approval or consent rights with respect thereto provided that nothing therein shall be binding upon or adversely affect Purchaser (except by virtue of its status as a Parcel Owner under the Declaration, as and to the same or proportional extent as all other Parcel Owners) or the Property (except by virtue of the Property’s status as a Parcel under the Declaration, as and to the same or proportional extent as all other Parcels) or adversely affect Purchaser’s ability to perform its obligations as landlord under the Vertex Leases.

(d)                                 From and after Closing,

(i)                                     Developer shall complete, or cause to be completed, at Developer’s and/or its affiliates’ sole cost and expense (but in no event at FPOC’s expense) such Additional Bond Public Infrastructure Improvements as are necessary, if any, to permit the issuance of Additional Bonds in a principal amount equal to $50,000,000.00 less the principal amount of the Initial Bonds, all in a manner sufficient to satisfy Section 2.02(a)(v) of the IDAA and otherwise in accordance with the requirements of the IDAA, not later than July 1, 2016.  Upon the completion of such Additional Bond Public Infrastructure Improvements, Developer will (i) provide evidence reasonably satisfactory to Purchaser of such completion, (ii) tender to the City of Boston or another Governmental Authority (as such term is defined in the IDAA) the easement(s) for public access in the portion of such Additional Bond Public Infrastructure Improvements required under the IDAA and (iii) make commercially reasonable efforts to cause the City of Boston or another Governmental Authority to accept such easements in accordance with Section 3.6 of the IDAA and in satisfaction of Section 2.01(a)(v) of the IDAA.

(ii)                                  Developer shall, within a reasonable time after a written request from Purchaser therefor, deliver such evidence, certifications or other information as is required under Sections 2.01(d)(iii), 2.02(a)(i), 3.03(c) or 3.04(a) of the IDAA with respect to any Additional Bonds, in each case (i) to the extent available and in the possession and control of Developer and (ii) subject to the cooperation of Purchaser in providing and/or obtaining any information reasonably required for the delivery of such evidence that is available to, or in the possession and control of, Purchaser.

(e)                                  From and after the Effective Date and from and after Closing, Developer shall (i) continue to comply with the Act and the Regulations and the IDAA to the extent required to permit the issuance of the Initial Bonds and any Additional Bonds, (ii) reasonably cooperate with Purchaser in connection with the issuance of such Initial Bonds, (iii) reasonably cooperate, at no cost to Developer other than as necessary to satisfy its obligations set forth in Sections 9.4(c), (d)(i) and (d)(ii) (unless such cost is reimbursed to Developer), with Purchaser in connection with the issuance of any Additional Bonds, and (iv) pay the cost of any Independent Construction Agent (which cost shall be recoverable out of applicable Initial and Additional Bond proceeds solely as and to the extent provided in Section 8.4(f)).

(f)                                   Purchaser hereby acknowledges that a prefabricated shade structure (the “Water Transportation Terminal Shade Structure”) required by the Fan Pier Master Plan and the 50 Northern Deed to be installed as part of the water transportation terminal has been ordered but has not been installed as of the Effective Date.  Developer shall (i) use diligent efforts to cause the Water Transportation Terminal Shade Structure to be installed in compliance with the applicable requirements of the Fan Pier Master Plan and the 50 Northern Deed and to cause the DEP to issue a certificate of compliance to evidence the completion of the Water Transportation

Terminal Shade Structure, all at Developer’s sole cost and expense, and (ii) shall indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including without limitation reasonable attorneys’ fees, incurred by Purchaser to the extent arising from any failure of the Water Transportation Terminal Shade Structure to be installed in compliance with the applicable requirements of the Fan Pier Master Plan and the 50 Northern Deed, or any failure of the DEP Certificates of Compliance (or any such DEP certificate at any later time) to evidence the completion of the Water Transportation Terminal Shade Structure.

(g)                                  Developer shall indemnify and hold Purchaser harmless from any and all demands, claims, causes of action, losses, damages, costs or expenses, including, without limitation, reasonable attorneys’ fees, incurred by Purchaser to the extent arising (i) under Article 3 of the IDAA or under Section 5.05(a) of the IDAA, in each case to the extent attributable to the action or inaction of Developer or its affiliates, their agents, contractors, or employees, or (ii) from any breach of Developer’s obligations under this Section 9.4.

(h)                                 Developer, for itself and its affiliates, agrees that it and its affiliates shall not act or omit to act so as to cause a breach of the obligations of Purchaser under the Leases (as in effect as of the Closing Date), including without limitation, the cooperation and notice provisions with respect to future construction under Section 16.13 of the Vertex Leases and the prohibition on amendments of the Project Documents (as defined in the Vertex Leases) in a manner that will adversely affect Vertex, and Developer, for itself and its affiliates, agrees to perform any obligations of the landlord under the Vertex Leases (as in effect as of the Closing Date) with respect to the provision of surface parking.

(i)                                     The provisions of this Section 9.4 shall survive the Closing.

Section 9.5                                   Cooperation Regarding IDAA.  Without limiting Seller’s and Developer’s obligations under Sections 9.3 and 9.4, 50 Northern Seller, with respect to the 50 Northern Property, and 11 Fan Pier Seller, with respect to the 11 Fan Pier Property, hereby agree that, from and after the Closing:

(a)                                 Each Seller shall, with respect to its Property, provide Purchaser with such information regarding the Costs (as such term is defined in the IDAA) incurred by such Seller in connection with the Fan Pier Public Infrastructure Improvements as is reasonably necessary for Purchaser to satisfy its obligations under the IDAA.

(b)                                 Each Seller shall, with respect to its Property, provide Purchaser with such information regarding Construction Related Revenue (as such term is defined in the IDAA) as is reasonably necessary for Purchaser to provide the Annual Data (as such term is defined in the IDAA) in a manner sufficient to satisfy Section 4.02 of the IDAA, in each case to the extent available and in the possession and control of the applicable Seller.

(c)                                  The provisions of this Section 9.5 shall survive the Closing.

ARTICLE 10

Real Estate Commission

Section 10.1                            Commissions.  If and when, but only if and when, the Closing is completed and the Purchase Price is paid in full (subject to any adjustments and prorations as provided in this Agreement), Seller shall be obligated to pay a real estate commission and/or brokerage fee to Seller’s Broker in accordance with a separate agreement between Seller and Seller’s Broker.  Seller’s Broker shall indemnify Seller and Purchaser against all claims, costs and liability relating to any broker or other Person claiming by, through or under Seller’s Broker.  By execution of this Agreement, Seller’s Broker agrees to the foregoing matters.  Seller and Purchaser respectively shall indemnify and hold harmless the other on account of all claims of any other brokers or finders claiming by, through, under or on account of dealings with them in any way related to this purchase and sale, including, without limitation, reasonable attorneys’ fees and disbursements incurred by the indemnified Party.  The provisions of this paragraph shall survive the Closing or termination of this Agreement.

ARTICLE 11

Termination and Default

Section 11.1                            Failure to Perform by Seller.  Notwithstanding anything to the contrary contained in this Agreement, if Seller defaults in any material respect with respect to any covenant of Seller, as applicable, pursuant to the terms of this Agreement or if any of the Seller Representations shall not be true, correct and complete in any material respect upon Closing, except (a) for changes due to the operation of the Property occurring prior to Closing which are not prohibited by this Agreement (therefore there is no breach), (b) if the dollar amount of the damages resulting from any breach of representation or failure to perform any covenant together with all dollar amounts of all other damages resulting from any breach of representation or failure to perform any other covenant is less than Five Hundred Thousand Dollars ($500,000) (the “Threshold Amount”), in which case the breach is deemed waived by Purchaser, or (c) if otherwise waived by Purchaser, then Purchaser’s sole and exclusive remedy shall be either: (i) if and only if the breach by either Seller is a breach of any of such entity’s covenants hereunder, sue for specific performance with respect to the performance of same; (ii) terminate this Agreement at the Closing (as it may be adjourned under this Agreement) in which event the Deposit shall be refunded to Purchaser, Seller shall reimburse Purchaser for reasonable out-of-pocket expenses actually incurred by Purchaser in connection with the transactions contemplated by this Agreement (including, without limitation, attorneys’ fees and costs and the fees and costs of third party consultants) up to an aggregate amount of $500,000, this Agreement, without further action of the Parties, shall become null and void and no party shall have any further rights or obligations under this Agreement, except for the Surviving Obligations; or (iii) waive such default and proceed to Closing without any reduction in, abatement of, or credit against the Purchase Price; if Purchaser fails to make any such election, Purchaser shall be deemed to have elected the remedy set forth in Section 11.1(c)(iii).  Nothing in this Section 11.1 shall affect any rights and remedies otherwise available to Purchaser at law or in equity in connection with any Surviving Obligations or with respect to any breach of representation or warranty first discovered after Closing or for which Purchaser has no right to terminate this Agreement prior to Closing, provided that Seller shall not be liable for any consequential, special, punitive or indirect damages.

Section 11.2                            Notice to Seller.  Notwithstanding anything to the contrary set forth in this Agreement, Purchaser shall give each Seller, as applicable, written notice specifying any (i) failure to perform by either Seller of any of Seller’s covenants hereunder or (ii) breach of any Seller Representation hereunder of which Purchaser has actual knowledge, which notice shall be given not less than ten (10) Business Days prior to the Closing Date (or, with respect to any matter of which Purchaser first has or obtains actual knowledge less than ten (10) Business Days prior to Closing, Purchaser provides such written notice to Seller at Closing).  Upon receipt of such notice, Seller, as applicable, shall have until Closing (and may adjourn the Closing for up to thirty (30) days if such adjournment is reasonably necessary to cure such breach or failure to perform) to cure such breach or failure to perform.  At the option of Seller, as applicable, Seller may cure any such breach or failure to perform that can be cured by the payment of money (other than payoff of Seller Mortgages or other monetary Liens) but which Seller, in its sole but reasonable discretion, determines is not curable within the applicable time period prior to Closing by giving Purchaser a credit against the Purchase Price at the Closing for a reasonable estimate of the dollar amount to cure.  The immediately preceding two sentences of this Section 11.2 shall not apply to any failure of either Seller to perform at Closing, which shall be a default under this Agreement for which no notice and cure period is provided.  Without limiting the other provisions of this Agreement, no action or proceeding with respect to any alleged or actual breach or failure to perform described in this Section 11.2 shall be valid or enforceable, at law or in equity, unless (y) with respect to any claim of which Purchaser has or obtains actual knowledge (or is deemed to have knowledge) prior to Closing but for which Purchaser does not have a right to terminate this Agreement or otherwise not proceed with Closing pursuant to this Agreement on account thereof, (i) Purchaser provides written notice of such potential claim to Seller not less than ten (10) Business Days prior to Closing (or, with respect to any claim of which Purchaser first has or obtains actual knowledge less than ten (10) Business Days prior to Closing, Purchaser provides such written notice to Seller at Closing), which notice shall describe such potential claim in reasonable detail based upon the information available to Purchaser at such time, (ii) Seller does not cure such breach or failure to perform, (iii) the Closing is consummated and (iv) a legal proceeding is commenced by Purchaser with respect to such potential claim within forty-five (45) days after the Claim Period, or (z) with respect to any other claim, Purchaser provides written notice of such potential claim to Seller within the Claim Period, which notice shall describe such potential claim in reasonable detail based upon the information available to Purchaser at such time, and a legal proceeding is commenced by Purchaser with respect to such potential claim within forty-five (45) days after the Claim Period.

Section 11.3                            Failure to Perform by Purchaser.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, if Purchaser defaults in any material respect with respect to any covenant of Purchaser at Closing in accordance with the terms of this Agreement, then the Deposit shall be forfeited to Seller as liquidated damages (which shall be Seller’s sole and exclusive remedy against Purchaser under this Agreement, at law or in equity), at which time this Agreement shall be null and void and no Party shall have any rights or obligations under this Agreement, except for the Surviving Obligations.  Seller and Purchaser acknowledge and agree that (i) the Deposit is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (iii) Purchaser seeks to limit its liability under this Agreement to the amount of the Deposit in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (iv) the Deposit shall be and constitutes valid liquidated damages; provided, however, Purchaser and Seller agree that the liquidated damages do not apply to any indemnity obligation of the Purchaser under this Agreement.  Nothing in this Section 11.3(a) shall affect any rights and remedies otherwise available to Seller at law or in equity in connection with any Surviving Obligations or with respect to any breach of representation or warranty first discovered after Closing or for which Seller has no right to terminate this Agreement prior to Closing, provided that Purchaser shall not be liable for any consequential, special, punitive or indirect damages.

(b)                                 Notwithstanding anything to the contrary set forth in this Agreement, Seller shall give Purchaser written notice specifying any (i) failure to perform by Purchaser of any of Purchaser’s covenants hereunder or (ii) breach of any of Purchaser’s representations and warranties hereunder of which Seller has actual knowledge, which notice shall be given not less than ten (10) Business Days prior to the Closing Date (or, with respect to any matter of which Seller first has or obtains actual knowledge less than ten (10) Business Days prior to Closing, Seller provides such written notice to Purchaser at Closing).  Upon receipt of such notice, Purchaser shall have until Closing (and may adjourn the Closing for up to five (5) Business Days if such adjournment is reasonably necessary to cure such breach or failure to perform) to cure such breach or failure to perform.  In the event that as a consequence of such an adjournment by Purchaser any Certificate shall cease to satisfy the requirement set forth in, as applicable, Section 6.1(c) or (d) to be dated no more than sixty (60) days prior to Closing, then Seller shall have no obligation to use commercially reasonable efforts to obtain an Updated Certificate pursuant to Section 6.1(m) (but Seller may, at its option, obtain such an Updated Certificate pursuant to Section 6.1(m)).  At its option, Purchaser may cure any such breach or failure to perform that can be cured by the payment of money (other than monetary Liens) but which Purchaser, in its sole but reasonable discretion, determines is not curable within the applicable time period prior to Closing by paying a reasonable estimate of the dollar amount to cure to Seller at the Closing.  The foregoing provisions of this Section 11.3(b) shall not apply to any failure of Purchaser to perform at Closing, which shall be a default under this Agreement for which no notice and cure period is provided.  Without limiting the other provisions of this Agreement, no action or proceeding with respect to any alleged or actual breach or failure to perform described in this Section 11.3(b) shall be valid or enforceable, at law or in equity, unless (y) with respect to any claim of which Seller has or obtains actual knowledge (or is deemed to have knowledge) prior to Closing but for which Seller does not have a right to terminate this Agreement or otherwise not proceed with Closing pursuant to this Agreement on account thereof, (i) Seller provides written notice of such potential claim to Purchaser not less than ten (10) Business Days prior to Closing (or, with respect to any claim of which Seller first has or obtains actual knowledge less than ten (10) Business Days prior to Closing, Seller provides such written notice to Seller at Closing), which notice shall describe such potential claim in reasonable detail based upon the information available to Seller at such time, (ii) Purchaser does not cure such breach or failure to perform, (iii) the Closing is consummated and (iv) a legal proceeding is commenced by Seller with respect to such potential claim within forty-five (45) days after the Claim Period, or (z) with respect to any other claim, Seller provides written notice of such potential claim to Purchaser within a reasonable time, which notice shall describe such potential claim in reasonable detail based upon the information available to Seller at such time, and a legal proceeding is commenced by Seller with respect to such potential claim within forty-five (45) days after the Claim Period.

Section 11.4                            Damage Cap.  Notwithstanding anything to the contrary contained in this Agreement, and subject to the exceptions and restrictions expressly set forth in this Section 11.4 and the limitation of Purchaser’s remedies set forth in Section 11.1, the maximum aggregate liability of the Seller, together, for any and all damages or Claims hereunder or in connection herewith, including, without limitation, any Claims under any documents delivered in connection herewith, shall be Eleven Million Two Hundred Fifty Four Thousand Two Hundred Dollars ($11,254,200) (the “Damage Cap”); provided, however, that (i) Seller shall not have any liability for any such damages or Claims until the aggregate amount of same is in excess of the Threshold Amount (in which case Seller shall be liable for all amounts, including the Threshold Amount, subject to the Damage Cap), (ii) neither the Threshold Amount nor the Damage Cap shall apply to any of Seller’s express payment or indemnification obligations set forth in this Agreement or in any document delivered in connection herewith nor any obligation to pay reasonable attorneys’ fees if required pursuant to this Agreement, and (iii) Seller shall not be liable for any consequential, special, punitive or indirect damages.

Section 11.5                            Release.  Without limiting any provision in this Agreement, Seller and Purchaser, for themselves and their successors and assigns and their affiliates, hereby release and forever discharge each other and each other’s direct and indirect owners, and the managers, members, partners, beneficial owners, officers, directors, employees, attorneys and agents, respectively, of the foregoing, from any and all claims, acts, debts, demands, actions, causes of action, suits, sums of money, guaranties, bonds, covenants, contracts, accounts, agreements, promises, representations, restitutions, omissions, variances, damages, obligations, costs, environmental releases, response actions, fees and liabilities of every name and nature whatsoever, both at law and in equity, known and unknown (any of the foregoing, a “Claim”), which they and their successors and assigns may now or hereafter have by reason of states of fact existing as of the Closing Date, against any other Party and each other’s direct or indirect owners, or the managers, members, partners, beneficial owners, officers, directors, employees, attorneys or agents, respectively, of the foregoing, arising in connection with or in any manner related to this Agreement, the Property or the transactions contemplated hereby, excepting solely any such Claims with respect to the Surviving Obligations and obligations arising under the Assignment and Assumption Agreements, the IDAA Assignment and Assumption Agreement, the Final Completion Assignment Agreement and any other instrument or agreement delivered in connection with the Closing; provided, however, that the release set forth in this Section 11.5 is not intended and shall not be construed to affect or impair (i) any rights or remedies that either Party may have against the other (or Seller Parties, with respect to Seller) as a result of a breach of any of such other party’s representations or warranties or of any covenant of such other Party (or, with respect to Seller, any of the Seller Parties) expressly set forth in this Agreement or in any document executed and delivered by such party at Closing that expressly survives the Closing, subject to the terms and limitations on such Party’s liability as set forth elsewhere in this Agreement, or (ii) any continuing rights, obligations or other matters with respect to any Seller Party arising from and after the Closing.

Section 11.6                            Survival.  The provisions of this Article 11 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 12

Miscellaneous

Section 12.1                            Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the Parties.  All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

Section 12.2                            Binding On Successors and Assigns.  Subject to Section 12.3, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 12.3                            No Assignment.  Neither this Agreement nor any interest hereunder shall be assigned or transferred by Seller or Purchaser; provided, however, that Purchaser may designate an entity or entities that are wholly-owned and controlled by Purchaser to take title to the Property and to execute and deliver the documents to be executed and delivered by Purchaser hereunder in connection with the Closing (any such entity, a “Permitted Assignee”) and may assign its rights hereunder at Closing to any such Permitted Assignee.  For purposes of clarity, Purchaser shall have the right to assign its right to take title to either or both Properties under this Agreement in one or more separate entities that are wholly-owned and controlled by Purchaser solely for the purposes of such entity taking title at Closing and executing such documents, but the Purchaser named herein (i.e., Senior Housing Properties Trust) shall not be released hereunder and shall continue to be liable for all covenants and obligations of “Purchaser” hereunder.  Without limiting the immediately preceding sentence and without limiting the liability of the initial Purchaser (i.e., Senior Housing Properties Trust) and any Permitted Assignees hereunder, (i) the term “Purchaser” as used in this Agreement shall be deemed to include the initial Purchaser and any permitted designee of the initial Purchaser and (ii) Purchaser or its Permitted Assignee(s) may assign Purchaser’s rights under this Agreement to any mortgagee on either or both Properties or any lender of Purchaser.  Further, from and after the Closing, and without limiting the liability of Purchaser and any Permitted Assignee hereunder, Purchaser or its Permitted Assignee(s) may assign its rights and obligations under this Agreement without restriction, provided, however, Purchaser or its Permitted Assignee(s) may not assign its rights and obligations under this Agreement to any purchaser of either or both of the Properties (other than an entity wholly-owned and controlled by Senior Housing Properties Trust) within six (6) months after the Closing without first obtaining Seller’s prior written consent, which may be granted or withheld in Seller’s sole discretion.  Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

Section 12.4                            Waiver.  The excuse or waiver of the performance by a Party of any obligation of the other Party under this Agreement shall only be effective if evidenced by a written statement signed by the Party so excusing or waiving.  No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

Section 12.5         Governing Law.  This Agreement shall be governed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws principles thereof.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Any legal action or proceeding with respect to this Agreement or any of the transactions contemplated herein may be brought in the courts of the Commonwealth of Massachusetts located in the County of Suffolk or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Agreement, each of the Parties hereto hereby accepts generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.  Each of the Parties hereto hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

Section 12.6         Counterparts.  This Agreement may be executed, including executed by facsimile or electronic signature, in any number of counterparts and it shall be sufficient that the signature of each Party appear on one or more such counterparts.  All counterparts shall collectively constitute a single agreement.  A facsimile or electronic signature to this Agreement shall be sufficient to prove the execution hereby by any Person.

Section 12.7         Notices.  Except as otherwise expressly provided in Section 5.1, all notices or other communications required or permitted to be sent by any Party shall be in writing and shall be delivered (i) by United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, (ii) by any nationally known overnight delivery service for next day delivery, (iii) in person or (iv) by facsimile or electronic mail (in .PDF format) with an original of such notice or other communication sent via overnight delivery, in each case addressed as follows:

If to Seller:	Eleven Fan Pier Boulevard LLC
Fifty Northern Avenue LLC
c/o The Fallon Company LLC
One Marina Park Drive
Boston, Massachusetts 02210
	Attention:	Joseph F. Fallon
Myrna Putziger, Esq.
	Facsimile:	617-737-4101
	Email:	jfallon@falloncompany.com
mputziger@falloncompany.com

with a copy to:	Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard, Suite 200
Glastonbury, Connecticut 06033
	Attention:	Northeast Regional Director

	Facsimile:	860-368-2828
	Email:	sgould@cornerstoneadvisers.com

with an additional
copy to:	DLA Piper LLP (US)
33 Arch Street
Boston, Massachusetts 02110
	Attention:	John E. Rattigan, Jr., Esq.
	Facsimile:	617-406-6157
	Email:	john.rattigan@dlapiper.com

and:	Day Pitney LLP
242 Trumbull Street
Hartford, Connecticut 06013
	Attention:	James A. McGraw, Esq.
	Facsimile:	860-881-2467
	Email:	jamcgraw@daypitney.com

If to Purchaser:	Senior Housing Properties Trust
Two Newton Place
255 Washington Street
Newton, Massachusetts 02458
	Attention:	David J. Hegarty
	Facsimile:	617-796-8349
	Email:	dhegarty@reitmr.com

with a copy to:	Sullivan and Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
	Attention:	Louis A. Monti, Esq.
	Facsimile:	617-338-2880
	Email:	lmonti@sandw.com

If to Escrow Agent:	At the address set forth in the Escrow Agreement.

If to Developer:	Fan Pier Development LLC
c/o The Fallon Company LLC
One Marina Park Drive
Boston, Massachusetts 02210
	Attention:	Joseph F. Fallon
Myrna Putziger, Esq.
	Facsimile:	617-737-4101
	Email:	jfallon@falloncompany.com
mputziger@falloncompany.com

with a copy to:	Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard, Suite 200

Glastonbury, Connecticut 06033
	Attention:	Northeast Regional Director
	Facsimile:	860-368-2828
	Email:	sgould@cornerstoneadvisers.com

with an additional
copy to:	DLA Piper LLP (US)
33 Arch Street
Boston, Massachusetts 02110
	Attention:	John E. Rattigan, Jr., Esq.
	Facsimile:	617-406-6157
	Email:	john.rattigan@dlapiper.com

and:	Day Pitney LLP
242 Trumbull Street
Hartford, Connecticut 06013
	Attention:	James A. McGraw, Esq.
	Facsimile:	860-881-2467
	Email:	jamcgraw@daypitney.com

Any address or name specified above may be changed by notice given to the addressee by the other Party in accordance with this Section 12.7.  A notice or other communication shall be deemed to have been given on the earlier of (a) the date received by the addressee of such notice or other communication, (b) the date of delivery, refusal or non-delivery of such notice or other communication indicated on the return receipt or (c) with respect to a notice or other communication delivered in the manner described in clause (iv) of this Section 12.7, on the date of the transmission of the facsimile or electronic mail so long as it is received in its entirety by 5:00pm local time in Boston, Massachusetts on such day and the original of such notice is received the next Business Day via overnight delivery in the manner described in clause (iv) of this Section 12.7.  The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.  Any notice to be given by any Party hereto may be given by the counsel for such Party.

Section 12.8         Attorneys’ Fees.  In the event of a proceeding or action by one Party against the other Party with respect to the interpretation or enforcement of this Agreement, the prevailing Party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level.  The prevailing Party shall be determined by the court based upon an assessment of which Party’s major arguments or position prevailed.

Section 12.9         IRS Real Estate Sales Reporting.  Purchaser and Seller hereby agree that the Escrow Agent shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

Section 12.10       Time Periods.  Any reference in this Agreement to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years, as applicable.  In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

Section 12.11       Modification of Agreement.  No modification of this Agreement shall be deemed effective unless expressly provided for herein or in writing expressly purporting to modify or amend this Agreement and signed by both Seller and Purchaser.

Section 12.12       Descriptive Headings; Word Meaning.  The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein”, “hereinafter”, “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

Section 12.13       Time of the Essence.  Time is of the essence of this Agreement and all covenants and deadlines hereunder.  Without limiting the foregoing, Purchaser and Seller hereby confirm their intention and agreement that time shall be of the essence of each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement.  The agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement shall not be waived or modified by any conduct of the Parties, and the agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement may only be modified or waived by the express written agreement of Purchaser and Seller that time shall not be of the essence with respect to a particular date or time period, or any modification or extension thereof, which is provided under this Agreement.

Section 12.14       Construction of Agreement.  This Agreement shall not be construed more strictly against one Party than against another merely by virtue of the fact that it may have been prepared primarily by counsel for one of the Parties, it being recognized that each of Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.  Other than contemporaneous instruments executed and delivered of even date, if any, this Agreement contains all of the agreements between the Parties relating in any way to the premises and supersedes all prior agreements and dealings between them.  There are no oral agreements between the Parties relating to this Agreement or the premises.  The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision.  Unless a Party’s approval or consent is required by the express terms of this Agreement not to be unreasonably withheld, such approval or consent may be withheld in the Party’s sole discretion.  Nothing herein shall be construed as creating the relationship between the Parties of principal and agent, or of partners or joint venturers or any relationship other than seller and buyer.  This Agreement and all consents, notices, approvals and all other related documents may be reproduced by any Party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each Party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible.  If any payment in the nature of interest provided for in this Agreement shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment.

Section 12.15       Limitations on Liability.  Notwithstanding anything to the contrary in this Agreement, and subject always to any additional limitations on Seller’s liability set forth elsewhere in this Agreement: (a) Purchaser’s recourse against Seller under this Agreement or any agreement, document, certificate or instrument delivered by either Seller hereunder, or under any law, rule or regulation relating to the Property, shall be limited to such Seller’s interest in the Property (or, following the Closing, to the net proceeds of the sale of the Property actually received by such Seller) and (b) in no event shall any of the Seller Parties have any personal liability for the acts, omissions, obligations or liabilities of Seller hereunder or otherwise, except that if and only if Purchaser is unable to satisfy an enforceable judgment obtained by Purchaser against Seller under this Agreement by recourse to Seller, Purchaser shall be entitled to enforce such judgment against Developer, a member of the sole members of each of the respective Sellers, and Developer hereby joins in this Agreement for the limited purpose of confirming the same.  For purposes of this Section 12.15, no negative capital account or any contribution or payment obligation of any partner or member of Seller shall constitute an asset of Seller.  Except to the extent set forth in Section 6.1, the acceptance of the Deeds and all other performance of Seller at the Closing shall constitute full performance of all of Seller’s respective obligations hereunder other than the Surviving Obligations.

Section 12.16       Severability.  The Parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions.  If, however, any provision in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all Parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the Parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the Parties under the remainder of this Agreement shall continue in full force and effect.

Section 12.17       No Recording.  The provisions hereof shall not constitute a lien on the Property.  Neither Purchaser nor its agents or representatives shall record or file this Agreement or any notice or memorandum hereof in any registry of deeds or registry district of the Land Court except for any lis pendens filed in connection with a breach of this Agreement by Seller beyond applicable notice and cure periods, if any.  If Purchaser breaches the foregoing provision, this Agreement shall, at either Seller’s election, terminate, and Seller shall retain the Deposit in accordance with Section 11.3 in addition to such other remedies Seller may have at law or in equity.  Purchaser hereby irrevocably appoints each Seller as its true and lawful attorney-in-fact, coupled with an interest, for the purpose of executing and recording such documents and performing such other acts as may be necessary to terminate any recording or filing of this Agreement in violation of this provision.

Section 12.18       No Implied Agreement.  Neither Seller nor Purchaser shall have any obligations in connection with the transaction contemplated by this Agreement unless each of Seller and Purchaser, each acting in its sole discretion, elects to execute and deliver this Agreement to the other Parties.  No correspondence, course of dealing or submission of drafts or final versions of this Agreement between Seller and Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of Seller or Purchaser shall arise unless and until this Agreement is fully executed by each of Seller and Purchaser.  Once executed and delivered by Seller and Purchaser, this Agreement shall be binding upon them notwithstanding the failure of Escrow Agent or any broker or other Person to execute this Agreement.

Section 12.19       Environmental Release by Purchaser.  Without limiting any provision in this Agreement, Purchaser, for itself and any of its successors and assigns and their affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action (whether based on contract, statutory rights, common law or otherwise) against, any Seller Party with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, obligations, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Authority), including, without limitation, attorneys’ and experts’ fees and expenses, and investigation and remediation costs, that may arise by reason of states of fact existing as of the Closing Date at the Property or any portion thereof including, without limitation, the physical, environmental and structural condition of the Property as of the Closing Date or any law or regulation applicable thereto, or any other matter relating to the use, presence or discharge of Hazardous Materials on, under, in, above or about the Property prior to the Closing Date; provided, however, that the release set forth in this Section 12.19 is not intended and shall not be construed to affect or impair (i) any rights or remedies that Purchaser may have against Seller or any of the other Seller Parties as a result of a breach of any of the Seller Representations or of any covenant of Seller or any of the other Seller Parties expressly set forth in this Agreement or in any document executed and delivered by such Seller or Seller Party at Closing that expressly survives the Closing, subject to the terms and limitations on Seller’s liability as set forth elsewhere in this Agreement or (ii) any continuing rights, obligations or other matters with respect to any Seller Party arising from and after the Closing.  For purposes of this Agreement, the term “Hazardous Materials” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or other material that is hazardous, toxic, ignitable, corrosive, carcinogenic or otherwise presents a risk of danger to human, plant or animal life or the environment or that is defined, determined or identified as such in any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated) and any judicial or administrative order or judgment, in each case relating to the protection of human health, safety and/or the environment, including, but not limited to, any materials, wastes or substances that are included within the definition of (A) “hazardous waste” in the federal Recourse Conservation and Recovery Act; (B) “hazardous substances” in the federal Comprehensive Environmental Response, Compensation and Liability Act; (C) “pollutants” in the federal Clean Water Act; (D) “toxic substances” in the federal Toxic Substances Control Act; (E) “oil or hazardous materials” in the laws or regulations of any state or commonwealth, and (F) any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

Section 12.20       Indemnification Procedures.

(a)           For purposes of this Section 12.20, the term “Asserting Party” shall mean the party against whom a Claim is asserted and who seeks indemnification under this Agreement, and the term “Defending Party” shall mean the party from whom indemnification is sought under this Agreement.

(b)           If a Claim is made against the Asserting Party which the Asserting Party believes to be covered by the Defending Party’s indemnification obligation under this Agreement, the Asserting Party shall promptly notify the Defending Party of the Claim and, in such notice, shall offer to the Defending Party the opportunity to assume the defense of the Claim within ten (10) Business Days after receipt of the notice (with counsel reasonably acceptable to the Asserting Party).  If the Defending Party timely elects to assume the defense of the Claim, the Defending Party shall do so on behalf of both the Asserting Party and the Defending Party, unless both the Asserting Party and the Defending Party are named in the same litigation and representation of both of them by the same counsel would be inappropriate.

(c)           If the Defending Party timely elects to assume the defense of the Claim, the Defending Party shall have the right to settle the Claim on any terms it considers reasonable as long as the settlement shall not require the Asserting Party to render any performance or pay any consideration without its consent and provides for an unconditional release from all liability with respect to such Claim of the Asserting Party.

(d)           If the Defending Party fails timely to elect to assume the defense of the Claim, or if the Defending Party timely elects to assume the defense of the Claim but thereafter fails to defend the Claim with diligence and continuity, the Asserting Party shall have the right, after giving prior written notice to the Defending Party, to take over the defense of the Claim and to settle the Claim on any terms it considers reasonable.  Any such settlement shall be valid as against the Defending Party.

(e)           If the Defending Party assumes the defense of a Claim, the Asserting Party may employ its own counsel but such employment shall be at the sole expense of the Asserting Party.  If the Defending Party assumes the defense of a Claim but the same counsel may not represent both the Asserting Party and the Defending Party, or if the Defending Party fails timely to assume the defense of the Claim or, after having elected to assume the defense fails to defend the Claim with diligence and continuity, the Asserting Party may employ its own counsel and such employment shall be at the sole expense of the Defending Party.

(f)            Whether or not the Defending Party elects to assume the defense of a Claim, the Defending Party shall cooperate with the Asserting Party in the defense of the Claim.  If the Defending Party elects to assume the defense of a Claim, the Asserting Party will cooperate with the Defending Party in such defense.

(g)           If the Asserting Party is obligated to pay amounts for which it is entitled to be indemnified hereunder, then Defending Party shall be obligated, unless such amounts shall be reimbursed to the Asserting Party within ten (10) days after demand therefor, to pay interest on such amounts thereafter until paid at a per annum rate equal to 2% above the rate announced as its “prime rate” by Citibank, N.A. (or any successor bank thereto).

(h)           If the Asserting Party is obligated to perform repairs or other work in connection with any Claims for which it is entitled to indemnification hereunder then, except in the case of any emergency situation which involves immediate threat of damage or injury to persons or property (as to which no such notice shall be required to be given until the earliest practicable opportunity), the Asserting Party shall give a written notice to Defending Party setting forth the general nature of such repairs or other work and, if the Defending Party fails to commence or, in the case of the foregoing emergency situation assume the continuation of such repairs or other work within ten (10) days after such written notice or, having commenced such repairs or other work, fails to diligently prosecute such repairs or other work to completion, then such Asserting Party shall be entitled to (and shall at all times) perform such repair or other work in a manner which a reasonable and prudent owner of properties similar to the Property located where such Property is located would cause such work to be performed.

(i)            The provisions of this Section 12.20 shall survive the Closing or termination of this Agreement for so long as and be applicable to any indemnity herein that survives the Closing or termination of this Agreement.

Section 12.21       Allocation of Liability.  Except as otherwise expressly set forth in this Agreement and subject to the limitations expressly provided in this Agreement, it is expressly understood and agreed that each Seller shall be liable to third parties for, and shall indemnify, defend and hold harmless Purchaser from and against, any and all obligations, claims, losses, damages, liabilities, and expenses arising out of events, contractual obligations, acts, or omissions of such Seller that occurred in connection with the construction, development, ownership or operation of the Property prior to the Closing, and Purchaser shall be liable to third parties for, and shall indemnify, defend and hold harmless the Seller from and against, any and all obligations, claims, losses, damages, liabilities and expenses arising out of events, contractual obligations, acts, or omissions of Purchaser that occur in connection with the construction, development, ownership or operation of the Property after the Closing.

Section 12.22       Liability of Seller.  Until 11 Fan Pier Seller’s and 50 Northern Seller’s financing encumbering its respective Property is discharged, 11 Fan Pier Seller and 50 Northern Seller shall not be jointly and severally liable with the other for any obligations and liabilities of each other, of Seller or of Sellers under this Agreement.  Upon the discharge of such financing, which is required to happen on or before the Closing Date in accordance with this Agreement, each of 11 Fan Pier Seller and 50 Northern Seller shall be (i) severally liable for its own obligations and liabilities as Seller under this Agreement to the extent covered by any available insurance proceeds associated with such obligations and/or liabilities and (ii) jointly and severally liable with the other for any other remaining obligations and liabilities of each other and of Seller and Sellers under this Agreement.

Section 12.23       Financials.  Seller shall provide Purchaser with reasonable access to the books and records of Seller with respect to the Property for purposes of preparing audited financial statements in accordance with the requirements of Regulation S-X, Rule 3-14 of the SEC, such financial statements to be prepared at Purchaser’s sole cost and expense.  Seller shall provide Purchaser or its accountants with such certifications and representations as to such books and records as Purchaser or its accountants shall reasonably require in order to enable Purchaser or its accountants to prepare such audited financial statements.  Purchaser shall be responsible for all costs or expenses reasonably incurred by Seller in connection with the preparation of such certifications and representations.

Section 12.24       Further Assurances.  In case at any time after the Closing Date any reasonable further action is necessary to carry out the purposes of this Agreement, including, without limitation, the transfer of the Property to Purchaser and obtaining all customary post-closing consents, Seller and Purchaser will take or cause to be taken such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all without further consideration.

Section 12.25       Statement of Limited Liability.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST.  ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 12.26       Survival.  Except as otherwise expressly provided in this Article 12, the provisions of this Article 12 shall survive Closing or any earlier termination of this Agreement.

[The balance of this page has intentionally been left blank.  Signature pages follow.]

IN WITNESS WHEREOF, Seller and Purchaser hereto have executed this Agreement as of the date first written above.

SELLER:

50 NORTHERN SELLER:

FIFTY NORTHERN AVENUE LLC,
a Delaware limited liability company

By:	50 Northern Avenue Member LLC,
its sole member

	By:	Massachusetts Mutual Life Insurance Company, a member

		By:	Cornerstone Real Estate Advisers LLC, its authorized agent

			By:	/s/ Stephen H. Gould
Name: Stephen H. Gould
Title: Vice President

11 FAN PIER SELLER:

ELEVEN FAN PIER BOULEVARD LLC,
a Delaware limited liability company

By:	11 Fan Pier Boulevard Member LLC,
its sole member

	By:	Massachusetts Mutual Life Insurance Company, a member

		By:	Cornerstone Real Estate Advisers LLC, its authorized agent

			By:	/s/ Stephen H. Gould
Name: Stephen H. Gould
Title: Vice President

[Signatures continued on following pages]

[Signature Page to Purchase and Sale Agreement]

PURCHASER:

SENIOR HOUSING PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ David J. Hegarty
Name: David J. Hegarty
Title: President

[Signature Page to Purchase and Sale Agreement]

JOINDER

The undersigned Fan Pier Development LLC, a Delaware limited liability company, hereby joins this Agreement for the limited purposes set forth in Sections 8.4(f), 9.3(c), 9.3(d), 9.3(e), 9.4 and 12.15 hereof.

FAN PIER DEVELOPMENT LLC,
a Delaware limited liability company

By:	Cornerstone Real Estate Advisers LLC,
a Delaware limited liability company,
its manager

	By:	/s/ Stephen H. Gould
Name: Stephen H. Gould
Title: Vice President

[Signature Page to Joinder]

JOINDER

The undersigned Holliday Fenoglio Fowler, L.P., a Texas limited partnership, hereby joins this Agreement for the limited purposes set forth in Section 10.1 hereof.

HOLLIDAY FENOGLIO FOWLER, L.P.,
a Texas limited partnership

By:	/s/ Coleman Benedict
Name: Coleman Benedict
Title: Senior Managing Director

[Signature Page to Joinder]

RECEIPT BY ESCROW AGENT

This Agreement, fully executed by both Seller and Purchaser, has been received by the Escrow Agent this 10th day of February, 2014 and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to it.

ESCROW AGENT

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Natalie E. Bray
Name: Natalie E. Bray
Title: AVP/Counsel

[Signature Page to Receipt by Escrow Agent]

The following exhibits and schedules to this agreement have been omitted. The Company agrees to furnish supplementally copies of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

EXHIBIT A-1

50 Northern Land Legal Description

EXHIBIT A-2

11 Fan Pier Land Legal Description

SCHEDULE 1.1-A

City/BRA Agreements

SCHEDULE 1.1-B

Fan Pier Logo

SCHEDULE 1.1-C

Form of Boat Building Lease

SCHEDULE 1.1-D

Brokerage Agreements

SCHEDULE 1.1-E

Form of Cafeteria Lease

SCHEDULE 1.1-F

Contracts

SCHEDULE 1.1-G

Form of Final Completion Assignment Agreement

SCHEDULE 1.1-H

Form of Final Lien Waiver

SCHEDULE 1.1-I

Listed Permits

SCHEDULE 1.1-J

Rent Roll

SCHEDULE 1.1-K

Reports

SCHEDULE 1.1-L

Form of Starbucks Lease

SCHEDULE 1.1-M

Form of Water Transportation Contribution Escrow Agreement

SCHEDULE 3.1

Form of Escrow Agreement

SCHEDULE 4.1

Certain Permitted Exceptions

SCHEDULE 6.1(C)

Form of Vertex Estoppel

SCHEDULE 6.1(D)

Form of Tenant/Seller Estoppel

SCHEDULE 6.1(E)(I)

Form of Final Completion Certificate

SCHEDULE 6.1(F)-1

Form of Declaration Estoppel (Off-Record)

SCHEDULE 6.1(F)-2

Form of Declaration Estoppel (Recordable)

SCHEDULE 6.1(G)

Form of Garage REA Estoppel

SCHEDULE 6.1(R)

Form of IDAA Assignment and Assumption Agreement

SCHEDULE 7.3(A)(IV)

50 Northern Seller Disclosures

SCHEDULE 7.3(B)

50 Northern Property Disclosures

SCHEDULE 7.4(A)(IV)

11 Fan Pier Seller Disclosures

SCHEDULE 7.4(B)

11 Fan Pier Property Disclosures

SCHEDULE 8.2(A)-1

Form of 50 Northern Deed

SCHEDULE 8.2(A)-2

Form of 11 Fan Pier Deed

SCHEDULE 8.2(E)

Form of Assignment and Assumption Agreement

SCHEDULE 9.2(C)-1

Form of 11 Fan Pier Master Lease

SCHEDULE 9.2(C)-2

Form of 50 Northern Master Lease

SCHEDULE 9.3(C)

Form of Declaration Delegation

SCHEDULE 9.3(D)

Form of Garage REA Delegation

SCHEDULE 9.3(E)

Form of IDAA Delegation